As Filed With the Securities and Exchange Commission on January 6, 2010


                                Registration No.
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                 Amendment No. 2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MOMENTUM HEALTHCARE SERVICES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)

          Delaware                       7375                     26-4674273
________________________________________________________________________________
(State or jurisdiction of      (Primary Standard Industrial   (IRS Employer
incorporation or organization) Classification Code Number)Identification Number)


                           3 Church Circle, Suite 130

                                  Annapolis, MD
                                      21401
                             Telephone 410-919-7571
                             Facsimile 443-403-2481
        _________________________________________________________________
          (Address, including zip code, Telephone and Facsimile Number including area code, of Registrant's Principal Executive Offices)

                              2682 Claibourne Road
                               Annapolis, MD 21403
                             Telephone 410-280-6685
                                Fax: 443-403-2481
             ______________________________________________________
             (Name, Address including zip code and Telephone Number
               including area code of Resident Agent for Services)

                                   Copies to:
                         Diane D. Dalmy, Attorney at Law
                              8965 W. Cornell Place
                               Lakewood, CO 80227

                             Telephone: 303-985-9324
                             Facsimile: 303-988-6954
                           Email: ddalmy@earthlink.net

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of the Registration Statement. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting Company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting Company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer [ ]
Smaller reporting Company [X]
(Do not check if a smaller reporting Company)


                         CALCULATION OF REGISTRATION FEE

=====================================================================================

                                                  Proposed Maximum
Title of Each                                      Aggregate        Proposed Maximum
Class of Securities      Number of Shares          Offering Price          Aggregate                Amount of
To be Registered         to be Registered           Per Share(1)        Offering Price(1)     Registration Fee

______________________________________________________________________________________________________________


Common Stock,
$.001 par value            6,000,000                  $5.00             $30,000,000                 $1,674

______________________________________________________________________________________________________________

Total Registration Fee                                  --                  $1,674
=====================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=========================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS



                  SUBJECT TO COMPLETION, DATED JANUARY 6, 2010


                       MOMENTUM HEALTHCARE SERVICES, INC.

                    6,000,000 SHARES OF CLASS A COMMON STOCK



This prospectus relates to the sale of an aggregate of 6,000,000 shares of Class A Common Stock on a best efforts basis, with a fixed selling price of $5.00 per share and accepted by the Board of Directors, for the duration of the offering, no minimum purchase of shares and an offering period of 9 months from the date of this prospectus, or such shorter period as our Board of Directors may determine. These securities will be offered for in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." There is currently no market for the shares and our securities are not listed on any exchange or quotation service.

We will receive all of the proceeds from the sale of these shares. We will pay all expenses, including brokerage expenses, fees, discounts and commissions incurred in connection with the offering described in this prospectus, if any. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."


AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" on page 6 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is January 6, 2010 .

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

                                   SAFE HARBOR

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price, as well as the assumptions on which such expectations are based, and future operations are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, ability to service debt obligations, regulatory and legal matters and uncertainties and other risk factors described herein. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................6

DEFINITIONS....................................................................8

THE OFFERING..................................................................12

DETERMINATION OF OFFERING PRICE...............................................13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................14

RISK FACTORS..................................................................14

USE OF PROCEEDS TO ISSUER.....................................................35

DILUTION......................................................................38

NO MARKET FOR MOMENTUM SHARES.................................................39

PLAN OF DISTRIBUTION..........................................................39

DIVIDEND POLICY...............................................................41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS..................................................41

DISCUSSION OF THE INDIAN HOSPITAL AND HEALTHCARE INDUSTRY.....................55

DISCUSSION OF THE MEDICAL TRANSCRIPTION INDUSTRY..............................57

DISCUSSION OF MEDICAL BILLING INDUSTRY........................................58

DISCUSSION OF THE HEALTHCARE IT INDUSTRY......................................60

CASH AND CAPITALIZATION.......................................................63

PLAN OF OPERATIONS............................................................65

PROJECTED FINANCIAL STATEMENTS................................................65

BUSINESS FACILITIES...........................................................66

COMPETITION...................................................................66

ADVANTAGES OF COMPETITORS OVER US.............................................68

RESEARCH AND DEVELOPMENT......................................................68

EMPLOYEES.....................................................................68

INDEPENDENT DIRECTORS.........................................................68

MANAGEMENT....................................................................69

MANAGEMENT AND DIRECTOR BIOGRAPHIES...........................................70

PROSPECTIVE INDEPENDENT DIRECTOR BIOGRAPHIES..................................72

AUDIT COMMITTEE...............................................................73

COMPENSATION COMMITTEE........................................................74

NOMINATING COMMITTEE..........................................................74

RECENT SALES OF UNREGISTERED SECURITIES.......................................74

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.............................75

PROMOTERS AND CERTAIN CONTROL PERSONS.........................................75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................75

DESCRIPTION OF CAPITAL STOCK..................................................77

REMUNERATION OF DIRECTORS AND OFFICERS........................................79

RELATED PARTY TRANSACTIONS....................................................79

STOCK INCENTIVE PLAN..........................................................81

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
   CHANGE-IN-CONTROL ARRANGEMENTS.............................................81

SHARES ELIGIBLE FOR FUTURE SALE...............................................81

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
   SECURITIES ACT LIABILITIES.................................................81

LEGAL MATTERS.................................................................82

EXPERTS.......................................................................82

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................82

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
   AND FINANCIAL DISCLOSURE...................................................84

AVAILABLE INFORMATION.........................................................84

REPORTS TO SECURITY HOLDERS...................................................84

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.......................84

RECENT SALES OF UNREGISTERED SECURITIES.......................................92

EXHIBITS......................................................................93

UNDERTAKINGS..................................................................94

MARKET FOR COMMON EQUITY AND RELATED SECURITIES MATTERS.......................96

SIGNATURES....................................................................96

EXHIBIT INDEX.................................................................97

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU ARE URGED TO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES.

                       MOMENTUM HEALTHCARE SERVICES, INC.

THE COMPANY

Momentum Healthcare Services, Inc. was founded under the name Dennis Healthcare Solutions, Inc., in the State of Delaware on April 15, 2009. The Company is in the business of building for-profit hospitals and clinics in India, and providing healthcare services to healthcare organizations in the United States and India. Momentum plans to provide business process outsourcing, healthcare support services and Healthcare Information Technology, including electronic medical records, and to serve as an application service provider to hospitals, clinics and doctor's offices throughout the World.


Momentum is in the development stage and has a history of operations limited to negotiating and closing relationships with other companies, but our operations have not involved any revenue to date. We presently do not have all of the funding we require to execute our business plan or build name recognition. Provided we are successful with this offering, we plan to continue to raise additional capital at future dates to fund acquisitions and organic growth. Such raises of additional capital may prove to be dilutive.


GENERAL INTRODUCTION


Momentum Healthcare Services, Inc. is in its development stage. The Company has yet to generate revenue. Since its inception on April 15, 2009 through September 30, 2009 Momentum has incurred losses of $250,370. As of September 30, 2009 the Company had assets totaling $180 in cash. Further investments have been made into the Company and expenses have been incurred since September 30, 2009, and these are disclosed in Note H - Subsequent Events of our September 30, 2009 financial statement below.


We expect to continue to incur losses for several years. We do not expect to generate sufficient revenue to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We anticipate raising capital necessary to fund our business through the sale of equity securities although there is no certainty that we may be able to raise the required funds (See "Plan of Operation").

Our independent auditors, EFP Rotenberg, LLP, have added an explanatory comment to their report on the audit of our financial statements for the period ended June 30, 2009, stating that our development stage loss, no revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether.


The Company's principal address is at 3 Church Circle, Suite 130, Annapolis, MD 21401. The Company's telephone is 410-919-7571 and facsimile is 443-403-2481.

DEFINITIONS

Management believes that it is necessary to understand certain terminology in order to understand this Prospectus. The following terms are therefore defined in order to facilitate reading of this Prospectus:

AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009. Legislation passed by the United States Congress and signed by the President, which provides for financial benefits to healthcare organizations installing healthcare information technology systems prior to 2015. This legislation has many other provisions not relevant to this filing.

APPLICATION SERVICE PROVIDER ALSO REFERRED TO AS ASP. An Application Service Provider or ASP is a company that hosts services, products and applications on their server, normally at a site outside the premises of the user. Individuals then can purchase a subscription to access those services, products and applications hosted on the server. Momentum intends to provide this service for market research.? This service is also sometimes referred to as Software As A Service or SaaS. Momentum intends to provide Healthcare Information Technology services as

ARRA. See American Recovery and Reinvestment Act of 2009.

ASP. See Application Service Provider.

BPO. See Business Process Outsourcing.

BUSINESS PROCESS OUTSOURCING (BPO). Business process outsourcing is a form of outsourcing that involves the contracting of the operations and responsibilities of a specific business functions (or processes) to a third-party service provider. In our case, Momentum intends to provide the business functions for hospitals and doctors' offices.

CBAY. CBay is an abbreviation for CBay Systems, Ltd., and its affiliated companies.

CCHIT. See Certification Commission for Healthcare Information Technology.

CERTIFICATION COMMISSION FOR HEALTHCARE INFORMATION TECHNOLOGY (CCHIT). CCHIT is a private not-for-profit organization that serves as a recognized U.S. certification authority for electronic health records and the networks through which they operate.

GCI. ABBREVIATION FOR GCI MSC SDN BHD, A MALAYSIAN CORPORATION WITH WHICH MOMENTUM HAS ENTERED INTO AN AGREEMENT. BESIDES THE FIRST THREE LETTERS, WHICH STAND ON THEIR OWN, THE REMAINDER OF THE NAME, MSC SDN BHD, STAND FOR MULTIMEDIA SUPER CORRIDOR PRIVATE LIMITED.

HEALTHCARE IT. Healthcare Information Technology, relating to all computerization of healthcare facilities, including electronic medical records, patient care systems, clinical support systems, clinical systems, materials management, assets management, financial systems, business office systems, and human resources.

HL7. HEALTH LEVEL 7 IS AN COMPUTER INTERFACE STANDARD FOR EXCHANGING AND TRANSFERRING HEALTH DATA BETWEEN DIVERSE COMPUTER SYSTEMS.

INTEROPERABILITY. As it relates to this document and the Healthcare IT Industry, interoperability means the ability of various computer systems to operate with one another.

ICD-9 AND ICD-10. Codes used for the International Classification of Disease 9th and 10th editions standardize the classification of disease, injuries, and causes of death, by cause and location on the body, each codified into a 6-digit number, which allows clinicians, statisticians, politicians, health planners and others to speak a common language, both in the United States and internationally.

JAVA. A programming language developed for the worldwide web. One of the guiding principles of Java was that every computer system would implement it in a standard way, which meant that, in theory, any software written in Java can run unmodified on any computer system. It turned out there were practical limitations to this concept, but it provided the impetus for the creation of a standardized set of infrastructure software components, called J2EE (Java 2 Platform Enterprise Edition), which today forms the basis of many of the leading web systems software platforms. Sun Microsystems owns and co-ordinates the development of Java, J2EE, and the client specifications J2SE (Standard Edition) and J2ME (Micro Edition).

MODULE. A unique piece of software meant to handle one specific part of a comprehensive Healthcare IT system. The electronic medical records module or the pharmacy module are examples.

MOMENTUM. Momentum is an abbreviation for Momentum Healthcare Services, Inc., which is the registrant in this Registration Statement.

NON-RESIDENT INDIAN. An Indian citizen who has migrated to another country, a person of Indian ethnic origin who is born outside India, or a person of Indian origin who resides outside India. Other terms with the same meaning are OVERSEAS INDIAN and EXPATRIATE INDIAN. In common usage, NRI often includes Indian-born individuals (and also people of other nations with Indian ancestry) who have taken the citizenship of other countries.

NRI. SEE NON-RESIDENT INDIAN.

SAAS. See Application Service Provider.

SERVER. A server computer, sometimes called an enterprise server, is a computer system that provides essential services across a network, to private users inside a large organization or to public users in the . Many servers have dedicated functionality such as web servers, print servers, and database servers. Enterprise servers are known to be very fault tolerant, for even a short-term failure can cost more than purchasing and installing the system. For example, it may take only a few minutes' down time at a hospital to cause the death of a patient, thereby justifying the expense of entirely replacing the system with a more reliable system.

SOFTWARE AS A SERVICE ALSO REFERRED TO AS SAAS.  See Application Service
Provider.

THIN CLIENT. An electronic device, such as a cell phone, which has some of the features of a lap top computer, but lacks the computer storage and variety of applications typical in a full computer system. A thin client relies on the computing power and storage of a server computer in a different location.

UNIEMR. Abbreviation for Universal EMR Solutions LLC, a New York limited liability corporation with which Momentum has entered into an agreement.

VERSIONING. Versioning is the process of updating versions of software. When several different pieces of software rely on one another, updating the version of one piece of software may impact the performance of the other pieces of software on which it relies.

BUSINESS DEVELOPMENT


The Company started in April 2009. The Company is in the business of building for-profit hospitals and clinics in India, and providing services to healthcare organizations in the United States and India. We intend to serve as a Healthcare IT application service provider and business process outsourcer of Medical Transcription and Medical Billing to hospitals, clinics and doctor's offices throughout the World. We have not yet ever built a hospital or clinic in India or anywhere else, but Seshu Kumar, Donald Conover, and K.J. Dennis to have real estate development and building experience in non-healthcare contexts. With respect to our other businesses, Donald Conover, Seshu Kumar, Anoop Sivadasan, Mary Louise Wisniewski, Kendall Tant, and John Thompson do have extensive experience with business process outsourcing and Healthcare IT, but they have not yet entered into delivery contracts on behalf of Momentum. Negotiations with landowners in India and prospective clients in the United States have been initiated in all of our businesses. To date, the discussion with landowners other than Mr. K.J. Dennis have been informal and preliminary. In these cases, while landowners have expressed interest in Momentum building a hospital on their site, landowners have indicated that they prefer to see this offering effective before they are prepared to enter into detailed negotiations. Except for the parcel of land contracted with Dennis Steels Pvt. Ltd., all other parcels will be acquired from unrelated third parties. See Exhibit 10.1 for the contract related to the parcel for which we have already contracted.

The Company intends to enter into distribution agreements with business process outsourcing suppliers in India and other countries outside the United States as well as develop healthcare information system software outside of the United States. While everyone mentioned in the previous paragraph has experience with many companies in these fields, no contracts of supply have yet been finalized on behalf of Momentum.

Management intends to pursue its various businesses with equal attention, emphasizing one over another on given days, as opportunities and executive responsibilities present themselves. The purchasing officers for our services to the healthcare industry tend to be the same individual, allowing us to offer our range of services in each sales call.

At this point in time we are focusing on a single hospital project at Arakkonam in the State of Tamil Nadu, India. Our contract to purchase the land for this project is attached hereto as Exhibit 10.1. This contract contains several contingencies, including a requirement that this offering succeed is raising $10 million.


SUMMARY OF UNIQUE FEATURES OF THE COMPANY


Momentum intends to build hospitals and clinics in India to address some of the startling deficiencies of the Indian healthcare system using finance developed in United States public markets, and in debt and equity markets throughout the World, including India. Momentum will use its registered Class A Common Stock to acquire land from landowners in India. Management believes that there are willing landowners based on the agreement with Dennis Steels Pvt. Ltd., which is made a part hereof as Exhibit 10.1, and based on discussions with other landowners, in which it has been noted that where landowners possess property in excess of the land needed for a hospital, their other lands will increase in value based on the addition of a major infrastructure investment such as a hospital in close proximity. Management believes that, once Momentum owns a piece of property within one of its subsidiaries, the State Bank of India or other local banks will be willing to finance the construction loan for up to 75% of the value of the building. The balance of the money necessary for building construction will be solicited from local high net worth individuals, other interested parties such as pharmaceutical companies, or the funds may be provided from cash available to Momentum from this offering. Once the structures are financed, management believes that U.S. ExIm Bank financing will be available to subsidize the equipping of the hospital with high quality U.S. capital equipment. We plan to operate each hospital through agreements entered into with various healthcare professionals, who we plan to solicit from the international healthcare community, as well as from India itself. Each hospital subsidiary will be treated as a separate legal entity, with its own financing strategies and governance, depending upon negotiations in each individual case. Management believes that such facilities will enjoy their own profitability, but they will also provide Momentum with additional outlets for its Healthcare IT and business process outsourcing services.

According to the Government of India's ECONOMIC SURVEY 2008-09, India has a shortage of 28,213 healthcare centers throughout the country. The ratio of United States to Indian doctors and hospital beds in service is over 4:1. Additionally, India's population is growing by approximately 18 million people per year. This number is approximately equal to 2/3 the total size of the population of the Kingdom of Saudi Arabia, which has 314 hospitals, and suggests that there will be an increasing need for building new healthcare facilities for the foreseeable future.

India's demographic situation presents significant opportunity for investment in the Indian healthcare sector. The government of India is actively encouraging private initiatives in the sector by offering tax holidays to private hospitals in certain areas. There are more than 50,000 doctors of Indian origin in the United States and a proportional number in Great Britain, among many other countries throughout the World. Management believes many of these doctors are keenly aware of the healthcare deficiencies in India, and many would like to find a way to help. We believe many have practiced outside of India for 10-40 years, and have amassed the financial wherewithal to help. We know from our experience that many have already tried to help, and some have been successful. Others, however, have been thwarted by the complexity of establishing a healthcare facility on the other side of the World.

Management discussions with non-resident Indian doctors have suggested that the major stumbling block for them developing healthcare projects in India has been their lack of time for administrative focus and their lack of adequate financial training. Momentum intends to resolve these shortcomings by building the structures, equipping and administering them, while allowing the doctors to focus on the medical aspects of the business. We intend to accomplish the financial portion of this mission through a mixture of public funding, local bank finance, international finance supported by the U.S. ExIm Bank and other international development banks, and various equity partnerships within individual subsidiaries, keeping in mind our intention to consolidate results by maintaining majority ownership in each subsidiary.

Momentum intends to use some proceeds of this offering to enter the Business Process Outsourcing Industry in the United States and the United Kingdom. This initiative is expected to provide medium- to long-term cash flow for development of Momentum's various businesses. Three of the first officers of Momentum Healthcare Services, Inc. are three of the first four executive employees hired by CBay Systems, Ltd., a Delaware corporation, whose successor in interest, CBaySystems Holdings Limited is now listed on the London Stock Exchange (AIM:
CBAY). Management believes that the experiences of its founding officers at CBay will be useful in developing the business of Momentum. After founding in July 1998, CBay became the largest Company in the American Medical Transcription industry, which includes approximately 1,700 companies of all sizes. CBay's business spans Medical Transcription, Healthcare Information Technology, and Patient Financial Services, including Medical Billing.

Momentum also intends to use proceeds of this offering and cash flow generated from its business process outsourcing businesses to address the Healthcare IT space in the American healthcare industry. The Healthcare IT business can be expected to grow dramatically over the next few years, as estimates of the federal stimulus money to be expended on Healthcare IT range from $19 billion to $34 billion (see HTTP://WWW.FORTHERECORDMAG.COM/ARCHIVES/041309P10.SHTML). As Momentum's Indian hospitals come online over the next 24-36 months, Momentum intends to use them as test beds for improving and certifying its Healthcare IT systems for the United States healthcare market. Since management plans to complete Momentum's software development work in Indian development centers, developing close relationships with the management teams at Momentum's hospital projects will facilitate testing of systems prior to introduction into the United States market. These relationships will permit the development of references, which can be expected to be useful in marketing Momentum's products throughout the world. Furthermore, we believe will be in a position to use our hospitals as references to cross-sell our Healthcare IT and business process outsourcing offerings into the Indian market itself, which can be expected to grow dramatically and adopt international standards and practices over the coming decades.


PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY


Momentum Healthcare Services, Inc. is in the business of building hospitals and clinics in India, and providing healthcare services in the United States initially, and ultimately in India as well. These services include providing business process outsourcing of medical transcription, medical billing and other support services, as well as Healthcare IT, including electronic medical records, and serving as an application service provider to hospitals, clinics and doctor's offices throughout the World.

DESCRIPTION OF PRODUCT:


Momentum is initially focusing on four discrete businesses in the Healthcare Services Industry, including Hospital Development and Operations in the form of construction and operation of for-profit hospitals in India, and Medical Transcription, Medical Billing, and Healthcare IT in the United States. These businesses are described in greater detail beginning at page 35.


___________________________________________________________________________________________________

                                                     THE OFFERING

Securities Offered                           6,000,000 shares of Class A common stock
___________________________________________________________________________________________________

Shareholder                                  Corporate Treasury
___________________________________________________________________________________________________

Offering Price                               $5.00
___________________________________________________________________________________________________

Shares outstanding prior to the offering     No shares of Class A common stock and 5,604,000 shares
                                             of Class B common stock*
___________________________________________________________________________________________________

Shares outstanding after the offering        6,000,000 shares of Class A common stock and 8,004,000
                                             shares of Class B common stock**
___________________________________________________________________________________________________

Use of Proceeds                              Working Capital and Acquisitions
___________________________________________________________________________________________________

*As of the date of this filing $20,000 of the original subscription to the company remains unpaid. This sum is due to be paid January 15, 2010, at which time the total outstanding Class B Common Shares will be 6,004,000.

**Upon closure of this offering in excess of $2,000,000 of equity raised, the Company will issue an additional 2,000,000 shares of Class B Common Stock pursuant to it's Promoter's Share Agreement, which is attached hereto as Exhibit
10.5.



This prospectus relates to the sale of up to 6,000,000 shares of our Class A common stock by Momentum Healthcare Services, Inc. These 6,000,000 Class A common shares are being offered hereby by Momentum under this prospectus. These shares have not been previously issued.

The number of common shares offered by this prospectus represents up to approximately 42.8% of the total common stock outstanding after the offering.

THE REGISTRATION OF COMMON SHARES PURSUANT TO THIS PROSPECTUS DOES NOT NECESSARILY MEAN THAT ANY OF THOSE SHARES WILL ULTIMATELY BE OFFERED OR SOLD BY THE COMPANY.

DETERMINATION OF OFFERING PRICE


We intend to set our offering price at $5.00 per share of Class A Common Stock, based on the valuations two companies negotiating with Momentum at arms length are prepared to assign to our Class B Common Stock, each share of which represents the same ownership interest as each share of Class A Common Stock, and is convertible into Class A Common Stock on a one for one basis after a lock-up period.

Momentum has entered a Term Sheet to acquire 100% of the shares of GCI MSC SDN BHD for 1 million shares of Class B Common Stock. See Exhibit 10.7. The valuation of GCI at $5 million was set arbitrarily based on the requirement of GCI's management and Momentum management's judgment that GCI has developed a large percentage of the Healthcare IT modules offered by Cerner Corporation, one of the two leading Healthcare IT companies in the United States. A copy of our analysis is attached hereto as Exhibit 99.1. In the same analysis, management identifies other modules not covered in Cerner's offerings, including Financial Accounting, Human Resources Management, Assets Management, and Materials Management, which are offered by GCI modules. Management has been aware of the efficacy of GCI's software modules since 2003, and believes that its software has a value of not less than $5 million. No assurance can be given that financial professionals other than management of the two companies would assign a similar value to GCI.

Valuation of Universal EMR Solutions LLC ownership units by Momentum and UNIEMR management was arrived at on an arms length basis, but is arbitrary based on their management's understanding of the customary value of EMR software already certified by the Certification Commission on Health Information Technology in the American market. No assurance can be given that financial professionals other than management of the two companies would assign a similar value to Universal EMR Solutions LLC.

Additionally, Dennis Steels Pvt. Ltd., a company controlled by Momentum's Chairman, Mr. K.J. Dennis, has agreed to sell us a ten acre parcel of land in the State of Tamil Nadu, India, for our Class A Common Stock valued at the land's appraised value divided by $5/share.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that involve risk uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. While our actual results may differ from those anticipated in the forward-looking statements, we have a reasonable basis for all of the disclosures in our registration statement. These forward-looking statements address, among others, such issues as:

     *    future earnings and cash flow
     *    development projects
     *    business strategy
     *    expansion and growth of our business and operations
     *    our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

                                  RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE FOLLOWING KNOWN RISK FACTORS COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY

FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

(a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS NO OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.


We have a limited History of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the amount of business transacted - the frequency of which is uncertain. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected.

An investment in our securities represents significant risk and you may lose all or part your entire investment. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: brand development, marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.


The Company's ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently do not have any operations and we have no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail. Please note that the share structure of the Company, including super voting rights is such that the founding shareholders will continue to control elections to the Board of Directors and major aspects of the operations of the Company after the completion of this offering and for the foreseeable future, including through subsequent offerings. As such, this share structure and this offering might negatively affect the Company's ability to raise needed funds through a further offering of the Company's securities in the future.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENT SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.


Our independent auditors noted in their report accompanying our financial statements for the period ended June 30, 2009 that there is substantial doubt about our ability to continue as a going concern. As of September 30, 2009, we had a loss of $250,370. They further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At September 30, 2009, our cash was $180. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.


We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holders. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY IS GOVERNED BY A BOARD OF DIRECTORS, WHICH DOES NOT YET HAVE SUFFICIENT INDEPENDENT DIRECTORS TO SATISFY THE REQUIREMENTS OF LISTING ON NATIONAL STOCK EXCHANGES AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

We have written and adopted effective disclosure and accounting controls to comply with applicable laws and regulations, but have not yet hired sufficient staff with which to implement and operate, which could result in fines, penalties and assessments against us. There may be significant risk to the Company from a corporate governance perspective.

Our founding shareholders will continue to have effective voting control of the Company for the foreseeable future, including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by vote of shareholders, conflicts of interest and similar matters.

BECAUSE THREE OF OUR DIRECTORS AND FOUNDING SHAREHOLDERS, MR. K.J. DENNIS, MR.
P. SIVADASAN, AND MR. ANOOP SIVADASAN, ARE NOT RESIDENT OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST THEM.


If an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because three of our Directors and founding Shareholders, Mr. K.J. Dennis, Mr. P. Sivadasan, and Mr. Anoop Sivadasan reside in India. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Since these Directors do not live in the United States, it may be impossible to effectuate service upon them in a manner acceptable to federal or state courts located in the United States. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located. Indian courts are not friendly to foreign judgments entered against its citizens. While enforcement may be possible, it can be very difficult and can be expected to take years and significant funding to accomplish. The Government of India considers the United States of America a non-reciprocating territory. Only filing a lawsuit in an Indian Court for a Judgment based on the foreign judgment can enforce judgments from non-reciprocating territories. The foreign judgment is considered evidentiary, and the procedure amounts to a second trial. The foreign judgment is considered conclusive by an Indian Court if such judgment: has been pronounced by a court of competent jurisdiction; has been given on the merits of the case; is founded on a correct view of international law; is contained in proceedings that followed principles of natural justice; has not been obtained by fraud; and does not sustain a claim on a breach of any law in force in India. Attempts to bring an original action against Indian citizens residing in India in an Indian court to enforce liabilities based upon the U.S. federal securities laws will similarly be extremely difficult, time consuming, and expensive.

BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE COMPANY'S BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

None of the executive officers or directors is an employee of the Company. Employment agreements with the Company will be developed and become effective only upon successful completion of this offer, as determined by the Board of Directors, and after further action by the Compensation Committee of the Board of Directors.

It is possible that the demands on our Officers and Directors from other obligations could increase prior to the effective date of this offering with the result that they would no longer be able to devote sufficient time to the management of the Company's business. In addition, they may not possess sufficient time for the Company's business, if the demands of managing the Company's business increase substantially beyond current levels.


All of the individuals listed as officers, with this exception of Anoop S.R., expect to spend full time on the business of Momentum, once their employment contracts are settled. Anoop S.R. expects to spend at least 20 hours per week on the business of the company. With the exception of Mr. Conover and Mr. Anoop S.R., none of the other Directors of Momentum expect to be involved in the daily operations of Momentum. These other Directors, including the prospective Independent Directors described herein, expect to spend such time as is normal for Directors in a public company of Momentum's size and level of complexity.


THE COMPANY IS EXCHANGING SHARES OF ITS CLASS A COMMON STOCK FOR LAND IN INDIA WHERE IT INTENDS TO PLAN, CONSTRUCT AND OPERATE A NUMBER OF WORLD-CLASS MEDICAL FACILITIES, WHICH COULD DEPRESS FUTURE SHARE PRICES


The company intends to exchange company Class A Common Stock we deem valued of $5 dollars per share as determined by the Board of Directors in exchange for land suitable to plan, construct and operate at least 5 world class medical facilities. The Company's Board of Directors has approved the purchase of 5 parcels with an appraised market value of up to $20 million in the aggregate. Momentum has one contract to acquire land for such a project, in a related party transaction with Dennis Steels Pvt. Ltd., at the major railway junction of Arakkonam, in the State of Tamil Nadu, 70 kilometers west of Chennai. A copy of this contract, which is contingent upon Momentum successfully raising $10 million in new shareholder investment and Momentum establishing to its satisfaction that the construction of a building on the site can be financed from within the Indian banking or other financing community, is attached hereto as Exhibit 10.1. The consideration for the purchase of this parcel shall be a number to be determined of Momentum Class A Common Shares, determined by solving for an equation using as a numerator the appraised value of the parcel of land and as a denominator $5.00. The seller agrees to hold the said shares for a period of 1 year. Additionally, as Mr. K.J. Dennis is a related party, there may be further restriction on the sale of the shares related to this particular transaction under Rule 144. In all other cases, the lock-in period of one year shall apply, but there shall be no other restriction on the sale of our Class A Common Stock by the landowners, as they are not expected to be related parties. Besides the parcel of land identified above, no other specific piece of land has yet been identified for purchase using Class A Common Shares. The Company may have to return any and all of the land for the original transaction price if the land is not developed for medical hospitals. While any seller of the land in India to Momentum are precluded from selling their stock for 1 to 2 years, should they choose to liquidate their shares after such period, it could put downward pressure on the company's stock price in the market. The land will be valued on Momentum's Financial Statements at the Fair Value when acquired or the market value of the shares transferred, whichever is more certain. Since there is no current market for our stock, the first valuation is likely to be the Fair Value as established by independent appraisals. The Company may not be able to obtain adequate financing for the construction of its planned hospitals. Said hospitals are not expected to be a source of cash flow to the Company for the foreseeable future. As of the date of this filing, no other parcel has been identified for acquisition by management. No assurance can be given that any other landowner will be willing to accept our Class A Common Stock in return for land.

EXCHANGING SHARES OF CLASS A COMMON STOCK FOR LAND IN INDIA WILL HAVE A DILUTIVE EFFECT ON YOUR OWNERSHIP IN THE COMPANY

When Momentum exchanges shares of its Class A Common Stock for land in India there will be more shares outstanding. Unless you purchase further shares in the same proportion, your overall percentage shareholding in the company and your voting power will be diluted. Although major purchases will have to be reported as material events, it may difficult to learn when such transactions occur, and therefore continue to purchase on a proportional basis, thereby maintaining the proportional level of your ownership interest.

THE COMPANY HAS NO EXPERTISE IN THE CONSTRUCTION AND MANAGEMENT OF HOSPITALS IN INDIA

While the Company does have several Officers and Directors with Indian real estate development experience (K.J. Dennis, Donald L. Conover, and V. Seshu Kumar), including construction, none has direct experience in the development of hospitals. We intend to affiliate with teaching hospitals and medical practices in the United States, the United Kingdom, and India, which do have such experience, and will provide us with the specifications and necessary guidance to accomplish these tasks, but no such affiliations have been agreed at this time. No member of management has experience in operating hospitals. We intend to meet the standards of the Joint Commission International, which has compiled clear benchmarks regarding all aspects of World Class hospital development and operation, but the company has not yet developed a working relationship with the Joint Commission International, which is the accrediting authority for hospitals internationally.


THE COSTS OF BEING A PUBLIC COMPANY WILL PUT A STRAIN ON OUR RESOURCES

After the consummation of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, or the "Exchange Act," and the Sarbanes-Oxley Act of 2002. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control for financial reporting. These requirements will place a strain on our systems and resources as well as add additional costs to our business in complying with these regulations. The cost and effort required to stay compliant with these regulations will divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. If we are unable to conclude that our disclosure controls and procedures and internal control over financial reporting are effective, or if our independent public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting in future years, investors may lose confidence in our business and the value of our stock may decline.

An investment in our Common Shares may not be suitable for all recipients of this document. Investors are therefore strongly recommended to consult an investment adviser who specializes in advising on investments of this nature before making their decision to invest.

(b) RISKS RELATED TO THE HEALTHCARE SERVICES BUSINESS

OUR INDUSTRY IS COMPETITIVE AND IS CHARACTERIZED BY GROSS MARGINS OF 30 TO 50 PERCENT OF COSTS. A MINOR SHORTFALL FROM EXPECTED REVENUE COULD AFFECT THE DEMAND FOR OUR SERVICES, HAVE A SIGNIFICANT IMPACT ON OUR ABILITY TO GENERATE REVENUE, AND CAN CAUSE OUR BUSINESS TO FAIL.


Our industry is competitive. There are many different suppliers of business process outsourcing and Healthcare IT and our products and services are not unique to other products.


Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

OUR INDUSTRY IS CYCLICAL AND THESE FLUCTUTAIONS COULD HAVE SIGNIFICANT IMPACT ON OUR BUSINESS VOLUME DURING CERTAIN OFF PEAK MONTHS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The healthcare services industry experiences economic cyclical fluctuations in the timing of elective medical procedures, which tend to be less frequent during certain months and during certain holiday periods. As of the time of this registration statement the healthcare services industry in North America is experiencing an economic down turn. We expect that this could adversely affect our operating results and could lead to lower revenues than expected.

IF WE ARE UNABLE TO MEET SERVICE AND QUALITY OBLIGATIONS UNDER OUR CLIENT CONTRACTS, THE BUSINESS AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.


A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new clients at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased fuel and travel costs and increased labor costs that can affect demand for our product; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; seasonality and a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and earn revenues in future periods.


Momentum Healthcare Services, Inc. currently has no client contracts. At such time as contracts are obtained, if Momentum is unable to meet its service obligations under its client contracts, through failure to provide sufficient quality or on-time delivery, the business and results of operations may be adversely affected. If it does not meet its service obligations, its prospective revenues will suffer and Momentum may suffer reputational harm to its reputation or lose clients.

In particular, Momentum's medical transcription work must satisfy strict quality standards set out in its client contracts, including the key thresholds specified by the Association for Healthcare Documentation Integrity that all transcription work must score at least 98 on a scale of 100 quality points, free of typographical errors, spelling mistakes or grammatical errors.

Medical transcription work can be subject to errors because Momentum's medical transcriptionists will be largely non-native English speakers and the quality assurance team may review only a selected sample of transcriptions. In addition, medical transcription work must be performed within strict turnaround times specified in client contracts. Under certain medical transcription client contracts, medical transcription work must be performed in a supplier-owned transcription center. Where these obligations are not met the client is not required to pay for some or all of the services provided under the contract, or may review, cancel or otherwise seek to alter the terms of the contract, significantly harming Momentum's business and results from operations.

In addition, Momentum's Medical Billing business will be performed on the basis that payment for such work will be directly linked to Momentum's success at performing its obligations under the relevant client contracts. Momentum will not generally receive a fixed or continual fee for carrying out such services for its clients. As a result, the revenue derived from our Medical Billing contracts is not fixed and depends upon the success of Momentum to carry out its duties under the contract. No assurance can be given that Momentum will be able to achieve the maximum revenue possible from all of its client contracts.

Momentum will rely heavily on the successful operation of its information technology systems to meet its client service obligations. Each of Momentum's business areas rely on technology to communicate with clients and to carry out all areas of its operations. If serious breaches, errors or breakdowns of Momentum's information technology or telecommunications systems or if its operations are subject to power or other failures and are prolonged or occur on a regular basis, then Momentum could incur substantial costs in identifying and fixing the systems (including increased labor costs and maintenance fees), could lose the goodwill of its clients and could also materially breach contracts it has with its clients and thereby lose revenues, face client claims and suffer reputational harm.

If security breaches occur in Momentum's information technology systems, Momentum may be in breach of its client contracts or applicable laws and its business and results of operations may be adversely affected Momentum will process sensitive and private medical and financial data that is protected under a number of US federal and state laws, including the Healthcare Insurance Portability and Accountability Act of 1996. There is a risk that this data could become public if there were a security breach at within Momentum's purview. There can be no assurance that any security systems or protocols put in place by Momentum to protect sensitive data will always be adhered to by every Momentum employee or any other third-party who has been allowed access to the Momentum's systems. If a security breach were to occur Momentum could face liability under data protection laws such as HIPAA, violate its contractual obligations to its clients and could also lose the goodwill of its clients, which would have a material adverse effect on Momentum's business. Momentum may also be required to indemnify its clients for any costs they may incur as a result of such breaches under the terms of their agreements and its reputation and ability to retain or attract clients may be seriously affected, which may significantly harm the Momentum's business and results of operations.

If the Momentum is unable successfully to develop and implement new technology, the Momentum may be unable to compete effectively and its business and results of operations may be adversely affected.

To achieve its strategic objectives Momentum will have to become competitive and will have to continuously develop new and enhance existing information systems and technology platforms developed by others, which may require the acquisition of equipment and software and the development, either internally or through independent third party suppliers of new proprietary software and other technological developments. No assurance can be given that Momentum can successfully design, develop, implement or utilize effectively technology that provides the capabilities necessary for Momentum to compete effectively, nor can any assurance be given that the implementation of such initiatives will be appropriately prioritized or done in a way that will not disrupt Momentum's operations.

Momentum will compete with a number of large companies of better financial standing, who may be able to gain competitive advantage through their ability to invest more in new technologies and to improve their existing technologies at a faster rate or in a more effective way than Momentum, thereby making Momentum's systems obsolete and adversely affecting its ability to retain clients or gain new clients.

UNFORESEEN FUTURE GOVERNMANT REGULATIONS COULD CAUSE OUR OPERATING COSTS TO INCREASE, ADVERSELY IMPACTING OUR OPERATING RESULTS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

Our products and services are required to adhere to federal, state, and local statutes and regulations. Our Company is at risk to any number of future regulation changes imposed by government bodies. Any future changes in regulations that we may have to comply with may change the way we operate our business and add unforeseen costs to our business.

UNFORESEEN INDUSTRY TRENDS COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

Industry efforts are focused upon improving the quality of products and services; however, unforeseen industry trends could adversely impact operational results and subsequently cause our business to fail.


OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS. THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.


Our results of operations in any single quarter are not necessarily indicative of our annual results of operations. It is possible that we may never earn enough revenue to achieve profitability. An investment in our securities represents significant risk and you may lose all or part your entire investment.

MOMENTUM MAY NOT BE ABLE TO IMPROVE AND MAINTAIN ITS INTERNAL CONTROLS AND PROCEDURES WITH RESPECT TO FINANCIAL REPORTING TO KEEP PACE WITH ITS ANTICIPATED GROWTH

Momentum's auditors stated that while Momentum's written internal controls have been established, they may not be sufficient to address future and anticipated growth, and they expressed concerns that they may not be properly implemented and operating effectively. Among others, Momentum needs to implement and use its formal written procedures regarding: internal audit and control procedures; closing of books of account at financial year end; completion and audit of financial statements; documentation of accounting processes; and adoption of benchmarks to facilitate tracking of performance against plan. Momentum can give no assurance that it will be able to address these issues nor can it assure that any measures taken to correct these issues will be successful. Failure to address successfully these matters could result in a material adverse effect on Momentum's business and results of operations.


IF MOMENTUM IS UNABLE TO EFFECTIVELY MANAGE OR INTEGRATE ITS PLANNED ACQUISITIONS, ITS BUSINESS AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.

Momentum Healthcare Services, Inc. intends to grow its operations and augment its service and product offerings through domestic and international strategic acquisitions. Momentum may not be able to identify appropriate acquisition opportunities or may not be able to complete planned acquisitions on acceptable terms. Furthermore, Momentum may not be able to raise sufficient funds on reasonable terms to execute and implement its acquisition strategy. Failure to implement its acquisition strategy would have an adverse effect on Momentum's ability to grow and may prejudice its ability to remain competitive or gain market share. Momentum is actively seeking potential acquisitions in medical transcription and medical billing in the United States and India. However, Momentum does not have a letter of intent with any potential acquisitions at this time. If cash is unavailable to finance these acquisitions, Momentum may be required to seek alternative sources of funding to complete such transactions, including without limitation, by incurring debt or through the issue of additional Common Shares or other securities. The negotiation and implementation of these and other potential acquisitions are likely to require substantial amounts of management time, and Momentum's performance operations may be adversely affected by these potential disruptions. Even if future acquisitions are completed, Momentum may not be able to successfully integrate new operations with its existing businesses, thereby adversely affecting its business and results of operations.

MOMENTUM MAY NOT BE ABLE TO MANAGE ITS GROWTH STRATEGY, WHICH MAY ADVERSELY AFFECT ITS BUSINESS AND RESULTS OF OPERATIONS

The successful implementation of Momentum's growth strategy depends on, among other factors: (i) identifying areas of business with opportunities for growth;
(ii) hiring, training and retraining qualified personnel; (iii) identifying industry needs for Momentum's services; (iv) investing in technology; and (v) generating a satisfactory return on these investments. There can be no assurance that Momentum will be successful in implementing its objectives, or, if successfully implemented, this strategy will produce favorable financial results.

ADDITIONAL MANAGEMENT RESPONSIBILITIES MAY ADVERSELY AFFECT MOMENTUM'S PRODUCTIVITY AND EFFICIENCY

The planned future growth of Momentum, including acquisitions, will result in new and increased responsibilities for the management team as well as increased demands on Momentum's internal systems, procedures and controls and on its managerial, administrative, financial, marketing, information and other resources. Significant time and attention is also required for the Directors to implement Momentum's expansion strategy. These responsibilities and demands, including the diversion of management attention from existing business operations during any expansion process and the lack adequate of strategic business reporting, may significantly harm Momentum's business and results of operations.


MOMENTUM IS HIGHLY DEPENDENT ON CERTAIN KEY PERSONNEL INCLUDING DONALD L. CONOVER, ANOOP SIVADASAN, MARY LOUISE WISNIEWSKI, JOHN B. THOMPSON, AND KENDALL TANT.


The operations and future success of Momentum are dependent upon the existence and expertise in this sector of certain key personnel. In particular, Momentum relies substantially on the experience and services of Donald L. Conover, Anoop Sivadasan, Mary Louise Wisniewski, John B. Thompson and Kendall Tant.

Furthermore, Momentum does not currently maintain "key man" insurance policies cover any key management personnel. The loss of services of any of these individuals for any reason or Momentum's inability to attract suitable replacements would have a material adverse effect on the financial condition of Momentum's business and operations. Management intends to acquire suitable "key man" insurance policies, as approved by the Board of Directors, immediately upon the successful closure of this offering.

MOMENTUM RELIES AND WILL RELY ON COPYRIGHT AND VARIOUS LAWS RELATING TO TRADE SECRETS AND CONFIDENTIAL INFORMATION TO LIMIT THE ABILITY OF OTHERS TO COMPETE WITH IT USING ITS PROPRIETARY TECHNOLOGY


Momentum relies and will rely on copyright and various laws relating to trade secrets and confidential information to limit the ability of others to compete with it using its proprietary technology. These rights only afford limited protection and may not adequately protect Momentum's intellectual property to the extent necessary to sustain any competitive advantage Momentum currently may have. Momentum relies and will rely on confidentiality agreements with its clients, medical transcription center providers and software developers although no assurance can be given that the parties to any confidentiality agreement will abide by its terms. Momentum may also license certain aspects of its intellectual property to its outsourcing providers and software developers, although no assurance can be given that the parties to such licenses will abide by the terms of the license and any breach could result in a material effect upon Momentum's business through the release of important intellectual property to competitors. If it becomes necessary to test the ownership of Momentum's intellectual property in the courts, significant costs would be involved along with the diversion of resources and management attention which would have an impact on Momentum's business and reputation. In addition this may cause the Momentum's relationship with any adverse party with whom Momentum normally does business with and which is involved in such proceedings against Momentum to deteriorate, which may affect the ability of Momentum and the adverse party to co-operate on future projects. Also, if such proceedings were unsuccessful Momentum could lose the right to the technology in question, which could prevent it from trading as it did before the action and it could also open up its market for more competition. Such a failure to succeed in proceedings would significantly harm Momentum's business and results of operations.


MOMENTUM HAS ENTERED INTO CERTAIN RELATED PARTY TRANSACTIONS AND AGREEMENTS WHICH MAY CREATE A CONFLICT OF INTEREST FOR CERTAIN MOMENTUM PERSONNEL OR ADVERSELY AFFECT SHAREHOLDERS OR MOMENTUM


Momentum has entered into certain related party transactions and agreements, which may create a conflict of interest for certain Momentum personnel or adversely affect Shareholders or Momentum. These related party transactions are:
Firstly, Momentum has entered into a "Contracting Agreement" dated May 14, 2009 with Conover Associates LLC. Conover Associates LLC is the consulting business of Momentum's President, Donald L. Conover. Pursuant to this agreement, Conover Associates LLC has been engaged for a period of six months at the rate of $50,000 per month for the purpose of developing Momentum Healthcare Services, Inc. into a going concern with appropriate financing. On October 16, 2009, this agreement was amended to extend for an additional 3 months without additional payments, and the payment schedule was extended. See Exhibit 10.4. Secondly, Momentum has entered into a "Promoter's Share Agreement" dated May 14, 2009, through which P. Sivadasan and Michael Brown will be issued 1 million Class B common shares to share among themselves and their nominees at their sole discretion and Donald L. Conover will be awarded one million Class B common shares to share among himself and his nominees at his sole discretion each at such time as Momentum has either $10 million in revenue, or it has raised $2 million in shareholder's equity. Thirdly, Momentum has a contract to acquire 10 acres of land from Dennis Steels Pvt. Ltd., at the major railway junction of Arakkonam, in the State of Tamil Nadu, 70 kilometers west of Chennai. Mr. K.J. Dennis, Chairman of Momentum, controls Dennis Steels Pvt. Ltd. Fourthly, Momentum has a subscription agreement with Mr. K.J. Dennis and Mr. Anoop S.R., pursuant to which the business of the company will be commenced with a total initial investment of $300,000. This agreement was amended on October 16, 2009. As of the date of this filing $280,000 has been paid for 5,600,000 shares of Class B Common Stock, and $20,000 is due to be paid on or before January 15, 2010 for 400,000 shares of Class B Common Stock. Fifthly, on April 17, 2009, Donald L. Conover subscribed for 4,000 shares of Class B Common Stock for $200, which sum was used to open bank accounts. No assurances can be given that the Directors and employees of Momentum will be able to address these conflicts of interest or others in an impartial manner. If it is not possible successfully to address such matters, it may significantly harm Momentum's business and results of operations. For additional information on Momentum's related party transactions please see Part VI of this document.

MOMENTUM IS RELIANT ON CLIENTS PAYING IN A TIMELY MANNER

If Momentum is successful in winning clients in the future, it will be reliant on its clients paying for services in a timely manner. Any delay in making such payments will have a significant adverse effect on Momentum's revenues, business and results of operations. Momentum's clients will receive regular invoices requesting the payment of services supplied to them by Momentum. There can be no assurance that Momentum's clients will abide by the payment terms of the invoices or will ensure that payment is received by Momentum within the time period requested. Furthermore, no assurance can be given that Momentum will be able to obtain any of the sums unpaid or overdue under any particular invoice. Momentum may incur further costs in pursuing any late payments. Should any payments be unpaid or delayed by clients, Momentum may also be unable to meet its own payment obligations to suppliers. Any delay in receiving payment for services will have a significant effect upon Momentum's revenue, business and results of operations.


MOMENTUM PLANS TO COMPETE WITH OTHER BUSINESSES IN THE MARKETS FOR ITS PRODUCTS AND SERVICES, AND IF IT IS UNABLE TO SUCCESSFULLY COMPETE, ITS BUSINESS AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED

Momentum plans to compete with other businesses in the markets for its products and services in fragmented markets that include national, regional and local service providers, as well as service providers with global operations. These companies offer products and services that are similar to those offered by Momentum and compete with it for clients. If successful in its marketing, Momentum will also compete with the in-house operations of its clients. There can be no assurance that Momentum will be able to compete effectively against its competitors or timely implement new or enhanced products and services to meet innovations introduced by its competitors. Many of its competitors attempt to differentiate themselves by offering lower priced alternatives to the products and services offered by Momentum. Increased competition and cost pressures affecting the healthcare markets in general may result in lower prices for Momentum's services, reduced operating margins and the inability to increase its market share. In particular, as technology evolves, including the continued refinement of speech recognition technology, healthcare information technology providers may provide services that replace, or reduce the use of medical transcription. Furthermore, companies that provide services complementary to medical transcription, such as electronic medical records, coding and billing, may expand the services they provide to include medical transcription. Current and potential competitors have financial, technical and marketing resources that are greater than those of Momentum for the foreseeable future. As a result, competitors may be able to respond more quickly to evolving technological developments or changing client needs or devote greater resources to the development, promotion or sale of their technology or services than Momentum. In addition, competition may increase due to consolidation of medical transcription companies. As a result of such consolidation, there may be a greater number of providers of medical transcription services with sufficient scale and service mix to attract additional clients. Current and potential competitors may establish cooperative relationships with third parties to increase their ability to attract Momentum's current and potential clients and this may significantly harm Momentum's business and results of operations.


MOMENTUM'S GROWTH IS DEPENDENT ON THE WILLINGNESS OF NEW CLIENTS TO OUTSOURCE AND ADOPT NEW TECHNOLOGY PLATFORMS

Momentum plans to grow, in part, by capitalizing on perceived market opportunities to provide its services to new clients. If Momentum is to attract new clients to its products and services, those clients must be willing to outsource functions, which may otherwise have been performed within their organizations. For example, the up-front cost involved in changing medical transcription providers or in converting from an in-house medical transcription department to an outsourced provider is significant. A medical transcription system provided to a hospital will typically take approximately four months or longer to be fully operational once Momentum has been given a mandate to proceed with the project. New clients also need to be willing to adopt new technologies and incur the time and expense needed to integrate such technologies into their existing systems. Many clients may prefer to remain with their current provider or keep their transcription in-house rather than incur these costs or experience a potential disruption in services as a result of changing service providers. Also, as the maintenance of accurate medical records is a critical element of a healthcare provider's ability to deliver quality care to its patients and to receive proper and timely reimbursement for the services it renders, potential clients may be reluctant to outsource such an important function. Likewise, potential patient financial services clients may be unwilling to outsource sensitive matters such as collection or to change providers. If any of these risks occur then it may significantly harm Momentum's business and results of operations.

MOMENTUM CANNOT CONFIRM THAT IT WILL ALWAYS BE ADEQUATELY INDEMNIFIED OR RECEIVE PROPER COMPENSATION TO COVER ANY LOSS OF BUSINESS OR REVENUE AS A RESULT OF SUB-STANDARD WORK PRODUCED BY A THIRD PARTY

Momentum cannot confirm that it will always be adequately indemnified or receive proper compensation to cover any loss of business or revenue as a result of sub-standard work produced by a third party. Contracts entered into by Momentum with the outsourced production centers may not contain sufficient indemnities granted to Momentum by to cover all potential losses incurred as a result of sub-standard work.

IF MOMENTUM IS UNABLE TO DEVELOP AND MAINTAIN SUFFICIENT BACK-OFFICE CAPACITY TO CARRY OUT ITS CONTRACTUAL OBLIGATIONS, ITS ABILITY TO GROW AND SATISFY CLIENTS WILL BE IMPAIRED

If Momentum is unable to develop and maintain sufficient back-office capacity to carry out its contractual operations, its ability to meet current client demand and to grow its business will be materially adversely affected to the extent Momentum depends on its back-office capabilities to perform its medical transcription operations and will, in future, depend on such capabilities for certain of its medical billing work. There can be no assurance that Momentum will be able to continue to grow its back-office capacity in order to meet future demand.

IF MOMENTUM IS UNABLE TO SUCCESSFULLY RECRUIT AND RETAIN QUALIFIED PERSONNEL, ITS ABILITY TO GROW ITS BUSINESS MAY BE ADVERSELY AFFECTED

If Momentum is unable successfully to recruit and retain qualified personnel, its ability to grow its business may be adversely affected. Momentum's success depends, in part, upon its ability to manage effectively its production capacity, including its ability to attract and retain qualified medical transcriptionists who can provide accurate medical transcription services. There is a shortage of qualified medical transcription professionals in India and, as a result, competition for hiring these professionals is intense. Competition may force Momentum to increase the compensation and benefits paid to its medical transcriptionists, which could reduce operating margins and profitability. In addition, rising wage costs in India and Momentum's need to accommodate these in order to recruit and retain employees may also reduce operating margins and profitability. Being a medical transcriptionist is a skilled position in which significant training is required and experience is valuable. Momentum requires that its medical transcriptionists have substantial experience or receive substantial training before they can be used to provide medical transcription services for Momentum. Momentum plans to provide extensive training at its own expense to help ensure that its medical transcriptionists have and maintain the requisite skills although the cost of such training may rise as time goes on.

MOMENTUM'S INSURANCE COVERAGE MAY NOT BE ADEQUATE TO COMPENSATE IT FULLY FOR LIABILITIES OR OTHER EXPOSURE

Momentum's insurance coverage may not be adequate to compensate it fully for liabilities or other exposure. While Momentum has obtained insurance respecting its exposure to risks relating to liabilities arising from its operations and other generally insured risks, there can be no assurance that such insurance covers all potential liabilities faced by Momentum or will cover fully those liabilities or potential liabilities for which cover has been acquired. In addition there can be no assurance that any claims made by Momentum under such policies will be timely or fully paid out by its insurers. Any failure in coverage or reimbursement may significantly harm Momentum's business and results of operations.

MOMENTUM WILL BE EXPOSED TO FLUCTUATIONS OF THE VALUE OF THE INDIAN RUPEE AGAINST THE US DOLLAR


Although Momentum's accounts are prepared in US dollars much of its operations will be carried out in India with resulting payments to staff and suppliers made in Rupees. Movements in the rate of exchange between the Indian Rupee and the US dollar could have an adverse effect on returns to investors. Momentum has not hedged the exchange rate risk at this point in time. The exchange rate between the Indian Rupee and the US dollar has changed substantially in the last two decades and can be expected to fluctuate in the future. For example, if the US dollar were to weaken against the Indian Rupee, costs of Medical Transcription, Medical Billing and Software Development services performed in India could increase in cost to Momentum in US dollar terms. Furthermore, if the Indian Rupee would weaken against the US dollar, Indian land purchased by our shares would become less valuable in US dollar terms. As a result of these facts, Generally Accepted Accounting Principles may require us to devalue certain of our assets, or provide reserves for certain exchange fluctuation risks to assure Momentum can fulfill its contractual obligations.


ANY CHANGE IN LEGISLATION, REGULATION OR MARKET PRACTICES IN THE UNITED STATES AFFECTING HEALTHCARE INSURANCE MAY MATERIALLY ADVERSELY AFFECT MOMENTUM'S BUSINESS AND RESULTS OF OPERATIONS

Over the past twenty years the US healthcare industry has endured a variety of regulatory and market driven changes to how it is operated and funded. For example, Health Maintenance Organizations have developed from being largely non-existent twenty years ago into important figures in the United States healthcare market. No assurance can be given that further changes, whether by government policy shift, insurance Company changes or otherwise, will not happen and any such changes may adversely affect the US healthcare information and services market. As business process outsourcing and ``off-shoring'' have grown in recent years, concerns have also grown about the impact of these phenomena on jobs in the United States. Such politically motivated concerns may drive policy in a way which is disadvantageous to Momentum. Momentum does not have a contingency plan to diversify its revenue stream should there be a shift in focus in the United States healthcare information and services market.

US AND INDIAN TRANSFER PRICING REGULATIONS REQUIRE THAT ANY INTERNATIONAL TRANSACTIONS INVOLVING ASSOCIATED ENTERPRISES BE UNDERTAKEN ON AN ARM'S LENGTH BASIS.

United States and Indian transfer pricing regulations require that any international transactions involving associated enterprises be undertaken at an arm's-length price. If the applicable income tax authorities review any of Momentum's tax returns and determine that the transfer prices Momentum has applied are not appropriate, Momentum may incur increased tax liabilities, including accrued interest and penalties, which would cause Momentum's tax expense to increase, possibly materially, thereby materially reducing Momentum's profitability and cash flows.

MORE STRINGENT LABOR LAWS CAN AFFECT MOMENTUM'S PERFORMANCE ADVERSELY

If more stringent labor laws than those currently in effect become applicable to Momentum, Momentum's profitability may be materially adversely affected. India has stringent labor legislation that protects the interests of workers, including legislation that sets forth detailed procedures for dispute resolution and employee removal and legislation that imposes financial obligations on employers upon retrenchment. Though Momentum is exempt from a number of these labor laws at present, there can be no assurance that such laws will not become applicable to the business process outsourcing industry in India in the future. In addition, Momentum's employees may in the future form unions. If these labor laws become applicable to the Momentum's workers or if Momentum's employees unionize, it may become difficult for Momentum to maintain flexible human resource policies, discharge employees or downsize, and Momentum's profitability may be materially adversely affected.

POLITICAL AND ECONOMIC INSTABILITY COULD ADVERSELY AFFECT BUSINESS


Political and economic instability could adversely affect business and economic conditions in India generally and Momentum's business, results of operations and financial condition. A substantial part of Momentum's operations and assets, and a significant majority of its employees will be located in India. Consequently, political, economic, and social factors, changes in Indian law or regulations and the status of India's relations with other countries may adversely affect Momentum's operations and its ability to carry out its business. The Indian government has traditionally exercised and continues to exercise a significant influence over many aspects of the Indian economy. Further actions or changes in policy (including taxation) by the Indian central government or the respective Indian state governments could have a significant effect on the Indian economy, which could adversely affect private sector companies, market conditions and the success of Momentum's operations. Since 1991, successive Indian governments have pursued policies of economic liberalization and financial sector reforms. The Indian parliament was dissolved in February 2004 and, following the general elections held during April and May 2004, a new coalition government, the United Progressive Alliance, led by the Indian National Congress Party, was formed. The new government has pursued its general intention to continue India's current economic and financial sector liberalization and deregulation policies. The UPA was re-elected in May 2009 with an even stronger coalition, which is expected to continue liberalization even further. However, there can be no assurance that such policies will continue and any significant change in the Indian government's future policies could affect general business and economic conditions in India and could also affect Momentum's business. There can be no assurance that a new government will not seek to reverse some or all of the deregulation and liberalization policies of past governments.

Any political instability in India could adversely affect the Indian economy in general, which could also affect the business and operations of Momentum. India has in the past experienced periods of political instability throughout its history, primarily because of disputes between its Hindu and Muslim populations, but similar problems have related to many of India's other minority populations. India is an extremely diverse country, where at least 30 regional languages are spoken in addition to Hindi, and 14 of these are used to denominate the Indian currency. India has recently been a target of terrorist attacks and such attacks may happen in the future. These attacks have been reported throughout the country, but have most notably centered on Mumbai, India's commercial capital; Hyderabad, where there is a large Muslim population; and in Kashmir, where a long standing dispute of territorial rights between India and Pakistan has endured since the founding of the Republic of India. There is a large Maoist movement in India, which has been known to be violent, primarily in the State of West Bengal, near Calcutta. Neither American nor Indian members of management have had their business disrupted by events such as these.


MOMENTUM MAY NEED TO OBTAIN ADDITIONAL CAPITAL TO FUND ITS OPERATIONS


Momentum may need to obtain additional capital to fund its operations, which may require the raising of equity financing and which will dilute existing Shareholders' interest in the Company. Momentum may require additional capital for expansion or business development, including for acquisitions it is presently contemplating. If Momentum is unable to obtain financing on terms acceptable to it, then it may be forced to curtail its planned development or may need to raise additional capital from equity sources. If additional funds are raised through the issuance of new equity or equity-linked securities of Momentum other than on a pro rata basis to existing Shareholders or if Common Shares are used as consideration for any acquisition or other transaction, the percentage of Common Shares held by the Shareholders in the share capital of Momentum may be reduced. Shareholders may experience subsequent dilution and/or such securities may have preferred rights, options and pre-emption rights senior to Common Shares. There is no assurance that further capital raises will be successful and this may significantly harm Momentum's business and results of operations.


LITIGATION CAN ADVERSELY AFFECT MOMENTUM'S RESULTS

Momentum's business, results of operations or financial condition could be materially adversely affected by litigation. Any litigation by Momentum or against it is likely to be costly and lengthy and there can be no assurance that Momentum would prevail. Litigation could also involve a significant diversion of resources and management attention and be disruptive to normal business operations. An unfavorable resolution of a particular lawsuit or the costs associated with substantial litigation may significantly harm Momentum's business and results of operations.

At present Momentum is not subject to any litigation that could have a materially adverse effect on Momentum's operations, business or reputation. However, no assurance can be given that Momentum may not in the future be subject to litigation and/or court proceedings that could damage its reputation and significantly affect its business and operations.

SIGNIFICANT DIFFERENCES EXIST BETWEEN INDIAN GAAP, IFRS AND US GAAP, WHICH MAY BE MATERIAL TO THE FINANCIAL INFORMATION PREPARED AND PRESENTED IN ACCORDANCE WITH US GAAP CONTAINED IN THIS AND FUTURE FILINGS

The Historical financial information and other financial information included in this document, unless otherwise specified, are prepared and presented in conformity with US GAAP consistently applied during the periods stated, and no attempt has been made to reconcile the financial information given in this document to any other principles or to base it on any other standards. US GAAP differs from accounting principles and auditing standards with which prospective investors may be familiar in other countries, such as Indian GAAP or IFRS.

Significant differences exist between Indian GAAP, IFRS and US GAAP, which may be material to the financial information prepared and presented in accordance with US GAAP in this document. In making an investment decision, investors must rely upon their own examination of the Momentum, the terms of the Offer and the US GAAP financial information contained in this document. Use of non-US GAAP financial data may not be an accurate measure of Momentum's past, present or future performance. To help shareholders understand its financial performance and its future results, Momentum supplements the financial results that it provides in accordance with US GAAP, with non-US GAAP financial measures, including earnings before income taxes, depreciation, amortization and interest, or EBITDA. The method Momentum uses to produce non-US GAAP results is not necessarily computed according to US GAAP and may differ from the methods used by other companies. Momentum's non-US GAAP results are not meant to be considered in isolation or as a substitute for comparable US GAAP measures and should be read only in conjunction with Momentum's Historical financial information prepared in accordance with US GAAP. While Momentum's management regularly uses its supplemental non-US GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions and these non-US GAAP measures are among the primary factors management used in planning for and forecasting future periods, they may not be an accurate measure of Momentum's past, present or future performance. Non-US GAAP financial measures, such as EBITDA, have limitations as analytical tools, and they should not be considered in isolation, or as alternatives to pre-tax income or any other operating performance measure presented in accordance with US GAAP.

(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to affect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.


The trading price of our common stock will subject to significant fluctuations due to a number of factors, including:


     *    our status as a development stage Company with a limited operating
          History;
     * no revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than may be the case with the shares of a seasoned issuer in the event of negative news or lack of progress and announcements of new products by us or our competitors;
     *    the timing and development of products and services that we may offer;
     *    general and industry-specific economic conditions;
     *    actual or anticipated fluctuations in our operating results;
     *    our capital commitments; and
     *    the loss of any of our key management personnel.

In addition, the financial markets have experienced extreme price and volume fluctuations. The market prices of securities in this industry have been highly volatile and may continue to be highly volatile in the future, some of which may be unrelated to the operating performance of particular companies. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.


To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company's debt facilities and other factors considered appropriate by the Company's Officers and Director. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. We plan to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.


OUR INCORPORATION DOCUMENTS AND DELAWARE LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR SHAREHOLDER TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT SHAREHOLDERS CONSIDER FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our Company, such as prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates. In addition, our Class B Preferred shares, held by our founding shareholders, contain super voting rights, which will allow the founding shareholders to control Momentum for the foreseeable future, which may prevent or frustrate any attempt by our Common shareholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.


WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND, IN SO DOING, COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We will need to raise additional capital, in addition to the financing as reported in this registration statement, through the issuance of equity, equity-related or convertible debt securities. These securities may have rights, preferences or privileges senior to those of the holders of our common stock.


There can be no assurance that this additional capital will be available and, if the capital is available at all, that it will be available on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current security holders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.


Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the healthcare services industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

OUR STOCK MAY BE A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than US$2,000,000 (if the issuer has been in continuous operation for at least three years) or US$5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".


Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them. Security holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:


     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     (ii) manipulation of prices through prearranged matching of purchases; and sales and false and misleading press releases;

     (iii) boiler room practices involving high-pressure sales tactics; and unrealistic price projections by inexperienced sales persons;

     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers;

     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred Historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE CONCENTRATION OF OUR CAPITAL STOCK OWNERSHIP WITH OUR FOUNDERS, EXECUTIVE OFFICERS, EMPLOYEES, AND OUR DIRECTORS AND THEIR AFFILIATES WILL LIMIT YOUR ABILITY TO INFLUENCE CORPORATE MATTERS.

After our offering, our Class B common stock will have one hundred votes per share and our Class A common stock, which is the stock we are selling in this offering, will have one vote per share. We anticipate that our founders, executive officers, directors (and their affiliates) and employees will together own approximately 100% of our Class B common stock, representing approximately 99% of the voting power of our outstanding capital stock. In particular, following this offering, our three founders, our CEO, and their nominees will control approximately 100 % of our outstanding Class B common stock, representing approximately 99% of the voting power of our outstanding capital stock. They will therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets, for the foreseeable future. In addition, because of this dual class structure, our founders, directors, executives and employees will continue to be able to control all matters submitted to our stockholders for approval even if they come to own less than 50% of the outstanding shares of our common stock. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. As a result, the market price of our Class A common stock could be adversely affected.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws, as amended and restated upon the closing of this offering, may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

       o Our certificate of incorporation provides for a dual class common stock structure. As a result of this structure our founders, executives and employees will have significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets. THIS concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

       o Our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

       o Our stockholders may not act by written consent. As a result, a holder, or holders, controlling a majority of our capital stock would not be able to take certain actions without holding a stockholders' meeting.

       o Our certificate of incorporation prohibits cumulative voting in the election of directors. THIS limits the ability of minority stockholders to elect director candidates.

       o Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders' meeting. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our Company.

       o Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us. For a description of our capital stock, see "Description of Capital Stock."

FUTURE SALES OF SHARES COULD CAUSE OUR STOCK PRICE TO DECLINE


We cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Sales of our Class A common stock in the public market after the restrictions described in this prospectus lapse, or the perception that those sales may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions. Based on shares outstanding as of January 6, 2010, upon completion of this offering, we will have outstanding 14,004,000 shares of common stock. Of these shares, only the shares of Class A common stock sold in this offering will be freely tradable, without restriction, in the public market. We may, in our sole discretion, permit our officers, directors, employees and current stockholders who are subject to contractual lock-up agreements with us to sell shares prior to the expiration of their lock-up agreements.


After the selling restriction agreements pertaining to this offering expire, additional shares will be eligible for sale in the public market.

______________________________________________________________________

Days After the          Number of Shares               Percent of
 Date of this           Eligible for Sale          Outstanding Common
 Prospectus*         in U.S. Public Market**           Stock****
______________________________________________________________________

     579                  3,004,000***                   21.5%
______________________________________________________________________

     583                    800,000***                    5.7%
______________________________________________________________________

     610                  1,200,000***                    8.6%
______________________________________________________________________

     640                    600,000***                    4.3%
______________________________________________________________________

     730                  2,400,000***                   17.1%
______________________________________________________________________

*Assumes "effective" date is January 15, 2010.

**Shares will continue to face restrictions against sale related to the "control securities" provisions of Rule 144 promulgated by the U.S Securities and Exchange Commission pursuant to the Securities Act of 1933. ***Two-year lock-up period for Class B common stock holders is contained in Article FOURTH of the Amended and Restated Certificate of Incorporation Section 2(f)(ii), dated August 12, 2009, and attached hereto as Exhibit 3.1.

****Assumes sale of all shares offered in this registration statement.


Upon closing of this offering, 8,004,000 Class B common shares will be held by directors, executive officers and other affiliates and will be subject to volume limitations under Rule 144 promulgated under the Securities Act of 1933 and various vesting agreements.


We are allowed issue an unlimited number of shares in connection with mergers and acquisition transactions, joint ventures or other strategic transactions. Any sales of common stock by us, or the perception that such sales could occur, could cause our stock price to decline.


The risks noted above do not necessarily comprise all those faced by Momentum and are not intended to be presented in any assumed order of Priority.


INDIAN NATIONALS ARE LIMITED IN THE AMOUNT OF THEIR FOREIGN INVESTMENTS

Under the Liberalized Remittance Scheme of the Reserve Bank of India, [Indian] resident individuals are limited to remit no more than US$200,000 per financial year (April to March) for any current or capital account transaction or combination of both. This includes investing in various stocks and options that are traded on the exchanges in United States of America.


                                 USE OF PROCEEDS


We estimate that we will receive net proceeds in cash of up to $30,000,000 from our sale of the 6,000,000 shares of Class A common stock offered by us in this offering, based upon an assumed initial public offering price of $5.00 per share, after deducting estimated offering expenses payable by us. If we do not sell all 6,000,000 shares for cash, we may exchange up to 4,000,000 of these shares of Class A common stock for land parcels in India, valued at approximately $20,000,000. Since no parcels other than that at Arakkonam have been identified, it is not possible to state the precise value of the land we may acquire. The sum of $20,000,000 relates only to the approval of our Board of Directors for management to seek out parcels of land, and not to valuation of any specific parcel of land. In the event that we raise cash in excess of $10,000,000, we intend to use that cash to add a cash component to the terms of our acquisitions. There would be a commensurate reduction in the stock component of our acquisitions.

We expect to use the net proceeds received by us from this offering for general corporate purposes, including:




                                         Year   2010       2010      2010        2010       2011
                             Calendar Quarter    1st       2nd        3rd        4th        1st
__________________________________________________________________________________________________

PROCEEDS (US$000S)

6 million shares at $5 per share
   Cash                                        $ 10,000
Registered Treasury Shares for  Land
   Acquisition                                 $ 20,000
Total Proceeds                                 $ 30,000

USES (US$000S)
INDIAN HEALTHCARE FACILITIES

Purchase of Land (In exchange for 4
   million shares)                             $ (5,000) ($15,000)
Title insurance, deed registration,
   regulatory approvals                        $   (350)  $  (350)
Organization costs                                        $  (100)

Hospital construction costs                                                    $ (1,291)  $ (1,291)
                                               ___________________________________________________

        Total Uses Indian Facilities Segment   $ (5,350) ($15,450) $      -    $ (1,291)  $ (1,291)


MEDICAL TRANSCRIPTIONS & BILLING SERVICES
Acquisitions                                                                   $ (3,000)
Operations Development                         $   (100)  $  (100) $   (100)   $   (100)  $   (100)
Marketing                                      $    (50)  $   (50) $    (50)   $    (50)  $    (50)
Implementations                                $    (30)  $   (30) $    (30)   $    (30)  $    (30)
Capital Expenditures                           $    (50)  $   (50) $    (50)   $    (50)  $    (50)
                                               ___________________________________________________

    Total Uses Medical Transcription Segment   $   (230)  $  (230) $   (230)   $ (3,230)  $   (230)

HEALTHCARE INFORMATION TECHNOLOGY SEGMENT

Marketing                                      $    (50)  $   (50) $    (50)   $    (50)  $    (50)
India Development Team                         $    (90)  $   (90) $    (90)   $    (90)  $    (90)
Capital Expenditures                           $    (50)  $   (50) $    (50)   $    (50)  $    (50)
                                               ___________________________________________________

   Total Uses Healthcare  Information
      Technology Segment                          $(190)  $  (190) $   (190)   $   (190)  $   (190)


CORPORATE SERVICES

Governance, Finance, Corporate Development,
   etc                                            $(250)  $  (250) $   (250)   $   (250)  $   (250)
               Total Uses Corporate Services      $(250)  $  (250) $   (250)   $   (250)  $   (250)

Total Uses by Calendar Quarter                 $(6,020)  $(16,120) $   (670)   $ (4,961)  $ (1,961)

Cumulative Uses                                $(6,020)  $(22,140) $(22,810)   $(27,771)  $(29,732)


Although we may use a portion of the net proceeds to acquire businesses, technologies or other assets, we have no current agreements or commitments with respect to any material acquisitions other than those disclosed in this Prospectus. Pending such uses, we plan to invest the net cash proceeds of this offering in short-term, investment grade securities.

The following table discloses how Momentum intends to use the proceeds in this offering if we are less successful than we expect in selling our shares. Since the level of investment this Prospectus will draw cannot be predicted, the figures contained in this table should be regarded as illustrative only, as many circumstances related to Momentum's plans can change based on the level of equity investment the company raises.

In the following scenarios, which summarize the first 5 quarters of operations, we assume that we will raise only a percentage of the cash included in the assumptions above. The first data column of the following table assumes 100% funding, as calculated in the preceding table, with the following columns assuming 25%, 50%, and 75% funding over the first 5 quarters respectively. Please note that in all scenarios we assume that there will be $20 million worth of registered treasury stock for land acquisitions. The registered treasury stock will need to be issued within 9 months in order to retain its registered character. Any stock not issued after nine months from our effective date will require a further filing before it can be issued. For the illustrative purposes of this table, we have assumed that we have not identified lands for acquisition, except at the levels indicated in each column heading.

As this table suggests, Momentum intends to give first priority to funding its Healthcare IT business, with focus on Medical Transcription and Medical Billing businesses on as permitted by funding basis. The company feels that the Healthcare IT business has the greatest likelihood of providing cash flow to achieve Momentum's other objectives over a long period of time. To the extent that proceeds are identified for the purposes of acquisitions, there are no acquisitions currently identified other than those contained in this prospectus. Management has taken the position that it is pointless to initiate acquisitions involving a cash component until the cash to implement the acquisition is on hand. Management does proceed to discuss acquisition prospects willing to consider a 100% share-for-share exchange.

Funding for the full construction of hospitals is beyond the scope of this Prospectus requiring additional funding. The sums included in this prospectus represent the portion of the necessary funding, which Momentum does contemplate providing for these projects. Once parcels of land have been conveyed to Momentum for its shares, the land will be used as collateral to justify approximately 75% of the hospital construction cost being covered by loans from local banks in India. These loans will be within the same subsidiaries of Momentum as Momentum envisions creating for each individual hospital project. The balance of the financing will come either from Momentum's available cash, or from equity investors in each project.





_________________________________________________________________________________________________________________

Level of Investment Assumed in this Prospectus                 100%           25%          50%             75%
_________________________________________________________________________________________________________________

PROCEEDS (US$000S) SUM
_________________________________________________________________________________________________________________
6 million shares at $5 per share Cash                        $ 10,000       $ 2,500      $  5,000        $  7,500
_________________________________________________________________________________________________________________
Registered Treasury Shares for Land Acquisition              $ 20,000       $ 5,000      $ 10,000        $ 15,000
_________________________________________________________________________________________________________________
     Total Proceeds                                          $ 30,000       $ 7,500      $ 15,000        $ 22,500
_________________________________________________________________________________________________________________

USES (US$000S)
_________________________________________________________________________________________________________________

INDIAN HEALTHCARE FACILITIES
_________________________________________________________________________________________________________________
Purchase of Land (In Exchange for up to 4
   million shares of Class A Common Stock)                   $(20,000)      $(5,000)     $(10,000)       $(15,000)
_________________________________________________________________________________________________________________
Title Insurance, Deed Registration,
   Regulatory Approvals                                      $   (700)      $  (250)     $   (450)       $   (700)
_________________________________________________________________________________________________________________
Organization Costs                                           $   (100)      $  (100)     $   (100)       $   (100)
_________________________________________________________________________________________________________________
Hospital Construction Costs                                  $ (2,850)      $  (700)     $ (1,600)       $ (2,000)
_________________________________________________________________________________________________________________
     Total Indian Facilities                                 $(23,382)      $(6,050)     $(12,150)       $(17,550)
_________________________________________________________________________________________________________________

MEDICAL TRANSCRIPTION & BILLING SERVICES
_________________________________________________________________________________________________________________
Acquisitions                                                 $ (3,000)                   $   (800)       $ (2,000)
_________________________________________________________________________________________________________________
Operations Development                                       $   (500)      $   (75)     $   (250)       $   (475)
_________________________________________________________________________________________________________________
Marketing                                                    $   (250)      $   (63)     $   (125)       $   (238)
_________________________________________________________________________________________________________________
Inplementations                                              $   (150)      $   (25)     $    (50)       $   (100)
_________________________________________________________________________________________________________________
Capital Expenditures                                         $   (250)      $   (25)     $    (50)       $   (250)
_________________________________________________________________________________________________________________
     Total Uses Medical Transcription & Billing Services     $ (4,150)      $  (188)     $ (1,275)       $ (3,063)
_________________________________________________________________________________________________________________

HEALTHCARE INFORMATION TECHNOLOGY
_________________________________________________________________________________________________________________
Marketing                                                    $   (250)      $  (250)     $   (250)       $   (250)
_________________________________________________________________________________________________________________
India Development Team                                       $   (450)      $  (450)     $   (450)       $   (450)
_________________________________________________________________________________________________________________
Capital Expenditures                                         $   (250)      $  (250)     $   (250)       $   (250)
_________________________________________________________________________________________________________________
     Total Uses Healthcare Information Technology            $   (950)      $  (950)     $   (950)       $   (950)
_________________________________________________________________________________________________________________

CORPORATE SERVICES
_________________________________________________________________________________________________________________
Governance, Finance, Corporate Development, etc.             $ (1,250)      $  (313)     $   (625)       $   (938)
_________________________________________________________________________________________________________________
     Total Uses Corporate Services                           $ (1,250)      $  (313)     $   (625)       $   (938)
_________________________________________________________________________________________________________________
          Total Uses                                         $(30,000)      $(7,500)     $(15,000)       $(22,500)
_________________________________________________________________________________________________________________


                                    DILUTION


If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our Class A common stock and the projected as adjusted net tangible book value per share of our Class A and Class B common stock immediately after this offering. Projected net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of Class A and Class B common stock outstanding at September 30, 2009.

Investors participating in this offering will incur immediate, substantial dilution. Our projected net tangible book value was $0.001 per share of Class A and Class B common stock at September 30, 2009. Assuming the sale by us of shares of Class A common stock offered in this offering at an initial public offering price of $5.00 per share, and estimated offering expenses, our projected as adjusted net tangible book value at September 30, 2009, would have been $3.00 per share of common stock. This represents an immediate increase in projected net tangible book value of $3.00 per share of common stock to our existing stockholders and an immediate dilution of $2.00 per share to the new investors purchasing shares in this offering.

The following table illustrates this per share dilution*:

________________________________________________________________________________

Assumed initial public offering price per share
   of Class A common stock                                                $ 5.00
________________________________________________________________________________

Projected net tangible book value per share at
   September 30, 2009                                                     $0.001
________________________________________________________________________________

Increase in projected net tangible book value per
   share attributable to this offering                                    $ 3.00
________________________________________________________________________________

Projected as adjusted net tangible book value per
   share after the offering                                               $ 3.00
________________________________________________________________________________

Dilution to new investors                                                 $ 2.00
________________________________________________________________________________

*Assumes 10,004,000 shares outstanding on September 30, 2009, if this offering were done on that date.


                          NO MARKET FOR MOMENTUM SHARES

There is currently no market for any of Momentum's shares, and there can be no assurance that the shares offered by this Prospectus will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, nor can any assurance be given that a public market for Momentum securities can be sustained even if developed. There is no agreement with a market maker or to list Momentum shares on any exchange or bulletin board.

SEC Rule 15c2-11 requires that, before a broker or dealer publishes proprietary quotes on a quotation medium, it must gather, review, and retain certain information about the issuer. The market maker must file a Form 211 with the Financial Industry Regulatory Authority OTC Compliance Unit, along with two copies of the required issuer information. After a successful review, the FINRA Compliance Unit will notify the market maker that it may enter a quotation on the Pink Quote system. Issuers may contact a registered broker-dealer for sponsorship of a security on the Pink Quote system. Thereafter the company can apply to be listed on exchanges such as the OTC Bulletin Board or other exchanges. No assurance can be given that Momentum shares will ever be listed on a quotation service. We estimate that, if Momentum is successful in achieving a listing, this process may take three to nine months to achieve.


                              PLAN OF DISTRIBUTION

We are registering 6,000,000 shares of our Class A common stock for sale by Momentum Healthcare Services, Inc. The Company will receive all of the proceeds from the sale of these shares, except fees, commissions and expenses. The buyers of our shares may sell some or all of their common stock in one or more transactions, including block transactions:

     * on such public markets or exchanges as the common stock may from time to time be trading;
     *    in privately negotiated transactions;
     *    through the writing of options on the common stock;
     *    settlement of short sales; or,
     *    in any combination of these methods of distribution.

Subscribers for our shares may sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions, may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers will be required to sell the securities at a fixed price of $5.00 per share for the duration of the offering.


Since this is our first public offering, Momentum will sell our Class A Common Shares ourselves from our company offices or may use broker dealers to act as agents to sell our Class A Common Stock. No arrangement has been made to sell our shares through a broker dealer at this time. If we use a broker dealer to sell the offered shares Momentum will pay the customary commission on the sale of our Class A Common Stock. We plan to sell our Class A Common Stock at a fixed price per share of $5.00 using our best efforts. As of the date of filing no one has agreed to buy any of our Class A Common Shares.

We intend to sell our Class A Common Stock to friends, family members, business acquaintances and members of the general public. There is no minimum amount of common shares we must sell, so no money raised from the sale of our Class A common shares will go into escrow, trust or another similar arrangement.

Our Class A common shares will be sold by an John B. Thompson, Treasurer of Momentum relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Thompson. Mr. Thompson is not subject to a statutory disqualification and is not an associated person of a broker or dealer.

Additionally, Mr. Thompson primarily performs substantial duties on behalf of Momentum otherwise than in connection with transactions in securities. Mr. Thompson was not a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate 270 days from the effective date.

There are currently no finders.


PROCEDURE FOR SUBSCRIBING

If you decide to subscribe for any shares in this Offering, you must:

(i) Execute and deliver a subscription agreement, attached hereto as Exhibit 99.3; and

(ii) Deliver a check or certified funds to us by registered mail for acceptance or rejection at Momentum Healthcare Services, Inc., 3 Church Circle, Suite 130, Annapolis, MD 21401.

All checks for subscriptions must be made payable to Momentum Healthcare Services, Inc.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

There will be no brokerage fees, taxes or discounts paid in connection with these transactions. A registration fee in the amount of $1,640 has been paid to the SEC in conjunction with this offering. Additionally, management estimates that legal fees and accounting fees in connection with this offering will be $5,000 each. Fees of our legal printer in connection with this offering are estimated to be $3,000. All of these sums have been paid by Momentum.

Funds from this offering received and accepted by us will be immediately available for our use.


If, after the date of this prospectus, the Company enters into an agreement to sell its shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.


We are bearing all costs relating to the registration of the common stock, which are estimated at $14,640. Any selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any subsequent sale of the common stock by them.


Momentum is paying the expenses of the offering because we seek to: (i) become a reporting Company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board or a national exchange. We believe that the registration of this offering may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board or a national exchange.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through further offerings, private placement offerings, or debt. We believe that obtaining reporting Company status under the 1934 Act and trading on the OTC Bulletin Board or a national exchange should increase our ability to raise these additional funds from investors.

Any broker-dealers or agents involved in this offering must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, he must comply with applicable law and may, among other things:

     * Not engage in any stabilization activities in connection with our common stock;

     * Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,

     * Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF OUR OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS REFLECTING OUR CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN THESE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING THOSE DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

                                    OVERVIEW


Momentum Healthcare Services, Inc. is a development stage Company with a limited operating history. To date the company has no revenues and is entirely dependent upon future investors to implement its plans. While management believes the personnel identified to be part of the management team of Momentum have sufficient experience in the healthcare services industry in general to implement the plans set forth in this Prospectus, there are a large number of potential risks, enumerated above and possibly including risks Momentum has not foreseen, which could prevent Momentum from implementing some or all of its business plan.

During the time since inception, Momentum has been a development stage and has a history of operations limited to negotiating and closing relationships with other companies, but our operations have not involved any revenue to date. During the first quarter, Momentum developed its business plan and strategy for fundraising. Meetings were held with various individuals, groups and entities in the United States, India, and Saudi Arabia to establish the most productive means for fundraising. During the second quarter, Momentum established that traditional private placement equity funding is relatively non-existent as compared to times prior to the current international financial crisis, and decided to proceed with this direct initial public offering as the most fruitful means to make the Company most attractive to the broadest spectrum of investors. The initial filing of this registration statement was completed on October 16, 2009, and amended on October 23, 2009 to comply with a requirement of the Securities & Exchange Commission. During the third quarter management succeeded in negotiating an operating understanding with Universal EMR Solutions LLC, a New York corporation with software developed for Healthcare IT in the physicians' office segment, and agreed to purchase GCI MSC SDN BHD, a Malaysian company with software developed for Healthcare IT in the hospital segment. Management also committed significant time to revising this registration statement to satisfy comments received from the Securities & Exchange Commission in its letter dated November 13, 2009. Also during the third quarter, management commenced a strategy of approaching physicians of Indian origin to sell its Healthcare IT solutions into their offices and into hospitals with which they are affiliated.

Expenses incurred to date have paid for the professional services and expenses of Conover Associates, LLC, including its professional staff, to develop the Company's business plan and capital formation activities, and for attorneys, accountants, and legal printers to assist in the preparation of the Company's financial statements and its filings with the U.S. Securities & Exchange Commission. Since the company to date received no revenue, these development stage activities have resulted in a net loss of $(150,244) for the period from inception (April 15, 2009) to June 30, 2009; a net loss of $(100,126) for the quarter from July 1, 2009 to September 30, 2009, and a cumulative net loss of $(250,370) for the period from inception (April 15, 2009) to September 30, 2009.

Management believes that capital formation is the most material and difficult task faced by Momentum. This task is made all the more difficult by the global financial situation of 2009-2010, which is widely accepted to be the worst since the 1930s. Dating back to the 19th Century, start-up companies were able to finance the commencement of their operations from private sources. This task has been made more and more difficult by legal requirements imposed by legislative and regulatory authorities at the state and federal levels. Management expected that its plans would be implemented through private investment, but these plans proved impossible given the current global financial situation. Management believes statutory and regulatory restrictions make it impossible for management to receive sufficient private investment from anyone but the wealthiest individuals, and many of these individuals have seen their net worth severely deteriorated in the 2009-2010 economic environment. These facts make high net worth individuals less likely to be willing to make sufficiently substantial investments or any investments at all. Institutional private equity investment has been severely reduced in the current environment, and requirements placed on receiving such investment normally require that a business be operational at a substantial level before such institutional private equity investment can be considered.

As a result of the unavailability of sufficient private funds to commence its operations at a significant level, management decided that its best course of action would be to raise its required capital through the public market for securities. Once this offering is effective, management will be in a position to promote investment in the company more broadly than is permissible by a private company. Furthermore, investment in the company by most adults will be permissible. Management believes that because Momentum's plans largely involve businesses with significant component parts in India, many individuals of Indian origin will be attracted to invest in the activities of the company. This strategy is complex and failure of this approach to capital formation can cause Momentum to fail. The rules and regulations for achieving and maintaining public status are onerous for any but the largest companies. Management believes that public policy is such that companies are and should be encouraged to be publicly reporting companies. It is management's opinion that it is widely accepted that small businesses are the primary vehicles for adding jobs to the economy, and that regulators will see their duty to facilitate public offers and public listings by small and start-up companies as a primary means to improve the economic performance of the United States.

Management further believes that the other primary material uncertainty for Momentum is the continuing availability of Momentum's President, Donald L. Conover, to the capital formation and further business development of the company. Mr. Conover is the chief architect of the business planning represented by this Prospectus, as well as its chief author. Mr. Conover has no employment agreement with the company, and his services are provided through the Contracting Agreement with Conover Associates LLC, as amended, which is attached hereto as Exhibit 10.4. It is the belief of management that Mr. Conover will enter into a long-term employment agreement with Momentum upon reasonable recommendation of the Compensation Committee of the Board of Directors, comprised of Independent Directors, but said Committee has not yet been formed, so no assurance of its actions nor Mr. Conover's reaction to those recommendations can be predicted.

Management believes that one additional material uncertainty relates to the status of financial markets, which have experienced extreme volatility over the past two years in particular. There are many factors, discussed in detail in Risk Factors above, which may decrease the market price of our common stock, regardless of our operating performance. This uncertainty relates both to the success of this offering and our ability to raise additional equity investment in the future.

     *    the timing and development of products and services that we may offer;
     *    general and industry-specific economic conditions;
     *    actual or anticipated fluctuations in our operating results;
     *    our capital commitments; and
     *    the loss of any of our key management personnel.


Momentum's is launching four discrete businesses in the Healthcare Services Industry, the material trends and uncertainties of each are as follows:

1. Hospital Development and Operations in the form of construction and operation of for-profit hospitals in India.

Management believes that the material trends in the healthcare industry suggest an increasing demand for healthcare facilities on a global basis over the next two decades. Management believes that it is generally accepted that the abnormally large increase in births for the 18 years immediately following World War II will result in an abnormally large increase in old age illness leading to death, with its increase in healthcare requirements, in the coming two or three decades. Management believes that this trend will result in greater demand for healthcare facilities on a global basis, from which our business may be expected to benefit. Various estimates of the required number of beds for India range from 450,000 by PriceWaterhouseCoopers HEALTHCARE IN INDIA 2007 (P. 14) to well over 1,000,000 suggested by The World Health Organization's report, WORLD HEALTH STATISTICS 2009 (P. 98). The PriceWaterhouseCoopers report indicated that $25.7 Billion would need to be invested to achieve the 450,000 additional beds suggested by PriceWaterhouseCoopers in 2007.

Against this positive trend driving the need for hospital beds, there is the material uncertainty that Momentum management will be capable of handling the management of even one hospital. Management believes that the real estate development experience of several of its officers, as well as their broad management experience across multiple industries, will permit management to properly develop this business area. Management makes no claim that it can handle the actual delivery of medical services, which is the purview of the medical profession, which management intends to engage for this purpose at the appropriate time.


2.   Healthcare IT for hospitals and physician's offices in the United States.

Management believes that the aging of the post World War II baby generation will increase the demand for all healthcare services, including Healthcare IT. Additionally, management believes there is growing obsolescence in the Healthcare IT systems installed in the past two decades, and that this trend will create greater demand for Healthcare IT solutions in general. Furthermore, pursuant to The American Recovery and Reinvestment Act of 2009 up to $34 Billion will be expended on Healthcare It over the coming 5 years.

In contrast to this trend to increase Healthcare IT spending over the coming decade, one material uncertainty is whether management will be capable of developing, marketing and handling the delivery of Healthcare IT solutions in the American marketplace. Based on its long and varied experience in providing complex medical services to a variety of parties, ranging from teaching hospitals to solo practitioner clinics, management believes that it is capable of overcoming any of its shortcomings by engaging experienced talent to satisfy any shortcomings.

One additional material trend, which can be expected to develop over the near-term, is the creation of many new competitors in this field. Management believes that it is capable of competing with even the largest companies in the Healthcare IT industry. Management has already taken steps, through its marketing arrangement with Universal EMR and its purchase or GCI, to acquire the necessary expertise to achieve its objectives.

3. Medical Transcription for hospitals and physicians' offices in the United States.

The long-standing uncertainty of the Medical Transcription industry has been the advent of voice recognition and template reporting in electronic medical records as replacements for its services. In management's experience, these factors have been present in the industry for at least two decades, without significant net effect on the industry. Management believes that while it is true that some dictation has and will continue to decline, particularly from doctors' offices thanks to development of electronic medical records, the demographically driven increase in the need for healthcare services has offset any reduction in gross business. By comparison, management believes that hospitals tend to have more complex medical transcription needs thanks to the greater liability created by procedures performed there. As a result, management believes that the overall demand for medical transcription will remain relatively constant, and that the demand for outsourced medical transcription may gradually increase due to the increased comfort level hospitals are experiencing in using outsourced services, such as that we intend to provide.

Management believes that one material opportunity in the medical transcription industry is the failure of major companies in the industry to train for and insist upon the best quality performance from Indian production centers. Management believes that it has the experience to improve on the training techniques and insist on proper performance through economic pressures if production centers do not measure up to standard.

4.   Medical Billing for physicians' offices in the United States.

The chief uncertainty in the medical billing industry is the lack of clarity on what billing provisions will be contained in new healthcare legislation currently before Congress. Further, the stimulus contained in the American Recovery and Reinvestment Act of 2009 suggests that major changes in technologies will be required in order to implement billing methodologies over the next five years. To the extent that billing companies we might acquire already have established business methodologies, such changes can be highly disruptive. Management is monitoring the changes being proposed, and carefully considering how these changes, and changes to Healthcare IT in general may affect any prospective acquisition.

                     HOW MOMENTUM PLANS TO GENERATE REVENUE

HOSPITAL DEVELOPMENT

Hospital Development and Operations is the planning, construction and operation of for-profit hospitals in India. The Company initially envisions opening 5 hospitals with 75 beds each, offering complete medical and surgical care across 5 to 7 medical specialties. Momentum intends to build and equip hospitals and clinics in India, and then collaborate with non-resident Indian physicians and others to operate the medical aspects of these projects. Such projects are a dire need for India, as explained in the discussion of "The Indian Hospital and Healthcare Industry" below. Momentum management has no direct experience in the building or managing of hospitals, but several of its officers do have relevant experience in the real estate development sector, as well as broad experience developing complex enterprises. Management does intend to seek professional advice and assistance with the building and operating of hospitals in India.

Mr. K.J. Dennis is the Chairman of Dennis Infra Pvt. Ltd., a real estate development company with a project to build 3,400 middle-income homes in the vicinity of Arakkonam, in the Indian State of Tamil Nadu. Mr. V. Seshu Kumar is the Managing Director of Bhavana Developers Pvt. Ltd. (http://www.bhavanadevelopers.com), which is a real estate development company primarily focusing its activities in the Indian State of Andhra Pradesh and the City of Hyderabad. Mr. Kumar has been developing real estate in India since 1992. Mr. Donald Conover has served as Chairman of Bhavana Developers Pvt. Ltd. Both Messrs. Kumar and Conover have been noted speakers at international conferences on the Indian real estate industry (HTTP://WWW.TERRAPINN.COM/2008/REIWIN/SPEAKERLIST.STM).

Momentum envisions a process for building Indian hospitals involving separate Indian subsidiaries for each site. Management believes each project can be expected to reach operational status in 24-36 months from the time Momentum acquires the necessary site.

The steps to implement these projects are expected to be as follows:

1. Identify a piece of property and make an agreement to purchase the land from the landowner. Momentum envisions purchasing the land for Class A Common Stock, after it is effective, valued at $5.00 per share during the time this offering remains open. Once this offering is closed, the valuation of Momentum shares shall be determined by market factors, including the price of our Class A Common Stock in U.S. markets, and the situation in the Indian real estate industry. The land will be appraised, and the number of shares to be transferred to the landowner will be determined by dividing the appraised value by $5.00 during the time of this offering, and thereafter by the agreed value. An example of one such contract, already agreed, is attached to this Prospectus as Exhibit 10.1.

2. Momentum will form an Indian subsidiary for each hospital project. Each subsidiary will have its own Board of Directors and Officers, but as the 100% shareholder of such subsidiary, management believes Momentum can be expected to dominate the governance of the subsidiary. This structure will allow flexibility in the later financing of each hospital project. Momentum will exchange sufficient Class A Common Stock with the subsidiary, in return for its stock, to purchase the land. At that point in time the Momentum Class A Common Stock will be an asset of the Indian subsidiary, and the Indian subsidiary shares will be an asset of Momentum.

3. Momentum's Indian subsidiary will then exchange the Momentum Class A Common Stock for the land, and register the land holding. Such investments are permitted by Indian foreign direct investment regulations under the automatic investment route ( See HTTP://WWW.WHOINDIA.ORG/LINKFILES/TRADE_ AGREEMENT_FOREIGN_INVESTMENT-FULL_TEXT.PDF).

4. Once Momentum's Indian subsidiary owns the land parcel and has established itself as an operating entity, it will then seek local bank financing for a construction loan. Management believes that such financing is available for 75% of the construction cost of a hospital project. Management believes that the remaining 25% of the construction cost, including working capital for the Indian subsidiary, can be developed through local private equity investors in the specific project, or Momentum will consider supplementing funds necessary through loans to its Indian subsidiary, depending on the circumstances in each subsidiary and the availability of funds for investment.

5. Once the structure is near completion, Momentum's Indian subsidiary will equip the facility with state-of-the-art equipment using financing available through 85% loans provided by the United States Export-Import Bank. Management believes that the balance of the cost of this equipment, as well as the cost of equipment sourced locally, will be provided by local private equity, local bank loans, or vendor supplied financing terms.

6. During the process of building and equipping these projects, Momentum intends to collaborate with its subsidiaries to identify medical professionals, who would be engaged to operate each facility. Management believes that such personnel will be available either in the local community or through collaboration with non-resident Indian doctors currently living in the United States, the United Kingdom, or other locations around the world.

Momentum is in the process of reaching agreements with Indian landowners, who will exchange significant parcels of land in return for the Company's Class A Common Stock. Momentum plans to receive this land in Indian subsidiaries to be formed, with each parcel owned by a separate subsidiary. Individual management teams, Boards of Directors, and a separate project finance structure will support each subsidiary. Since each of these subsidiaries may be quite different, and is subject to substantial further development, no cash flow structure for Momentum has yet been developed. We anticipate exchanging our Class A Common Stock; valued at $5.00 per share, in return for the genuine appraised value of the lands in each separate case, as verified by an internationally recognized real estate appraiser. Future acquisitions may be valued differently, depending upon the performance of our shares.

Momentum already has one contract to acquire land for such a project at the major railway junction of Arakkonam, in the State of Tamil Nadu, 70 kilometers west of Chennai. A copy of this contract, which is contingent upon Momentum successfully raising $10 million in new shareholder investment and Momentum establishing to its satisfaction that the construction of a building on the site can be financed from within the Indian banking or other financing community, is attached hereto as Exhibit 10.1. The consideration for the purchase of this parcel shall be a number to be determined of Momentum Class A Common Shares, determined by solving for an equation using as a numerator the appraised value of the parcel of land and as a denominator $5.00. The seller agrees to hold the said shares for a period of 1 year.

We believe this strategy will position Momentum to be a major player in the Indian healthcare industry in years to come, and provide us with substantial compatibilities with our Healthcare IT strategy. Momentum will control the Healthcare IT decision-making within each project. It is not anticipated that any such project will be operational for at least 2 years, but when they come online, they will provide Momentum with test beds for our Healthcare IT strategy, together with operating platforms from which we can certify our Healthcare IT modules with the Certification Commission for Healthcare Information Technology, which was recognized as a certifying body by the Department of Health and Human Services of the U.S. Government in 2006, and to date is the only certifying authority of healthcare software in the United States. Further, as India's healthcare industry advances into World standards, which is its potential, this strategy will provide Momentum with major reference clients throughout India, providing us with marketing advantages over local Healthcare IT competitors.

HEALTHCARE IT

Healthcare IT is expected to be Momentum's main marketing priority in the United States, and includes the software, systems, and implementation of the computerization of all functions in the healthcare industry, including, but not limited to, enterprise resource planning, client relationship management, and supply chain management. Such systems are designed to improve the performance of healthcare organizations at all levels. These are multi-module applications systems, which integrate activities across functional departments including, but not limited to management planning, purchasing, inventory control, finance, accounting, human resources, electronic medical records and all of the operational and functional aspects of healthcare delivery.

Several members of Momentum's management team have been involved in the development of Healthcare IT solutions for hospitals and physicians' offices for as much as two decades. Mr. Conover first became involved in the industry in 1989. Mr. Thompson became involved in 1991. The experiences of Mr. Tant and Ms. Wisniewski predate the advent of CBay in 1998. Mr. K.J. Dennis, Mr. Anoop S.R., and Mr. P. Sivadasan have a variety of management experiences related to Healthcare IT since 1999.

With a view of entering into the market for electronic medical records in the physicians' office market space, on October 30, 2009, Momentum Healthcare Services, Inc, and Universal EMR Solutions LLC entered into an agreement by which they shall collaborate in order to modify UNIEMR's Physician's Solution(R) EMR Software and its related products for Momentum to sublicense and otherwise utilize in its business of providing integrated health care solutions to hospitals, physician groups and other health care providers throughout the World. The UNIEMR transaction provides Momentum with the additional value that it is already operating in the United States market for physicians' office EMR software, and the Certification Commission for Health Information Technology has certified its software since 2007. In exchange for its sub-license of Physician's Solution(R) to Momentum, and its commitment to collaborate with Momentum in the future, UNIEMR shall receive 200,000 shares of Momentum Class B Common Stock, and options to purchase an additional 990,000 shares of Momentum Class A Common Stock at the initial public offering rate of $5 per share at any time over the next five years. UNIEMR will also receive commercially reasonable license/royalty and maintenance fees for all end users of Momentum's integrated health care solutions that include Physician's Solution(R) or an EMR system based upon any version of Physician's Solution(R) or any other product designed or developed by UNIEMR. Momentum has agreed to pay UNIEMR commercially reasonable rates for the software development and other work involved in modifying Physician's Solution(R) for use in Momentum's integrated health care solutions. Momentum shall also receive the non-exclusive right to sell UNIEMR's products to physician groups throughout the World as an independent sales representative. To further solidify the Momentum-UNIEMR business relationship, Momentum has also agreed to purchase 20% of the outstanding ownership units in UNIEMR for $1 million ($500,000 in cash and $500,000 in Momentum Class B Common Stock valued at $5/share), contingent upon Momentum raising not less than $5 million cash in this offering. In the event that Momentum raises more than $6.5 million in this offering, payment for 20% of UNIEMR ownership units will be in cash. A copy of the Term Sheet for this transaction is attached hereto as
Exhibit 10.6. The combination of UNIEMR at the physicians' office level and GCI's software at the hospital level is expected to enhance the comprehensiveness of the broad-based Healthcare IT solutions to be offered by Momentum.

Momentum has agreed to acquire 100% of the shares of GCI MSC SDN BHD for 1 million shares of Class B Common Stock. A copy of the term sheet for this transaction is attached as Exhibit 10.7. Members of management have been familiar with the work of GCI since 2003, particularly in its installations in Saudi Arabia, where it has software modules installed at King Faisal Specialist Hospital and Research Center. Management believes that with the acquisition of GCI, it is uniquely positioned to provide a comprehensive solution in the Healthcare IT industry space by using GCI's experience of major interoperable systems to develop Java/Thin Client solutions. Management further believes that it can change the business model of the industry from sales followed by maintenance contracts to a subscription service, thus reducing one of the main capital expenditures faced by all hospitals. Momentum intends to offer continuous updates of its software with its subscription service.

Management believes that some modules already developed can be offered into the United States market within 90 days, and that redesigned modules can be offered within 9-12 months. The estimated development cost for the first 12 months is $500,000, with an additional $250,000 required for marketing. Management expects that existing developers in the GCI organization will provide some of the planned development, while development in the Java/Thin Client environment will be accomplished in a new development center located in Hyderabad, India. Setup and operation of the new development center can be expected to cost $250,000 over the first year. Using existing modules, management believes it can achieve self-sustaining cash flow in its Healthcare IT business within 12 months. This statement assumes the placement of 5-10 modules in U.S. hospitals, which will generate $10,000-20,000 per month in subscription revenue each. Steps for implementing our Healthcare IT model involves:

1. Momentum management's short-term strategy is marketing GCI and UNIEMR modules in their current form. Management continues to make sales calls to discuss available products.

2. Upon adequate funding, Momentum will begin development of systems focusing on the Java/Thin Client environment. It is anticipated that the first parallel modules, which are based on previously built modules based on earlier technologies, will be available for market in 6 to 9 months from the time Momentum achieves a minimum level of cash funding of $500,000.

3. Within 12 months management expects to be in a position to aggressively market a broad variety of Healthcare IT modules using its new Java/Thin Client developments.

Management believes that there is a high degree of uncertainty in the Healthcare IT industry, particularly brought on by the complex terms of The American Recovery and Reinvestment Act of 2009 (ARRA) and the healthcare legislation currently working its way through Congress. In management's experience standards in the Healthcare Industry have traditionally been slow in developing because of the diversity of interest groups in the industry, including vendors, providers, insurance companies and government itself. Some clarity is being provided by the Certification Commission for Health Information Technology (CCHIT(TM)), which is a private entity designated by the U.S. Department of Health and Human Services as the only recognized certification body for the industry. To date, CCHIT has focused its efforts on the area of the electronic health record for both physicians' offices and hospitals, and the final standards, under ARRA, will be issued in the spring of 2010. CCHIT began certifying software systems for electronic health records in 2006, using laws in place at that time. CCHIT began preliminary certification under ARRA in October 2009. Momentum will have to comply with the standards set by CCHIT. Momentum is in the process of acquiring marketing rights to CCHIT certified electronic medical record software from Universal EMR Solutions, LLC. A copy of the term sheet for this transaction is attached hereto as Exhibit 10.6. CCHIT certification is an ongoing process, with frequent expiration dates requiring recertification. Universal EMR's products have been certified by CCHIT since 2007.

Management believes that it is uniquely positioned to differentiate Momentum from other companies in the Healthcare IT Industry by providing high quality paradigm shifting products and services in an effective and efficient manner. Management has observed that major companies in the Healthcare IT business space in the United States developed their broad offerings from acquisitions. While this strategy allowed these companies to offer up to 100 software modules at the hospital level, the necessary tradeoff was the introduction of complications caused by disparate operating systems, versioning issues, and interoperability issues. Further, management observed in the 1990s that establishing a standard to interface these various modules, now called HL7, took nearly ten years to accomplish. During the same period, companies operating outside the United States have not been so readily in a position to broaden their offerings in Healthcare IT through acquisition. Major hospitals operating in countries like the Kingdom of Saudi Arabia have instead hired entire IT teams through a variety of companies from throughout the world. In the Arab world, medicine tends to be practiced in English due to the unavailability of Arabic speaking nurses. This, in turn, has facilitated the adoption of international standards for hospital management. In Saudi Arabia, for example, many hospitals are accredited by the Joint Commission International, which bases its accreditation on the same standards used in the United States. Management has observed that the result has been teams working together to build Healthcare IT systems from the ground up in hospitals comparing favorably in their delivery of medicine with leading hospitals in the United States. Management believes the result has been fewer problems related to operating systems, versioning and interoperability in healthcare systems operating substantially like the American healthcare system in all material respects.

Momentum has agreed to purchase 100% of the shares of GCI MSC SDN BHD, a Malaysian Healthcare IT company, for 1 million shares of Class B Common Stock, valued at $5 per share. A copy of the agreement is attached hereto as Exhibit
10.7. GCI has worked with members of the Momentum management team since 2003 in connection with their collaborative work with King Faisal Specialist Hospital and Research Center and HealthGulf, a medical services firm located in Riyadh, Saudi Arabia. Management believes that the GCI acquisition positions it to make a broadly based offering to the American hospitals immediately upon funding.

Momentum intends to gradually convert the GCI modules to operate in a software environment suitable for all computers including large mainframe computers, using the knowledge and software development capabilities of GCI and other capabilities to be developed in India. GCI currently operates a 60-person development shop in Chennai, India. The advantage of developing the Java/Thin Client technology is that it will be computer operating system independent, and it will allow users to function without having a personal computer in close proximity. Management believes that the larger companies in the Healthcare IT industry typically operate in Microsoft based client/server environments, which in hospitals means the use of many servers to provide full functionality. Management believes that, in a Java/Thin Client environment, the number of servers can be reduced, allowing more efficient functionality of broad-based hospital IT departments. Momentum management believes that Java/Thin Client systems will allow the use of larger computers as servers, which will allow more complete interoperability, better security and better backup systems than are currently broadly available in the Healthcare IT industry. Java/Thin Client also will mean that it will be unnecessary for hospitals to maintain large numbers of personal computers for individual workstations, as they will be able to push necessary functionality into cell phones or very simple electronic notebooks. Management believes that the major companies in the Healthcare IT industry will face difficulty converting to the Java/Thin Client environment, because of the knowledge base and experience of their technical staff being focused on Microsoft client/server environments and their legacy systems in hospitals will have to be continuously serviced for many years into the future. Management believes this conversion to Java/Thin Client will gradually give it a competitive advantage over other Healthcare IT companies. It is true that large players in the Healthcare IT industry do have greater financial resources to pursue a change to Java/Thin Client it they so choose. It is Momentum management's position, however, that changing technology in their situation, with large numbers of legacy systems in the field, will be easier said than done because of complexities of implementing change in large organizations.

Management believes that most Healthcare IT companies rely on a business model of the sale of their software followed by continuous maintenance fees of as much as 18% to 20% of the purchase price of their software. Momentum believes that we can change this business paradigm by offering our software modules on a software-as-service model, where there is no up-front fee, but continuous subscription payments after installation. In this model, Momentum will provide the hardware to each client, either on their own site or at a Momentum operations center. Momentum will operate, maintain and upgrade the software modules required by each client on hardware provided by Momentum. In so doing, Momentum will retain the ability to upgrade the software at any time, as well as assure security and proper backups of client data. Management believes this will allow Momentum to operate larger and more comprehensive servers, which will offer lower cost of operations.

In management's experience, software tends to be difficult to change out after installation in the Healthcare IT industry, except at the time of major system upgrades required by generational improvements in software. Management believes that such upgrades are underway in the industry, and can be expected to continue for the next decade. Management believes that implementing such a change of business model will cause serious competitive difficulties for companies depending on the sale/maintenance agreement model.

In Healthcare IT, Momentum has the advantage of being founded by executives who have seen excellent computerization of healthcare institutions operating outside of the United States. These experiences have taught us that the chronic problems of incompatible operating systems, versioning, and module interoperability are largely solvable with the right overall vision. (See "Discussion of the Healthcare IT Industry" below.) We intend to develop excellent systems, using the benefit of our experiences, and then change the market paradigm. Current systems are typically disjointed client/server systems, which do not lend themselves to Application Service Provider or Software as Service style solutions, although many do hold themselves out as "available on the Internet." Management believes that converting its product lines to be compatible with mainframe computers, we will simplify the system architecture required by client/server based systems, and make it easier for us to operate our systems off site or remotely. There is a significant qualitative difference between being accessible through the Internet and being operated off site, as is typical of ASPs. We intend to build a system that is completely indifferent to the location of the hardware, which supports it.

Having software as service style solutions typically means that internal personnel need not operate the actual hardware for a computer system. In the case of healthcare providers, software as service solutions can provide a significant savings, by reducing the number of IT technical personnel that need to be employed. Other advantages are the ease with which versions can be changed, without interrupting the operational activities of medical staff, and by making it easier to maintain a secure computing environment with appropriate backups of data in multiple locations. Momentum management does believe that some healthcare providers will wish to maintain their data on their own sites, and we envision facilitating that desire by maintaining our systems directly on the site of the provider where required. The traditional approach was for a provider to buy the hardware and software, and provide at least first level service on site. This approach was costly in both manpower and space requirements in healthcare facilities.

We believe that the technical staffs of major competitors will resist this change to technology compatible with mainframe computing primarily because such systems are outside of their training and experience. Furthermore, even if they adopt our strategy, they will have difficulty converting since many of the largest companies have hundreds of installations using what we believe to be obsolete client/server approaches. They will have to go back to their clients and convince them of the value of the change, while maintaining the old systems already in place. Management believes this is a difficult task, which will give Momentum an advantage in marketing the next generation of computer systems.

By owning our software, and not offering it "for sale," we can dramatically reduce the capital costs faced by major healthcare institutions. Typically, such institutions pay a purchase price often $10 million to $15 million or more for a fully comprehensive system, have to wait for installation, and then pay ongoing maintenance fees of 18% to 20% per year for continued support of their systems. Momentum plans to change this paradigm by vastly reducing the up- front capital expenditure of such institutions, relying on a subscription only model. Management plans to make price points approximately equivalent to the maintenance fees charged by our competitors. Management believes that this removal of the up-front sales charge will force competitors, which rely on selling their modules, to change their business model and their product lines that fail to lend themselves to the ASP model. Management believes that it will be able to sustain this model because it is not planning to sell its Healthcare IT solutions, but simply maintain them for our clients. Management believes that there are significant excess charges in the marketplace, which can be forgone in the interest of aggressive pricing competition. We believe that once we have created each module in the form we desire, we will be able to copy and sell it to multiple clients without large additional development costs.

We plan to begin marketing at least one major module needed by all major healthcare institutions within twelve months. Our GCI acquisition already brings us completely implemented modules for electronic medical records, pharmacy, and supply chain management applications, in addition to many other modules not offered by Cerner. Assuming closure of the transaction contained in Exhibit 10.7, a full comparison of Momentum's modules to those of Cerner Corporation is attached as Exhibit 99.1. We have identified EMR as a primary focus because the Congressional Budget Office estimates that the amount of money to be spent for electronic health records under the American Recovery and Reinvestment Act of 2009 will be up to $34 billion on improvements and implementations in this area over the life of the program.(HTTP://WWW.FORTHERECORDMAG.COM/ARCHIVES/041309P10. SHTML). Pharmacy is a priority because inventory control and security of pharmaceuticals is mission critical in all major healthcare institutions. Supply chain management is critical because of the volume of items, which a typical healthcare institution must maintain. According to management's experience and estimates, a typical hospital must inventory as many as 50,000 items, from cleaners and mops to sutures and operating room light bulbs. Every room of a hospital tends to be a mini-warehouse, and the tracking of inventoried items in such a complex environment is therefore significantly more complicated than in typical institutions in other industries.

MEDICAL TRANSCRIPTION AND MEDICAL BILLING

Medical Transcription is the process of converting dictations of physicians, contained on computerized voice files, into typed files, which can become part of the medical record in hospitals, clinics and doctors' offices. All of the founding officers and directors of Momentum have had extensive experience in the Medical Transcription Industry, with four of them serving as four of the first five founding officers of CBay, which today is the largest company in the industry. Management is confident that the personal relationships its officers have established with suppliers of medical transcription services located in India will allow Momentum to deliver the highest quality product available from outsourced vendors. Management expects to begin a campaign of medical transcription sales upon the completion of this offering, at an approximately cost for sales, marketing, and customer service of $250,000 during the first year, before revenues are established. Once medical transcription revenues are established, management expects to expand Momentum's medical transcription budget as sales permit.

Medical Billing is the process of taking responsibility for filing claims and collecting fees for medical services of all kinds. Management believes that with healthcare IT and medical transcription businesses, it will be in a position to cross-sell medical billing services to its clients in other sectors. Mr. Conover has had experience with medical billing operations since 1994, and Ms. Wisniewski has had medical billing experience since 1996. At this time, management plans to build Momentum's medical billing business by acquisitions.

Management believes that once this offering is effective it will be in a position to exchange Momentum's Class A or Class B Common Stock for controlling interests of small size medical transcription and medical billing companies, ranging in size from $150,000 in sales per year to $5 million in sales per year. Management believes there are approximately 1,500 companies in each group, and that few of them have appropriate places to sell their companies upon retirement. Few are large enough to even consider a public offering. Each such acquisition will require evaluation and negotiation to determine under what terms the acquisition can be made. Management believes that it is possible to bring in some acquisitions by means of a share exchange only, once Momentum's Class A Common Stock is effective. Management believes that typical terms for this type of transaction are to pay 0.6 times to 1.0 times revenue for the valuation of such companies, and to make these payments one-third in cash, one-third in shares, and one-third in debt taken back by the selling company. Management will develop actual terms in each given situation.

Our steps in medical transcription and medical billing will be as follows:

1. Management will contact prospective medical transcription clients as time permits. To the extent that funds permit, a marketing campaign of up to $250,000 will be undertaking to create organic growth in a medical transcription business for Momentum. Management believes that this investment can generate annual revenue of $750,000, with gross profit of $250,000. The medical transcription industry has been tarnished in recent years by allegations of overbilling, failure to deliver satisfactory quality, and resultant financial instability. We plan to capitalize on the vulnerability of major industry competitors by highlighting Momentum's ability to deliver reliable quality with transparent billing techniques.


2. Once funds are available through this offering, management will undertake to acquire medical transcription and medical billing companies with U.S. business, which can be directed to production centers known to management in India. The size of these acquisitions will be entirely dependent upon the results of this offering. Management has been in contact with several companies, but none of them were prepared to proceed with detailed negotiations until such time as our offering is effective. In addition to organic sales of medical transcription and medical billing services, we intend to acquire medical transcription and medical billing companies with revenue in excess of $30 million, subject to availability of funds from this offer. Based on our experience, we believe that public companies have a higher valuation than private companies, all other considerations being equal. Small companies in these markets tend to be sold by their founders to larger companies for prices below their gross revenue. On the other hand, public companies often sell at a multiple higher than their gross revenue. We therefore believe that each acquisition we make will add to the value of Momentum on the public markets.

We plan to acquire most of our production from India. Ten to fifteen years ago the Indian medical transcription industry was not well established, and many of the major players in the industry were derisive outsourcing work offshore. Several of the biggest companies made it an important marketing point to declare in their marketing materials that they would only use production from the United States. Some of these same companies found themselves in financial difficulties because they failed to make the shift to offshore labor soon enough. Today, management believes that the availability of American sources of medical transcription labor is diminishing, and Indian medical transcription labor is widely accepted in the industry. Management further believes that all major medical transcription companies have embraced the idea of using offshore labor. Members of management were involved in the development of 38 production centers in India, and are familiar with at least four with known quality standards, which are seeking other outlets for their services. We intend to contract with these suppliers to provide our production capacity.

Management believes that many have failed to understand the necessity for building quality into the product at the source. Instead, they either rely on substantial editing efforts in the United States, or they deal with client complaints by hiring complaint takers--personnel whose job it is to hear complaints, while those complaints may or may not be resolved. Such companies recognize that changing a medical transcription supplier is a major undertaking within a hospital or major clinic, so they rely on tolerance of a certain level of bad quality ameliorated by the soothing intercession of their complaint takers.

Momentum, on the other hand, was founded and is led by executives who know that excellent quality can be achieved in any production center with proper guidance and training. We plan to use the knowledge and experience of how to accomplish excellent quality as an important differentiator of our Momentum Transcriptions(TM) brand in the marketplace. Management observed many occasions in our previous companies where poor performance at the level of the medical transcriptionist was glossed over until sufficient economic pressure was put on our outside suppliers of medical transcription. Momentum's management intends to require high quality performance by refusing to pay vendors not meeting our standards. Management believes this will be a huge relief to our clients. Direct experiences of Momentum management suggest that economic pressure does cause outside supplier management to take more care in the delivery of an excellent product.

Our Momentum Transcription(TM) and Momentum Healthcare Services(TM) brand were filed through the Trademark Electronic Application System of the United States Patent and Trademark Office on June 26, 2009. Management intends to continuously pursue these trademarks until their registration is granted.

Management believes Momentum's commitment to being a reporting public Company from the outset demonstrates our commitment to operating our business in a fair and transparent manner for all stakeholders. Similar phenomena occur in the medical billing industry.

Management intends to explore future financings to grow quickly through acquisitions, both in India and the United States. In so doing, we intend to find small to medium size medical transcription and medical billing companies, which have profitable operations, but have little or no ability on their own to reach critical mass for a public offering in the United States or other markets. Momentum's target companies can be expected to have annual gross revenue of $1 million to $5 million, but can be as small as $150 thousand in gross revenue. GCI is expected to have gross revenue of $500 thousand for 2009, while Universal EMR's revenue is expected to be about $370,000 for 2009. Management believes that it will be in a position to cross-sell the medical transcription, medical billing, and Healthcare IT solutions across the client lists of all acquired companies. While discussions have been commenced with some medical transcription and medical billing companies, none have reached a final stage of negotiation, and all have indicated their desire to see the success of this offering prior to closing any transaction. No assurance can therefore be given that any of these acquisitions will ever be consummated.


We expect to continue to incur losses for at least the next several years. We do not expect to generate sufficient revenue to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We anticipate raising capital necessary to fund our business through the sale of equity securities although there is no certainty that we may be able to raise the required funds (See "Plan of Operation").


Three of the first officers of Momentum Healthcare Services, Inc. are three of the first four executive employees hired by CBay Systems, Ltd., a Delaware corporation, whose successor in interest, CBaySystems Holdings Limited is now listed on the London Stock Exchange (AIM: CBAY). After founding in July 1998, CBay became the largest Company in the American Medical Transcription industry, which includes approximately 1,700 companies of all sizes. CBay's business spans Medical Transcription, Healthcare Technology, and Patient Financial Services, including medical billing.

            DISCUSSION OF THE INDIAN HOSPITAL AND HEALTHCARE INDUSTRY


While Momentum management believes India is well known for training doctors and medical staff, who become leaders in countries throughout the World, its healthcare industry at home has been neglected. India spends roughly 3.6% of its GDP on healthcare, 75% of which is spent by the private sector. Seventy-two (72) infants per thousand die before reaching the age of five, and malnutrition afflicts almost half of all Indian children. Maternal and child care is a major issue of concern as are contagious diseases. Malaria, tuberculosis, HIV/AIDS, and lifestyle diseases such as diabetes and cardiac problems continue to be prevalent.

The Government of India has not facilitated the creation of a World Class healthcare insurance industry, which would have driven Indian healthcare toward the use of standardized coding systems, such as ICD-9 and ICD-10, the standards adopted in much of the rest of the World. Adoption of such standards has facilitated the improvement of healthcare practices throughout much of the rest of the World. Among other deficiencies, failure to adopt such standards has hamstrung the Indian IT industry, which, outside of healthcare, is otherwise a leader in the World. Only 11% of India's population is covered by health insurance, according to PricewaterhouseCoopers' HEALTHCARE IN INDIA: EMERGING MARKET REPORT 2007. There are only 13 Joint Commission International (JCI) hospitals certified in India, as compared to 30 in the Kingdom of Saudi Arabia, which has 2.3% of the population of India.

India's rapidly growing middle-class population demands better access to healthcare. India needs about 28,000 Health Centers, according to the Government of India's ECONOMIC SURVEY 2008-09. Other sources, such as PricewaterhouseCoopers, put the need considerably higher. According to the PricewaterhouseCoopers study, India has only 20% as many hospital beds as the world average, and requires 450,000 new beds by 2010. A calculation on the number of beds needed to bring India to just average in the World yields 3,614,600 beds needed. They estimate that the cost of such investment is approximately $25.7 Billion, of which the government will only fund 15-20%. Management believes that a very small percentage of these hospital beds were built since the study was issued. The following statistics provide a sense of the orders of magnitude of the startling deficiencies of the Indian healthcare system:


_________________________________________________________________________________________________

                                                     India                     United States
                                            (Per 10,000 population)       (Per 10,000 population)
_________________________________________________________________________________________________

Doctors                                                 6                              26
_________________________________________________________________________________________________

Nursing/Midwives                                       13                              94
_________________________________________________________________________________________________

Dentists                                                1                              16
_________________________________________________________________________________________________

Hospital Beds                                           7                              30
_________________________________________________________________________________________________

Deaths Under 5 Years of Age                           720                              80
_________________________________________________________________________________________________

Attended Births                                       47%                             99%
_________________________________________________________________________________________________

Healthcare Expenditure as a % of GDP                  3.6%                          15.3%
_________________________________________________________________________________________________

As a % of Total Government Expenditures               3.4%                          19.3%
_________________________________________________________________________________________________

Healthcare Expenditures/Capita                        $29                          $6,719
_________________________________________________________________________________________________

Healthcare Expenditures/Capita PPP                    $86                          $6,719
_________________________________________________________________________________________________

Source: WORLD HEALTH STATISTICS 2009, published by The World Health Organization



 While India does have several relatively large hospital groups, even the largest of these, Apollo Hospitals Enterprise Limited, which claims to be the largest healthcare group in Asia, has only 46 hospitals and 8,065 beds. If this size were juxtaposed into the U.S. healthcare system, it would amount to less than 2.7% of the total healthcare services industry, and India's population is approximately 4 times the size of the U.S. population. These statistics simply demonstrate that the size of the needs in the Indian healthcare industry are quite enormous, while government commitment to satisfying these needs falls far short of World standards.

There is good news, however. The low figures present significant opportunity for investment in the Indian healthcare sector. The government of India is actively encouraging private initiatives in the sector by offering tax holidays to private hospitals in certain areas. There are more than 50,000 doctors of Indian origin in the United States and a proportional number in Great Britain, among many other countries throughout the World. Management believes many of these doctors are keenly aware of the healthcare deficiencies in India, and many would like to find a way to help. Management believes many of these doctors have practiced outside of India for 10-40 years, and have amassed the financial wherewithal to help. Many have already tried to help, and some have been successful. Others, however, have been thwarted by the complexity of establishing a healthcare facility on the other side of the World.

Momentum believes that there is a certain cadre of landowners in India, who will gladly supply a parcel of land for a hospital or clinic, if Momentum will provide the organizing principal for developing such a facility. We believe landowners are prepared to exchange parcels of their land for Momentum Class A Common Stock. One of these landowners, Dennis Steels Pvt. Ltd. has already agreed to provide approximately 10 acres near the major railway junction of Arakkonam, approximately 70 kilometers west of Chennai, in the State of Tamil Nadu. A copy of the agreement to provide such land is attached hereto and made a part hereof as Exhibit 10.1. The closing of this transaction is planned for completion by May 31, 2010, subject to the completion of a variety of formalities, and the removal of contingencies. Momentum intends to verify valuation of projects of this sort through appraisals provided satisfactory to rules adopted under Generally Accepted Accounting Principles. We intend to assure our title to any lands in question by acquiring title indemnity insurance through internationally recognized insurance companies.

Discussions with non-resident Indian doctors have suggested that the major stumbling block for them developing healthcare projects in India has been that they preferred and were better suited to focus on medical rather than administrative and financial issues. Momentum intends to satisfy these shortcomings by building the structures and equipping them, while allowing the doctors to focus on the medical aspects of the business. We intend to accomplish this through a mixture of local bank finance, international finance supported by the U.S. ExIm Bank and other international development banks, and various equity partnerships within individual subsidiaries, keeping in mind our intention to consolidate results by maintaining majority ownership in each subsidiary.


Development of the business plans for these projects will be done individually, with a separate Momentum Indian subsidiary being established for each project. These subsidiaries will have their own management teams in India, their own Boards of Directors, and their own project finance structure. Since each of these projects may be substantially different, with objectives from fully operational acute care hospitals to cardiac catheterization clinics to maternity clinics, the individual project plans are beyond the scope of our current offering.

                DISCUSSION OF THE MEDICAL TRANSCRIPTION INDUSTRY


The Medical Transcription industry in the United States is approximately $12 billion, of which approximately 40% is outsourced. The primary target market for Momentum Transcriptions(TM) is approximately 4,900 community-based hospitals, with estimated sales of $2.5 billion. Approximately 1,700 companies currently service this market. Management believes most are achieving revenues of $1 million on less. Only 10-12 companies enjoy revenue in excess of $15 million.


Major companies in the industry include MedQuist (NASDAQ: MEDQ) with approximately $285 million of medical transcription revenue, a 6% market share; Spheris with approximately $184 million of revenue, a 4% market share; Transcend (NASDAQ: TRCR) with approximately $49 million in 2008 revenue; CBay (AIM: CBAY) with approximately $45 million in medical transcription revenue; and several other companies, including Nuance (NASDAQ: NUAN), Webmedx, and SPI.

Market trends affecting the industry include: 1) the advancing age of the "Baby Boomer" generation driving the need for healthcare services and increasing costs; 2) increased requirements for documenting patient encounters for insurance and regulatory purposes; 3) the domestic labor market is not growing fast enough to meet demand for medical transcriptionists; 4) increased use of business process outsourcing services by hospitals, particularly including medical transcription; 5) competitive pricing by some vendors to can market share; and 6) the adoption of speech recognition technology to increase productivity. While voice recognition technology has long been discussed as a threat to medical transcription companies, it has only replaced them in two functional areas: radiology departments and emergency medicine. Those gains were achieved in the mid-1990s. Best practices now include using voice recognition engines to make first drafts of documents, followed by editing by professional transcriptionists. Momentum plans to implement all of its medical transcription business on this model.

Medical transcription production began in India in 1994, pioneered by Transcriptions International, Inc., a pre-cursor of CBay, also founded by Momentum's President and Chief Executive Officer, Donald L. Conover, and HealthScribe, now a component of Spheris. By 2000, The National Association of Software and Services Companies reported that there were 640 medical transcription companies operating in India. Of these, only CBay and HealthScribe achieved major success in the American hospital market as direct suppliers. All other companies satisfied themselves with serving hospitals through American medical transcription companies or by selling to the doctors' offices of their kinsmen in the United States. Management believes that many of those year 2000 companies either failed for lack of knowledge of the United States market or were subsumed under larger and stronger participants in the industry. The survivors now face tough choices.

Management believes that the CBay experiences of several of its officers has prepared them to properly develop and manage Momentum through a complex healthcare services environment. This environment has been characterized by significant change over the past two decades. These changes ranged from requiring all medical transcriptionists to work in identified offices, with large investments in infrastructure to the same personnel being able to work from home, and finally from many offshore locations, particularly India. Donald Conover was a first mover in these changes in the industry 9 years before the founding of CBay, and accelerated the process of change after founding CBay. In so doing, Mr. Conover gained broad knowledge and experience in the Healthcare IT industry. Further change is inevitable as methods for delivering services change with second-generation Healthcare IT technologies. Having worked through the earlier developments, are officers have experiences to guide them through the complexities of change in the future.

Management believes that many of medical transcription and medical billing companies have failed to achieve critical mass, and few Indian companies control their own destiny in the sense that they have no direct contact with their ultimate client. Their founding entrepreneurs, like the founders of many of the small businesses in the United States, now face the dilemma of finding a financial "exit route" from their companies in a down market. Many of these entrepreneurs have invested over a decade to developing their companies, and are anxious to retire. Since they do not have the size or sophistication to reach the public markets on their own, they need a better solution to their "exit route" problem. If they sell privately they peg the value of their investment at a most difficult economic time.

Momentum believes that it is positioned to acquire such companies at or below their gross annual revenue, and provide its investors with the benefits of the achieving a higher valuation for their investment by holding it in public shares rather than private shares. Public companies in healthcare services are typically valued at a multiple above gross annual income.


                     DISCUSSION OF MEDICAL BILLING INDUSTRY


Momentum intends to cross sell medical billing services into its medical transcription clientele. Like medical transcription, over a thousand small entrepreneurial companies and a few major national players, such as Perot Systems and Per-Se Technologies, Inc, characterize the medical billing industry. During the past five years Indian companies have developed to service this industry, again by relying on American companies to handle their sales and client services needs. Momentum intends to combine the medical transcription and medical billing software it intends to develop, along with other business process outsourcing services software, into an organic continuum with Healthcare IT software. In this way, Momentum will create an environment, which will facilitate its cross selling.


Payment in the medical billing industry is based on a fixed fee or a percentage commission on the amounts obtained for the client. Client relationships are governed by standard form agreements, which may vary from client to client. Much of the billing activity required by healthcare providers focuses on identifying and recovering lost payments from denied claims by insurance companies and state and federal organizations such as Medicare and TriCare. Billing companies identify the root causes of payment delays and correct problems to help prevent claim denials. Momentum will identify acquisition candidates, which use effective software for delay and denial management analytics looking at entire active aged accounts receivable, taking into account both delayed and denied claims. Trends and root causes for delays and denials can be uncovered and addressed by delay management analytic software.

Momentum's medical billing operation will be designed to obtain payment on outstanding balances from third-party payers such as insurance companies, government organizations and private individuals. Each client will be assigned a team of experts, who have extensive provider and payer experience, to assist them in the accounts receivable management process. We will focus on making certain that the client is able to monitor progress on claims and can use Momentum's applications to generate a diverse range of detailed analytical reports.

A large share hospital reimbursement is in Medicare payments that a hospital receives if it services a disproportionate number of Medicaid-eligible patients, which includes all Americans over 65 years of age. Hospitals are often denied payments because necessary documentation is missing, incomplete or non-compliant, or there is a lack of internal reimbursement or accounting resources to correctly analyze potential reimbursement opportunities. Momentum's focus will be to provide a comprehensive, turnkey service, from the preparation of data to the complete reimbursement package preparation and follow-up with any fiscal intermediary, and to support the process through to the audit. Momentum will invest to build its sales and marketing infrastructure in immediately upon the closure of this offering. As a new entrant in this marketplace, Momentum will focus on brand building. We will maintain a balance between short-term growth and profitability and investment in the development of a sales pipeline. We intend to build Momentum with a direct sales program through a variety of marketing strategies and active cross selling, in addition to our acquisition strategy.


                    DISCUSSION OF THE HEALTHCARE IT INDUSTRY

Momentum Healthcare Services, Inc., intends to use proceeds of this offering and cash flow generated from its business process outsourcing businesses to address the Healthcare IT space in the American healthcare industry. THIS will allow Momentum to move into a market space, which typically enjoys PE ratios above 20, while typical PE ratios for business process outsourcing activities typically fall below that level. Management believes that this refocusing of the Company over the next 3-5 years will position Momentum to be a major player in the overall healthcare services industry. The following discussion contains management's belief about the major structural flaws facing the Healthcare IT industry:

1) Management believes that most healthcare computer systems had their origins in the 1980s, when developers began focusing on using Microsoft microcomputer applications. Microcomputer development was natural because it meant developers did not need access to mainframe computers to do their work, but it meant that certain tradeoffs were made, which have become less and less appropriate as the healthcare industry has matured in its computerization. Implicit in development on microcomputers is the idea that each healthcare application is based on "client-server" functionality. That is, there was a single computer, which would operate the primary functionality of each module of software, and other computers would access this data from that server. What typically has occurred is that each significant module has its own discrete server, which is connected to other servers by local area networks. To the extent that these systems are interoperable, they are fitted together with an interfacing standard called HL7. HL7 took approximately 10 years to be agreed by the industry, during the 1990s. As more functional standards are addressed, they can be expected to be even more contentious in their development process, because so many different interest groups will want to provide inputs and see the results match their operational methods. Many hospitals that have adopted Healthcare IT over the past twenty years have scores of servers in their computer rooms. This phenomenon was caused by the fact that the larger companies operating in the Healthcare IT space developed their offerings by acquiring many modules from smaller developers and niche players. These systems suffer from incompatibility of operating systems, versioning issues, and interoperability issues. These problems will only get worse in the short-run thanks to the entry of Google into the operating system market previously dominated by Microsoft. Having suffered through the complexities of implementing new versions of the Microsoft operating system on personal computers, everyone can easily imagine the nightmare complexity of keeping diverse client-server systems interoperable in hospitals with hundreds of personal computers using divergent operating systems.

2) Considering the long gestation time for standards of any kind, particularly in the healthcare industry, technological innovation often occurs before standards can be agreed. The most effective companies will therefore be those which make their systems and services ubiquitous and compelling without waiting for the development of industry wide standards.


3) Most laymen and developers have made an assumption that the Electronic Medical Records module constitutes the main area to improve hospital and medical delivery efficiency. The main thrust of the Obama Administration's stimulus money in Healthcare IT is in this arena, which has attracted literally hundreds of small companies. Practically all of these new entrants, however, suffer from the same issues mentioned in paragraph 1 above. While it is quite important, "me too" EMR systems developers often miss the point that modern hospital computer needs are much more complex than the EMR module, and fall into the same trap of developing on modular client-server platforms.

4) The major companies in this space, McKesson Corporation (NYSE: MCK) and Cerner Corporation (NASDAQ: CERN) grew their businesses during the 1990s in this merger and acquisition, client-server environment. Their systems therefore suffer from these major interoperability and versioning shortcomings. These companies, and most others in the Healthcare IT space, are vulnerable because any change in the marketing paradigm and technical approach for the industry will force them to address thousands of legacy systems, which will prove to be an overwhelming and time consuming activity.

5) The payment model to major Healthcare IT companies today requires large capital outlays for hospitals and doctors' offices. Major American Healthcare IT companies operate on the basis of a sale of their software, followed by maintenance agreements with clients of 18-20% of the purchase price per year. Full Healthcare IT systems for hospitals can cost in excess of $15 million, and often considerably more. Healthcare IT therefore becomes one of the largest capital expenses for a hospital, often requiring special funding.


6) The Obama Administration currently proposes to subsidize such outlays for doctors' offices, but at the moment these plans focus on the EMR space, which represents a very small portion of the overall need in healthcare. There are many other modules, which have the same or greater impact on the financial performance of healthcare facilities. These include supply chain management, finance, human resources management, benefits management, scheduling management, clinical imaging interoperability, radio frequency identification of major components of hospital equipment, and bio-surveillance to name just of few major applications.


Momentum has the benefit of the perspective of several professionals, who have experienced and observed the inconveniences of these shortcomings in the Healthcare IT space first hand. These professionals have also had the opportunity to see firsthand the appropriate solutions for many of these problems, which have been implemented outside the United States. Whereas McKesson and Cerner had the "luxury," within the context of the American financial sector, of acquiring systems module by module from individual developers, this has not been the case in other parts of the World. Hospital IT professionals outside of the United States and Western Europe have tended to be forced to develop their solutions internally, often very effectively, or to use small IT companies, which developed their solutions at individual hospitals, often becoming the IT department of the hospital during their installation process. The result of this approach has been systems which often are more homogeneous and interoperable than the systems provided by the largest Healthcare IT providers in the United States. Further, these systems tend to be compatible with American healthcare standards, because they have been developed using internationally accepted provider, procedure and diagnostic codes (ICD-9 and ICD-10) at hospitals approved by The Joint Commission International. Indeed, since American systems are still using ICD-9 coding, while many overseas hospitals went directly to ICD-10 when they began to computerize, in many cases these overseas systems are already prepared for the next generation of coding to be adopted in the United States. Mr. Conover and other members of the Momentum team know that these offshore suppliers do have interest in ramping up their marketing efforts in and making them compatible with the United States market. The major shortcoming of these systems is that they too have been developed in client-server environments using software development platforms such as C++ and ..net.

Momentum envisions using the knowledge of and experience with Healthcare IT modules of these overseas companies to develop fully interoperable and upgradeable systems using the Java programming language. Momentum can negotiate contracts and begin marketing immediately upon funding on the strength of the existing software of these companies, but will immediately undertake a module by module build up of a fully interoperable system spanning the entire Healthcare IT universe. As the process progresses, the Momentum solution will become the "Best of Breed" solution in the industry.

Momentum envisions a "Software as a Service" or ASP model, undercutting the business model of many of the major players in the Healthcare IT industry, which rely on the initial sale and follow on maintenance model. Because Momentum will own its developments, replicating its software will be a relatively low cost. Momentum will offer Healthcare IT products on a non-capital expense basis, thereby undercutting one of the major revenue generators of the top players in the Healthcare IT space. By maintaining its software in a comprehensive manner, essentially for the maintenance cost faced by most hospitals and clinics, Momentum will drive interoperability, versioning and operating system problems out of the Healthcare IT universe over time. By developing an effectively functioning Java based system, management believes that Momentum will create a standard in the industry, which will be very difficult for major competitors to replicate, given the complexity of the issues they will face with existing customers in changing out systems developed using older technologies. Naturally, Momentum will adopt any standards developed in the industry, and participate in the development of such standards by serving on industry panels with such mandates.


Upon funding, Phase I of this process will be two-fold. In the United States, a sales and marketing team will develop a strategy to utilize the existing software developments of our overseas partners. As sales are made, suitable operations centers for the SAS model will be established. We imagine that some hospitals will want their systems on their site, with access by their own IT professionals. Momentum will provide the solution at any suitable site with full Momentum training, support, upgrades, and customer service. To the extent that clients choose to have their own IT personnel involved in the process, those costs will be for the client's account.


The second facet of Phase I will be to begin developing the comprehensive Java based solution module by module at a development center in India. THIS strategy implies limiting or eliminating the nightmare of servers and spaghetti wires, which are typical in the average hospital computer room today. While this center may use outside contractors and assets from the existing overseas Healthcare IT companies, its primary function will be to implement the user friendliness and uniformity of the Momentum Healthcare IT system across the entire healthcare universe. THIS activity will be a never ending and ongoing process. As it expands into the various modules of the healthcare universe, it will cause a DE FACTO shift in the way that the healthcare industry thinks about and pays for Healthcare IT.

Management believes Momentum has the opportunity to create a standard for the entire Healthcare IT industry. While many companies will wait for industry standards to emerge, this process will be long and messy. The HL7 example is a case in point. Management believes HL7 is the only standard adopted by all participants in the Healthcare IT industry. In management's experience, the HL7 interfacing standard took nearly ten years for the industry to discuss and adopt. HL7 is a standard permitting diverse healthcare software modules to communicate with one another in a common way. While Momentum intends to be cognizant of the standards process in the industry, adopting standards as they are adopted along the way, it wants to avoid being hobbled by the idea that a new standard must be completed next year or next decade. Inevitably, this will be a complex decades-long process, favoring the nimble Company that envisions the Healthcare IT space as the clients WANT it to be, rather than how IT professionals develop it without proper inputs from clients. Management believes that by focusing on its own standard, refining it as it develops internally, Momentum will ultimately create a operational model for Healthcare IT software and catch the competition unprepared to easily convert their last generation client-server offerings to more effective software models.


By envisioning itself as a global Company with a global market, Momentum will have several advantages. Within 2-3 years, it will be positioned to garner major pieces of business throughout the World, in addition to the United States market. Countries like India have not yet even adopted the international coding schemes, which have already become ubiquitous throughout most of the developed World. Once the healthcare leaders of countries like India recognize that they must adopt such standards, companies with perspectives on markets like India and the Middle East will thrive, while hide bound American companies will tend to limit their vision to North America and Western Europe. Once Momentum succeeds in developing its DE FACTO standard, it will be very difficult for other companies to compete across the entire spectrum. Smaller companies will lack broad enough scope to address the entire universe, while the larger companies will be hobbled by their legacy systems.

The initial objective, with an investment of approximately $2 million, is to begin to market Momentum's Healthcare IT products at the Healthcare Information and Management Systems Society (HIMSS) conference in Atlanta, March 1-4, 2010. Using the SaaS model, the products marketed at that time will be a combination of the existing modules developed by our overseas suppliers, and the new modules developed under Momentum's Phase I development plan. It is envisioned that initial sales will help cover the costs of further modular developments and justify a major secondary public offering to allow Momentum to expedite the development of its DE FACTO standard modules.

Follow on businesses naturally emerge from achieving success in the Healthcare IT space. McKesson Corporation (NYSE: MCK) is #15 on the Fortune 500, because of its "Supply Chain Management" business, primarily in pharmaceuticals. Its leadership in the Healthcare IT space informs its pharmaceutical purchasing and warehousing business. Since the average hospital inventories 50,000 different items, from sutures to bedpans, there is tremendous scope for developing global supply chain management businesses over the next two decades. Since Cerner (NASDAQ: CERN), which focuses only on Healthcare IT, enjoys a PE ratio of 24.75, while McKesson's PE ratio is only 14.78, it may make sense for Momentum to focus on the Healthcare IT aspects of its business, and franchise the "Supply Chain Management" opportunity on a country by country basis. Organic business process outsourcing modules for medical transcription, billing and coding, to name only three, will allow Momentum to amplify and adjust its businesses in the business process outsourcing industry.

CASH AND CAPITALIZATION

The following table sets forth our cash, cash equivalents, short-term investments and capitalization at September 30, 2009, as follows:


       o On an actual basis.

You should read this table in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus.
________________________________________________________________________________

(Unaudited)                                                   September 30, 2009
                                                                    Actual
________________________________________________________________________________

Cash, cash equivalents and short-term investments                 $     180

Accounts Receivable                                                      --

     Current Assets                                               $     180

Net Property Plant & Equipment                                           --

Intangibles (7 year average life)                                        --

LAND                                                                     --
                                                                  _________

Total Assets                                                      $     180
                                                                  =========

Accounts Payable

Accrued Expenses - Due to Related Parties                         $  50,350

   Current Liabilities                                            $  50,350

LONG-TERM LIABILITIES

Total Liabilities                                                 $  50,350

Stockholder's Equity:

Class A common stock, $0.001 par value,
   80,000,000 shares authorized,
   10,000,000 issued and outstanding after IPO:                          --

Class B common stock, $0.001 par value,
   one hundred votes per share, 20,000,000
   shares authorized, 4,004,000 issued and
   outstanding:                                                   $   4,004

Common stocks subscribed but not paid                             $   2,000

Common stocks subscription receivable                             $(100,000)

Additional paid-in capital                                        $ 240,160

Retained Earnings                                                 $(250,370)

Total Stockholder's Equity (Deficit)                              $ (50,170)

Total Liabilities and Shareholder's equity                        $     180

                          PLAN OF OPERATIONS

Momentum Healthcare Services, Inc. was incorporated in the State of Delaware on April 15, 2009. Momentum Healthcare Services, Inc., also referred to as the "Company", or "Momentum," intends to specialize on healthcare business process outsourcing, particularly medical transcription and medical billing, and in Healthcare IT, as described herein, for delivery to healthcare institutions throughout the world, but with particular emphasis on the North American market. We further intend to develop hospitals and clinics in India.

Over the next twelve months, management plans to build out Momentum's brand recognition, reputation and network in the healthcare services industry, thereby attracting additional interest in its activities, products and services. Shown below are the significant steps and milestones the Company plans for this fiscal year. The approximate costs listed are the total expected costs for 1 year.


____________________________________________________________________________________________________

Timeline                                                                                 Approximate
(From Jan 2010 to Dec 2010       Description                                             Cost ($000)
____________________________________________________________________________________________________

1st 90 Days                      *Close real estate land purchases for up to five          $ 1,200
                                 parcels of 10 acres each in various localities in
                                 India.
                                 *Establish medical transcription and medical              $   150
                                 billing marketing in the United States.  This
                                 will involve hiring 2 salesmen and preparing
                                 exhibition booths and marketing literature,
                                 travel, and trade show expenses.
                                 *Develop process for acquisitions, including              $    25
                                 using counsel to develop terms and conditions and
                                 draft documents.
                                 *Acquire 1 medical transcription supplier in              $   500
                                 India.
                                 *Establish software development center in India.          $   250
                                 This will involve hiring approximately 10
                                 software developers, and providing them with
                                 workspace, computers, utilities, and other needs
                                 for operations.  Commence conversion of one
                                 module.  This will involve translating the
                                 functionality of the software in one software
                                 format into another software format.  Each such
                                 conversion can be expected to take 8-12 weeks.
                                 *Negotiate "work for hire" contracts with
                                 knowledgeable suppliers.   The main expenditures          $   100
                                 involved will be for travel, due diligence, and
                                 legal services.
____________________________________________________________________________________________________

2nd Quarter                      *Develop Healthcare IT marketing plan and launch          $   100
                                 first products.
                                 *Acquire 2 medical transcription and 1 medical            $ 3,000
                                 billing Company in the United States with
                                 combined revenue of $30 million.
                                 *Acquire 1 additional medical transcription               $   250
                                 supplier in India.  After the first acquisition,
                                 a larger component will be for shares rather than
                                 cash.
                                 *Begin organizing Boards of Directors and staff           $    50
                                 for Indian subsidiaries.  Each land parcel will
                                 be a separate subsidiary, with separate
                                 management and project operational and financial
                                 planning.
____________________________________________________________________________________________________

3rd to 4th Quarter               *Acquire 2 additional medical transcription               $10,000
                                 companies and 1 additional medical billing
                                 Company in the United States with additional
                                 combined revenue of $30 million.
                                 *Complete government permissions for hospital and         $   100
                                 clinic projects in India, and identify sources of
                                 local finance for the construction projects of
                                 each separate subsidiary.  This is to be handled
                                 through Indian staff.
____________________________________________________________________________________________________


We expect to incur the following expenses in the next six months in connection with our business operations:

Data ($000)

Operations Development                                                       200
Marketing                                                                    250
Implementations                                                              250
Outside Supplier Contracting:  US and India                                  240
India Software Development Center                                            250
Capital Expenditures including Land Closing Costs                          1,250
HQ Operations                                                                600
                                                                           _____
Gross Expenditure                                                          3,040


Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing shareholders will be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the Company but will seek funding advances from sources such as our officers and directors or from sale of our common stock.

Currently the Company does not employ any employees, however as the Company grows, it plans to employ employees, as required.


                         PROJECTED FINANCIAL STATEMENTS


As a development stage company with no operating history, nominal capital, no firm commitment for the shares in this offering, no financing in place for the construction of hospitals, and no current clients it is impossible to assert that a reasonably objective

                      BUSINESS FACILITIES

The Company's address is 3 Church Circle, Suite 130, Annapolis, MD 21401.

                          COMPETITION

There are many companies who are engaged in the healthcare services industry and this segment is highly competitive.

Major companies in the medical transcription industry include MedQuist (NASDAQ:
MEDQ) with approximately $285 million of medical transcription revenue, a 6% market share; Spheris with approximately $184 million of revenue, a 4% market share; Transcend (NASDAQ: TRCR) with approximately $49 million in 2008 revenue; CBay (AIM: CBAY) with approximately $45 million in medical transcription revenue; and several other companies, including Nuance (NASDAQ: NUAN), Webmedx, and SPI.

Momentum intends to cross sell medical billing services into its medical transcription clientele. Like medical transcription, over a thousand small entrepreneurial companies and a few major national players, such as Perot Systems and Per-Se Technologies, Inc, characterize the medical billing industry. During the past five years Indian companies have developed to service this industry, again by relying on American companies to handle their sales and client services needs. Momentum intends to combine the medical transcription and medical billing software it intends to develop, along with other business process outsourcing services software, into an organic continuum with Healthcare IT software. In this way, Momentum will create an environment, which will facilitate its cross selling.

The major companies in Healthcare IT, McKesson Corporation (NYSE: MCK) and Cerner Corporation (NASDAQ: CERN) grew their businesses during the 1990s in a merger and acquisition, client-server environment. Their systems, and most others, therefore suffer from these major interoperability and versioning shortcomings. These companies, and most others in the Healthcare IT space, are vulnerable because any change in the marketing paradigm and technical approach for the industry will force them to address thousands of legacy systems, which will prove to be an overwhelming and time consuming activity.

We believe that the most effective way to compete in the healthcare services industry, both with our business process outsourcing and Healthcare IT products and services, is to ensure that we differentiate ourselves by providing a high level of quality and service. This includes providing high quality documentation and training regarding our products and services so that the end users are able to optimize their usage of our offerings. Momentum believes its management team has broad experience in the healthcare services industry, such that it recognizes the shortcomings of many of its competitors, and knows what needs to be done to avoid those shortcomings and create a competitive product. Nevertheless, many of our competitors have significantly greater financial and other resources as well as more robust managerial staffs than we do and are therefore, in certain respects, in a better position than we are to provide competitive services. There can be no assurance that we will be able to successfully compete against these businesses.

While India does have several relatively large hospital groups, even the largest of these, Apollo Hospitals Enterprise Limited, which claims to be the largest healthcare group in Asia, has only 46 hospitals and 8,065 beds. If this size were juxtaposed into the U.S. healthcare system, it would amount to less than 2.7% of the total healthcare services industry, and India's population is approximately 4 times the size of the U.S. population. These statistics simply demonstrate that the size of the needs in the Indian healthcare industry are quite enormous, while we believe government commitment to satisfying these needs falls far short of World standards.

India needs about 28,213 Health Centers, according to the Government of India's ECONOMIC SURVEY 2008-09. Other sources, such as PricewaterhouseCoopers, put the need considerably higher. According to PricewaterhouseCoopers' HEALTHCARE IN
INDIA: EMERGING MARKET REPORT 2007, India has only 20% as many hospital beds as the world average, and requires 450,000 new beds by 2010. They estimate that the cost of such investment is approximately $25.7 Billion, of which the government will only fund 15-20%.


               ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are advantages of Competitors over us.


     * CLIENT BASE: As a development stage company, Momentum has no client base at this time.

     * FINANCIAL RESOURCES: The Company believes that many of its competitors have significantly greater financial and other resources than we do and are therefore, in these respects, in a better position to provide similar products.


     * HOSPITAL DEVELOPMENT: The Company currently has no experience with building hospitals and clinics, and there are several hospital groups in India, which have built numerous acute care hospitals.

                   RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However, research and development is required in the future, we intend to rely on third party service providers. To complete practically all of this research and development on a "for hire" basis, meaning that Momentum will own the intellectual property at the completion of the development cycle.


                           EMPLOYEES


Momentum has no current employees. All of its activities are performed pursuant to the Company's consulting contract with Conover Associates LLC. Upon closing of this offering the Board of Directors intends to appoint a Compensation Committee of the Board of Directors comprised solely of Independent Directors. The Compensation Committee will then take upon itself the task of establishing suitable levels of compensation and employment agreements for all of the senior employees of the Company. The following individuals were elected as officers of the Company on June 4, 2009, and are compensated for their roles in developing the Company pursuant to the Conover Associates LLC contract or voluntarily without compensation:


Donald L. "Skip" Conover, President and Chief Executive Officer
Anoop Sivadasan, Vice President, Operations
Mary Louise Wisniewski, Vice President, Operations and
Secretary
V. Seshu Kumar, Vice President
John B. Thompson, Treasurer

We intend to hire additional employees on an as needed basis as the business of Momentum grows.


                     INDEPENDENT DIRECTORS

The size of the Board of Directors of Momentum will grow to nine immediately upon the successful closure of this offering. The Board of Directors of Momentum intends to elect five Independent Directors of the Company, who will comprise a majority of the Board, provided the company raises not less than $5,000,000 in equity financing. The Company currently has verbal understandings with three prospective Independent Directors: Mr. Leonard Schutzman, Mr. Brent Longnecker, and Dr. Mark Zupan.


The Independent Directors of Momentum will be compensated for their services according to standards generally accepted in the United States for service on the Board of public companies of Momentum's size and stage of development. Typical companies of the appropriate type are included in Standard Industrial Classification Code 7375, which includes Healthcare Information Systems. Typical compensation packages for Independent Directors of this category include an equity component of approximately 0.25% of the post-money equity raise plus a cash component of up to $50,000 per annum.


The Company has no current plans to begin paying salaries or fees to founding Directors, who are major shareholders, nor to Corporate Officers except to cover their traveling and other expenses related to their service.


                          MANAGEMENT

DIRECTOR, EXECUTIVE OFFICER, AND CONTROL PERSON The following table sets forth and identifies our current Executive Officers and Directors, and the respective date of election or appointment:


_____________________________________________________________________________________________________________
                                                                      INITIAL ELECTION OR POSITION
NAME AND POSITION              POSITION                       AGE     AND TERM OF OFFICE
_____________________________________________________________________________________________________________

K.J. Dennis                    Chairman of the Board of        52     Director, June 4, 2009 (one year)
                               Directors
_____________________________________________________________________________________________________________

Donald L. Conover              Director and President          63     Director, April 16, 2009 (one year from
                                                                      June 4, 2009)
                                                                      President, June 4, 2009 (next Annual
                                                                      Meeting)
_____________________________________________________________________________________________________________

P. Sivadasan                   Director                        70     Director, June 4, 2009 (one year)
_____________________________________________________________________________________________________________

Anoop Sivadasan                Director and                    34     Director, June 4, 2009 (one year)
Mr. Anoop Sivadasan is the     Vice President Operations              Vice President, June 4, 2009
son of Mr. P. Sivadasan.
_____________________________________________________________________________________________________________

Mary Louise Wisniewski         Vice President, Operations      55     Vice President and Secretary, June 4,
                                                                      2009
                                                                      (next Annual Meeting)
_____________________________________________________________________________________________________________

Seshu Kumar Veeramachaneni     Vice President                  50     Vice President, June 4, 2009
                                                                      (next Annual Meeting)
_____________________________________________________________________________________________________________

John B. Thompson               Treasurer                       70     Treasurer, June 4, 2009
                                                                      (next Annual Meeting)
_____________________________________________________________________________________________________________




The Officers and Directors hold office until the next annual meeting of the Board of Directors and Shareholders respectively following their appointment and until a successor has been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Executive Officers and Directors.

MANAGEMENT AND DIRECTOR BIOGRAPHIES


K.J. Dennis, Chairman of the Board of Directors, is CEO and founder of DC Mills Pvt. Ltd. In 1982 he began by exporting Indian natural fiber products. Mr. Dennis has received special awards from the President of India for being the best exporter in his industrial space for several years. DC Mills also started the only fully vertical polypropylene and wool carpet mill in India. DC Mills manufactures furniture in India, China, and the United Arab Emirates. It has permanent showrooms in High Point, North Carolina and Las Vegas, Nevada. Mr. Dennis founded and currently operates other businesses as well. In 2003, he founded Dennis Steels Pvt. Ltd., in Tamil Nadu, India, which produces rolled steel and rebar for the booming construction industry in South Asia. Dennis Infra Pvt. Ltd. deals with high-end real estate development in Tamil Nadu and other areas of southern India. It is currently developing 200 acres of land for the real estate business. Euro Home Industries sells in the Middle East market. It produces an entire range of modular as well non-modular furniture. It sells turnkey contracts throughout the Middle East. Mr. Dennis also runs an Upper Level Secondary school with 1800 Students. Mr. Dennis has operated all of these businesses since inception.

Donald L. "Skip" Conover, President and Director of Momentum Healthcare Services, Inc., was a founding Director of CBay, serving as such from July 1998 to October 2006. He served as the first President of CBay, and later as Vice Chairman of the Board of Directors. Prior to CBay Mr. Conover was Founder and President of Transcriptions International, Inc. (1989-98), which established the first medical transcription operation in India. During this period (1994-96), as a parallel activity supporting Transcriptions International, Mr. Conover organized and served as the first President of Tiger Communications International, Ltd., which operated private telecommunications circuitry between Annapolis, Maryland and Chennai, India. In his activity with Tiger Communications Mr. Conover developed operational uses for the circuitry in medical transcription, legal transcription, medical billing, accounting, and telemarketing. This activity became unnecessary after the Internet became operational in India. He was Founder and Representative Director of Schlegel Engineering K.K. in Tokyo for five years (1979-84). SEKK was a subsidiary of Schlegel Corporation of Rochester, New York. He also served 23 years in the U.S. Marine Corps Reserve, including 3 years on active duty for Vietnam service. He was awarded the Bronze Star Medal with Combat "V" for his Vietnam service.

Mr. Conover holds an M.B.A. from the William E. Simon Graduate School of Business Administration, and was recognized as a distinguished alumnus in 2005. He currently serves on the Executive Advisory Committee of The Simon Graduate School. Mr. Conover also practiced law for five years in Rochester, New York, is a licensed New York and District of Columbia attorney, and holds a J.D. from the State University of New York. He holds a B.A. from Hamilton College.


Mr. Conover was awarded 2008 International Entrepreneur of the Year at the United Nations in February, 2009, and was featured in the cover story of GLOBAL CEO magazine for June 2008. He also serves on several corporate Boards of Directors, including Iconic Bio-Sciences Pvt. Ltd. and Bhavana Infra Developers Pvt. Ltd., both Indian corporations; as well as Venture Network Services, Inc., an American corporation dedicated to set up alumni based venture capital networks at colleges throughout the United States. He served as Chairman of the Board of Directors of Bhavana Infra Developers Pvt. Ltd. (2007-09), and assisted in the development of several major real estate projects in Hyderabad, India. These activities included developing the financial structuring for the projects, developing marketing plans for the projects, and representing the firm's strategies as a speaker at real estate investment conferences in India, Dubai, New York and Singapore.

P. Sivadasan, Director, is now a Legal Consultant. He has 35 years of experience in the State Bank of India in various capacities as a Senior Manager and Coordinator for Banks. He started his career in 1964 and retired from the State Bank of Indian in 1999. He was General Manager at DC Mills Pvt. Ltd. from 1999 to 2005 and then assumed responsibility as CEO of Dennis Soft Solutions Pvt. Ltd., a medical transcription firm operating in Coimbatore, India.

Anoop Sivadasan, Director and Vice President of Operations of Momentum Healthcare Services, Inc., has ten (10) years experience successfully operating a Medical Transcription supplier and operating the healthcare division of DC Mills group of companies from 1999. He founded Dennis Soft Solutions Pvt. Ltd., which services the American healthcare industry from Coimbatore, India. He holds a B.Tech. degree in Civil Engineering and an M.B.A. in Finance.

John B. Thompson, Treasurer and Chief Financial Officer of Momentum Healthcare Services, Inc., was the first Treasurer of CBay from inception in 1998, and later served as Vice President until 2005. Prior to joining CBay, Mr. Thompson served in various marketing and financial roles for Transcriptions International, Inc. (1991-92 and 1994-96) and Datakey, Inc. (1996-98). Prior to 1991, Mr. Thompson worked in the Fixed Income Securities Industry in sales and trading. His assignments included Davenport and Company of Virginia (1976-77), Merrill Lynch (1977-81), Ferris & Company, Inc. (1981-89) and Crestar Securities (1989-91). During the period 1992-93, Mr. Thompson managed a $2 Billion portfolio for Resolution Trust Corporation.

Mary Louise Wisniewski, Vice President of Operations of Momentum Healthcare Services, Inc., was one of the two primary operations officers of CBay from inception in 1998, and was later elected as an Assistant Vice President, a role she had until 2007, serving in duties including Director of Vendor Relations and Director of Client Relations. In those roles she had occasion to implement training systems in India and Saudi Arabia, and bring online the largest hospital in the Middle East. She also has direct experience as Medical Practice Administrator at Cal Arundel Family Medicine (2007-09).

Additionally, other key officers of Momentum Healthcare Services, Inc. have important experience with business process outsourcing and Healthcare IT companies.

Seshu Kumar Veeramachaneni was elected a Vice President of Momentum in June 2009 and will serve as the Managing Director of Momentum's software development center, which we plan to establish in Hyderabad, India. Since June 2009, Mr. Veeramachaneni has taken the lead in identifying landowners in India, interested in Momentum's hospital development strategy. Mr. Veeramachaneni has more than 20 years of experience in Information Technology, both as a developer and IT entrepreneur. Originally groomed as a software professional for engineering applications (1980-88), he moved into customized commercial applications involving various vertical and horizontal segments since that time. His experience includes product development in MIS, ERP & Workflow automation. He has experience with a variety of different platforms, beginning with the DEC 20/VAX 730 (1980-86) and moving on to IBM 4361/AS400/ES9000 (1986-2004). In recent years his focus has been with PCs and Internet applications. His programming skills include Cobol/FORTRAN /C-C+/Visual+/UNIX over a broad variety of platforms from IBM mini-computers and mainframes to PCs. Mr. Veeramachaneni holds an M.S. from the Indian Institute of Technology.

During the period 1986-94, he was employed by CMC Ltd. (a Government of India Enterprise, later acquired by Tata Consultancy Services). One of his notable achievements was to successfully port and implement an engineering application software, FEAST, developed by Vikram Sarabhai Space Center (VSSC), Trivandrum, to an IBM 4361 situated at Kolkata, and later interlink that with other two IBM 4361s at Mumbai and Chennai. The specific purpose of this task includes offering FEAST as a solution to various engineering R&D departments across India using the Application Service Provider model.

In 1994, Seshu founded Credence Technology, a Lotus/IBM Premier business partner. The focus of this business was offering workflow automation solutions to various clients in the United States and United Kingdom. Credence provided customized ERP solutions using SAP to companies with large database applications, including logistics for large petrochemical industries by implementing "SeeBeyond" software in the Middle East and Europe. In 2002, Seshu founded Sunrise Information Systems to provide medical transcription and other IT enabled services to American hospitals and clinical groups.

Kendall R. Tant will be elected Vice President for Sales & Marketing of Momentum Healthcare Services, Inc. Most recently, Mr. Tant was Vice President of Business Development for Spryance Inc. (now a component of Spheris Corporation, the second largest company in the Medical Transcription Industry). Mr. Tant was the first Vice President of Sales & Marketing of CBay (1999-2001). Since 2001 he has been a principal of iData, LLC, a medical transcription company operating from Annapolis, Maryland. Prior to CBay, he had other industry relevant experience as Regional Manager of Dictaphone Corporation (now a Nuance, Inc. component) and as Regional Manager of Kurzweil Applied Intelligence, working in the field of speech recognition technology. During the period 1992-95, Mr. Tant was Regional Manager of Citation Computer Systems (acquired by Cerner in 1999), responsible for selling full Healthcare IT, nursing, radiology, and laboratory modules into hospitals and major clinics. He holds a B.A. CUM LAUDE from North Carolina State University.


                  PROSPECTIVE INDEPENDENT DIRECTOR BIOGRAPHIES

The following individuals will become Independent Directors upon completion of a successful public offering of not less than $5,000,000.

Mr. Leonard Schutzman served PepsiCo, Inc. for 20 years, most recently as Senior Vice President and Treasurer, responsible for PepsiCo's worldwide financing activities. As such, he was a key architect of PepsiCo's international expansion, particularly in the high-growth areas of Latin America and Asia. Earlier in his career he served as Senior Vice President, Finance, for several of PepsiCo's business units, including Taco Bell, Frito Lay, and Pepsi Cola International. He is a founder of the Leonard Schutzman Center for Entrepreneurship at Queens College, New York. He is a member of several Boards of Directors, and the owner of many entrepreneurial businesses. He is Executive Professor of Business Administration at The William E. Simon Graduate School of Business Administration and serves on its Executive Advisory Committee. He also serves as a Trustee of the Queens College Foundation. Mr. Schutzman holds a B.A. from Queens College and an M.B.A. from The Simon Graduate School.

Dr. Mark Zupan is Dean of The William E. Simon Graduate School of Business Administration at the University of Rochester, New York, which is ranked among the leading graduate business schools in the World. Dean Zupan came to The Simon Graduate School after serving as Dean of the Eller College of Business and Public Administration at the University of Arizona (1997-2003). Prior to 1997, Dean Zupan taught at the University of Southern California's School of Business Administration. He also served as a visiting faculty professor at the Amos Tuck School of Business Administration at Dartmouth College. He holds a B.A. from Harvard College and a Ph.D. in Economics from The Massachusetts Institute of Technology. Dean Zupan also serves on the Board of Directors of Constellation Brands (NYSE: STZ) and PAETEC Holding Corp. (NASDAQ: PAET).

Dean Zupan's scholarship has focused on industrial organization, regulation and political economy. He is co-author of MICROECONOMIC THEORY AND APPLICATIONS (John Wiley and Sons) and MICROECONOMIC CASES AND APPLICATIONS (HarperCollins). He serves on the editorial boards of JOURNAL OF BUSINESS ECONOMICS and RESEARCH IN LAW AND ECONOMICS.

Mr. Brent Longnecker is a leading consultant on compensation, having been identified as one of the top 25 consultants in the United States in 2005 by CONSULTING MAGAZINE. Mr. Longnecker's specialties are in executive compensation and corporate governance. He is a specialist on compensation and human resources planning with regard to mergers and acquisitions, initial public offerings, leveraged buyouts and spin-offs. He has served on several Boards of Directors and Executive Advisory Committees to Boards, and typically chairs the Compensation Committee, while also serving on Audit Committees. He holds an M.B.A. and a B.A. from the University of Houston.

Since 2003, Longnecker & Associates has led its field in providing high quality human resources, executive compensation, and corporate governance consulting services. His primary mission is to create fiduciary sound solutions for companies that attract and retain executives, bolster shareholder value, and reflect premier corporate governance practices. Mr. Longnecker previously served as National Principal-in-Charge for the Performance Management and Compensation Consulting Practice of Deloitte & Touche, and before that as its Principal In-Charge for the Human Resources Strategies Group. Prior to Deloitte, Mr. Longnecker served as a consultant at KPMG Peat Marwick.

Mr. Longnecker is the author of numerous books and scores of articles, including STOCK OPTION ALTERNATIVES: A STRATEGIC AND TECHNICAL GUIDE OF LONG-TERM INCENTIVES (2004, 2006); EQUITY AT WORK: CONSTRUCTING A BROAD-BASED STOCK OPTION PLAN (2002); BOARD OF DIRECTORS EXECUTIVE COMPENSATION SUMMARY (1993), and Rethinking Strategic Compensation (2004, 2006).


                                 AUDIT COMMITTEE

Upon satisfactory closure of this offering, the Audit Committee of the Board of Directors will prospectively be chaired by Mr. Leonard Schutzman and include Mr. Brent Longnecker and Dr. Mark Zupan.

The Audit Committee is empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.


                             COMPENSATION COMMITTEE

Upon satisfactory closure of this offering, the Compensation Committee of the Board of Directors will prospectively be chaired by Mr. Brent Longnecker and will include Mr. Leonard Schutzman, and Dr. Mark Zupan.

The compensation committee is authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.


                              NOMINATING COMMITTEE

Upon satisfactory closure of this offering, the Nominating Committee of the Board of Directors will be chaired by Mr. K.J. Dennis, and will include Mr. Donald L. Conover, and Dr. Mark Zupan.

                     RECENT SALES OF UNREGISTERED SECURITIES

The following table lists unregistered securities sold to date, as required by
Item 701 of Regulation S-K of the Securities and Exchange Commission:


Date of Sale*           Title            Number of    Price per       Total
                                        Shares Sold     Share     Consideration


April 17, 2009   Class B Common Stock        4,000      $0.05       $    200


May 14, 2009     Class B Common Stock    6,000,000      $0.05       $300,000


* The date of sale reflects the date of the agreement for subscription of shares, and not the date upon which payment was received and the securities were actually issued by Momentum. As of the date of this filing, 5,604,000 shares of Class B Common Stock have been fully paid and issued. The balance due on the subscriptions of K.J. Dennis and Anoop S.R. is $20,000, which is due on January 15, 2010, according to the amended subscription agreement attached as Exhibit
10.3. The remaining 400,000 shares of Class B Common Stock subscribed under these subscriptions will be issued upon payment, on January 15, 2010.

These securities were sold pursuant to exemptions from registration granted by Rule 504 of Regulation D the Securities and Exchange Commission and Section 7309(b)(9) of the Securities Act of the State of Delaware. These exemptions are claimed because these sales were for less than $1,000,000 and were sold to fewer than 25 persons. There were no brokerage fees, taxes or discounts paid in connection with these transactions.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on the fact that no securities of Momentum have been within a registered class of stock or other equity securities prior to this offering, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.


                      PROMOTERS AND CERTAIN CONTROL PERSONS

As required by Item 404(c) of Regulation S-K, the following are Promoters and/or Control Persons of Momentum as therein defined:




________________________________________________________________________________

Individual          Value Received by Individual       Value Given by Individual
________________________________________________________________________________

K.J. Dennis         3,000,000 Class B Common Stock*                 $150,000*
                                                         Services as Promoter
________________________________________________________________________________

P. Sivadasan        1,000,000 Class B Common Stock**   Services as Promoter**
________________________________________________________________________________

Anoop Sivadasan     3,000,000 Class B Common Stock*                 $150,000*
                                                         Services as Promoter
________________________________________________________________________________

Donald L. Conover   4,000 Class B Common Stock***                     $200***
                    1,000,000 Class B Common Stock**   Services as Promoter**
                    $80,000 Salary***                     Services as CEO****
________________________________________________________________________________

* Total amount after final payment on Subscription Agreement attached hereto as Exhibit 10.3.

** Upon satisfaction of requirements of Promoter's Share Agreement attached hereto as Exhibit 10.5.

*** Amount paid under Subscription Agreement of April 17, 2009 for the purpose of opening bank accounts for the Company, attached hereto as Exhibit 10.2.

**** Total amount paid or to be paid through Contracting Agreement with Conover
     Associates LLC, attached hereto as Exhibit 10.4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following tables set forth certain information regarding beneficial ownership of our securities as of September 30, 2009 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

As of the time of closing of this offering, there are One Hundred Million (100,000,000) shares of Common Stock authorized, of which Eighty Million (80,000,000) shares are Class A Common Stock and Twenty Million (20,000,000) shares are Class B Common Stock. Of these, no shares of Class A common stock and 5,604,000 shares of Class B common stock are issued and outstanding. Additionally, 400,000 shares of Class B common stock are currently subscribed but not yet issued and outstanding by Mr. K.J. Dennis, and Mr. Anoop S.R.

As of January 6, 2010, we had the following security holders holding greater than 5% or serving as an Officer of Momentum:




_________________________________________________________________________________________

                                     Amount and Nature of   Percentage of   Percentage of
Name & Address of Owner and          Beneficial Ownership   Class Before    Class After
 Position if Applicable              by Class*              Offering**      Offering***
_________________________________________________________________________________________

K.J. Dennis,                         3,000,000 Class B         49.966%         37.48%
Chairman of the Board of Directors   common stock**
DC Mills Pvt. Ltd.
Alappuzha, Kerala, India
_________________________________________________________________________________________

Anoop S.R.,
Director and Vice President,         3,000,000 Class B         49.966%         37.48%
Dennis Soft Solutions, Pvt.          common stock****
Ltd.
_________________________________________________________________________________________

P. Sivadasan,                        1,000,000 Class B           0.00%         12.50%
Director and CEO of                  Common stock****
Dennis Soft Solutions Pvt. Ltd.
_________________________________________________________________________________________

Donald L. Conover,                   1,004,000 Class B          0.068%         12.54%
Director and President               common stock****
3 Church Circle, Suite 130
Annapolis, MD 21401
_________________________________________________________________________________________

Public Shareholders                  6,000,000 Class A           0.00%           100%
                                     common stock
_________________________________________________________________________________________

*    Mr. K.J. Dennis and Mr. Anoop S.R. have entered into a Subscription
     Agreement with Dennis Healthcare Solutions, Inc., now named Momentum
     Healthcare Services, Inc., on May 14, 2009, to purchase 6 million shares of
     Common Stock for $300,000. Thereafter, on August 5, 2009, the Board of
     Directors and Shareholders by resolution deemed the shares so subscribed
     Class B common stock. The Subscription Agreement is attached hereto as
     Exhibit 10.3.

** Of the K.J. Dennis and Anoop S.R. subscription of May 14, 2009, at the date of this Prospectus, 5,600,000 shares of Class B common stock are issued and outstanding, and we expect the remaining 400,000 shares of Class B common stock so subscribed will be issued and outstanding by January 15, 2010, as required by their subscription agreement. For the purposes of this table, since the issuance of these shares is contracted by subscription, it is assumed that they are beneficially owned by the relevant party.

*** For the purposes of this table, it is assumed that 6,000,000 shares of Class A Common Stock of Momentum will be sold in the offering. Any lesser subscription will result in a lesser percentage of shares of Common Stock being held by the public.

**** Under the Promoter's Share Agreement of May 14, 2009, P. Sivadasan and
     Donald L. Conover, or their nominees, will each receive 1 million shares of Class B common stock upon the happening of one of two events: Either the Company has revenue of $10 million or the Company has successfully raised not less than $2 million in equity from shareholders other than the Founders. For the purposes of this table, it is assumed that these shares will be issued immediately after the successful completion of this offering. Since both P. Sivadasan and Donald L. Conover may name who is to receive these shares, other than themselves, other persons, corporations or institutions may hold these shares after this offering. A copy of the Promoter's Share Agreement is attached hereto as Exhibit 10.5.


Subsequent to the successful closure of this offering, the following table sets forth the beneficial ownership of the Company, which will be held by the various parties, without differentiating by class of stock:

_________________________________________________________________________________

                                     Amount and Nature   Percentage   Percentage
Name & Address of Owner and            of Beneficial     Before       After
Position if Applicable                   Ownership       Offering**   Offering***
_________________________________________________________________________________

K.J. Dennis,                         3,000,000 Shares     49.966%       21.42%
Chairman of the Board of Directors
_________________________________________________________________________________

P. Sivadasan, Director               1,000,000 Shares      00.00%        7.15%
_________________________________________________________________________________

Anoop S.R.,                          3,000,000 Shares     49.966%       21.42%
Director and Vice President
_________________________________________________________________________________

Donald L. Conover                    1,004,000 Shares      0.068%        7.17%
_________________________________________________________________________________

Class A Common Shareholders          6,000,000 Shares        0.0%       42.84%
_________________________________________________________________________________




                          DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our Common Stock and related provisions of our Certificate of Incorporation and Bylaws, as they will be in effect upon the closing of this offering. For more detailed information, please see our certificate of incorporation, and bylaws.

Upon closing of this offering, our certificate of incorporation will provide, we will have two classes of Common Stock: Class A common stock, which will have one vote per share, and Class B common stock, which will have one hundred votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis, upon the completion of their 2-year lockup period. Otherwise the rights of the two classes of common stock will be identical.

Immediately following the closing of this offering, our authorized capital stock will consist of 100,000,000 shares of Common Stock, each with a par value of $0.001 per share, of which:

       o 80,000,000 shares are designated as Class A common stock.

       o 20,000,000 shares are designated as Class B common stock.


At January 6, 2010, we had outstanding no shares of Class A Common Stock and 5,604,000 shares of Class B common stock.


Voting Rights

Holders of our Class A and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to one hundred votes per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock shall be entitled to share equally in any dividends that our Board of Directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of Common Stock or rights to acquire shares of Common Stock, the holders of both Class A and Class B common stock shall receive Class A common stock, or rights to acquire Class A common stock.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock, upon completion of a 2-year lockup period. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

       o Transfers between our Founders.

       o Transfers for tax and estate-planning purposes, including to trusts, corporations and partnerships controlled by a holder of Class B common stock.

In addition, partnerships or limited liability companies that hold more than 5% of the total outstanding shares of Class B common stock as of the closing of the offering may distribute their Class B common stock to their respective partners or members (who may further distribute the Class B common stock to their respective partners or members) without triggering a conversion to Class A common stock. Such distributions must be conducted in accordance with the ownership interests of such partners or members and the terms of any agreements binding the partnership or limited liability Company.

The death of any holder of Class B common stock who is a natural person will result in the conversion of his or her shares of Class B common stock to Class A common stock. However, our Founders may transfer voting control of shares of Class B common stock to the other Founders contingent or effective upon their death without triggering a conversion to Class A common stock, provided that the shares of Class B common stock so transferred shall convert to Class A common stock nine months after the death of the transferring founder.

Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.


                     REMUNERATION OF DIRECTORS AND OFFICERS


Momentum has no current employees. All of its activities are performed pursuant to the Company's consulting contract with Conover Associates LLC. Upon closing of this offering, the Board of Directors intends to appoint a Compensation Committee of the Board of Directors comprised solely of Independent Directors. The Compensation Committee will then take upon itself the task of establishing suitable levels of compensation and employment agreements for all of the senior employees of the Company. The following individuals were elected as officers of the company on June 4, 2009, and are compensated for their roles in developing the Company pursuant to the Conover Associates LLC contract or are voluntarily serving without compensation until appropriate action by a Compensation Committee comprised solely of Independent Directors:

__________________________________________________________________________

Officer                                      Salary Paid to Date of Filing
__________________________________________________________________________

Donald L. Conover,
President and CEO                                       $80,000
__________________________________________________________________________

Anoop Sivadasan,
Vice President, Operations                                 None
__________________________________________________________________________

Mary Louise Wisniewski,
Vice President, Operations & Secretary                  $14,500
__________________________________________________________________________

Seshu Kumar Veeramachaneni,
Vice President                                             None
__________________________________________________________________________

John B. Thompson,
Treasurer and Chief Financial Officer                      None
__________________________________________________________________________




                           RELATED PARTY TRANSACTIONS

According to the Momentum Healthcare Services, Inc. Policies and Procedures manual, related party transactions are required to be disclosed in the footnotes of our financial statements. Management has interpreted this provision to mean the types of transactions and the standards for related party transactions as defined by Item 404(a) of Regulation S-K of the Securities and Exchange Commission as required by the Securities Act of 1933 and the Securities Exchange Act of 1934. Momentum's policies and procedures are the operational responsibility of the Chief Executive Officer, Mr. Conover, and the Board of Directors.

The following are related party transactions as defined by Item 404(a) of Regulation S-K, which have been approved by the Board of Directors, and are being implemented by management:

1.   Subscription Agreement dated April 17, 2009. Attached hereto as Exhibit
     10.2.

2.   Subscription Agreement dated May 14, 2009. Attached hereto as Exhibit 10.3.

3. Contracting Agreement dated May 14, 2009, as amended on October 16, 2009. Attached hereto as Exhibit 10.4.

4.   Promoter's Share Agreement dated May 14, 2009. Attached hereto as Exhibit
     10.5.

5. Purchase of Parcel of Land at Arakkonam dated August 5, 2009. Attached hereto as Exhibit 10.1.


______________________________________________________________________________________________

Transaction    Related Person     Interest in Transaction   Dollar Value of    Dollar Value of
                                                              Transaction     Related Person's
                                                                                  Interest
______________________________________________________________________________________________

    1.        Donald L. Conover         Shareholder                    $200            $200
______________________________________________________________________________________________

    2.           K.J. Dennis            Shareholder                $150,000        $150,000
______________________________________________________________________________________________

    3.         Anoop Sivadasan          Shareholder                $150,000        $150,000
______________________________________________________________________________________________

    4.        Donald L. Conover     Employee of Conover            $300,000         $80,000
                                      Associates LLC
______________________________________________________________________________________________

    5.          P. Sivadasan            Shareholder                 $50,000         $50,000
______________________________________________________________________________________________

    6.        Donald L. Conover         Shareholder                 $50,000         $50,000
______________________________________________________________________________________________

    7.           K.J. Dennis         Owner of Property           $3,804,350*     $3,804,350

______________________________________________________________________________________________

*Based on the appraisal for the property covered by Exhibit 10.1, which appraisal is contained in Exhibit 99.2.

With the exception of the related party transactions noted above, as of the date of this prospectus there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *  any Director or Officer;
     *  any nominee for election as a director;
     *  any principal shareholder; or
     * any relative, spouse, or relative of such spouse, of the above referenced persons.




                              STOCK INCENTIVE PLAN

To date, the Company has not adopted a Stock Incentive Plan.


              EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

To date, the Company has no employment agreements in effect with its Executive Officers. We do not pay compensation to our Founding Directors for attendance at meetings. We reimburse Directors for reasonable expenses incurred during the course of their performance. Upon the successful closure of this offering at a level of at least $5 million cash, Mr. Leonard Shutzman, Mr. Brent Longnecker and Dr. Mark Zupan will be elected "Independent Directors" of the Corporation.

                         SHARES ELIGIBLE FOR FUTURE SALE

Assuming successful completion of this offering of 6,000,000 shares, upon completion of the offering, we will have outstanding 14,004,000 shares of common stock. The 6,000,000 shares of Class A common stock to be sold in this offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES


Our certificate of incorporation contains provisions that permit us to adopt bylaws which limit the liability of our Officers and Directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors may not be personally liable to us or our Stockholders for monetary damages for any breach of fiduciary duties as Officers and Directors, except liability for the following:


       o Any breach of their duty of loyalty to our company or our stockholders.

       o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

       o Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

       o Any transaction from which the director derived an improper personal benefit.


Our Bylaws provide that we are required to indemnify our Officers and Directors for actions done as Directors and Officers in good faith. Our Bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in that capacity. We expect to enter into agreements to indemnify our Directors, Executive Officers and other employees as determined by the board of directors. These agreements may provide for indemnification for related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as Directors and Officers. We intend to maintain Directors' and Officers' Liability Insurance.


The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Bylaws may discourage Shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against Directors and Officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our Directors, Officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as the provisions of our Amended and Restated Certificate of Incorporation or Bylaws provide for indemnification of Directors or Officers for liabilities arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                  LEGAL MATTERS

Diane D. Dalmy, Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227, Telephone 303-985-9324, Facsimile 303-988-6954, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

                                     EXPERTS

The financial statements for Momentum Healthcare Services, Inc. in this prospectus have been audited by EFP Rotenberg, LLP, a registered independent accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.


                              AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. THIS prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

                           REPORTS TO SECURITY HOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    JUNE 30, 2009 AND SEPTEMBER 30, 2009 (UNAUDITED) FINANCIALS AND FOOTNOTES

                       MOMENTUM HEALTHCARE SERVICES, INC.
                              FINANCIAL STATEMENTS


                               SEPTEMBER 30, 2009

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Momentum Healthcare Services, Inc.
(formerly known as Dennis Healthcare
Solutions, Inc)
(a Delaware Corporation)


         We have audited the accompanying balance sheet of Momentum Healthcare Services, Inc. (formerly known as Dennis Healthcare Solutions, Inc.) as of June 30, 2009, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from the date of inception (April 15, 2009) through June 30, 2009. Momentum Healthcare Services, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         As described in Note I to the financial statements the weighted average common shares outstanding and the loss per share--basic and diluted for the period ended June 30, 2009 have been restated. As described in Note I to the financial statements, stockholders' equity (deficit) has been restated to properly reflect stock subscription agreements.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Momentum Healthcare Services, Inc. as of June 30, 2009, and the results of its operations and its cash flows for the period from the date of inception (April 15, 2009) through June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note E to the financial statements, the Company's development stage loss raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
October 5, 2009
Except for Note I, as to which the date is January 6, 2010)




BALANCE SHEETS                                           September 30, 2009       June 30, 2009
(In Dollars)                                                (Unaudited)            (Restated)

September 30, 2009 (unaudited)

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents                                   $     180              $  13,074

     TOTAL CURRENT ASSETS                                   $     180              $  13,074

TOTAL ASSETS                                                $     180              $  13,074

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES

ACCRUED EXPENSES -- DUE TO RELATED PARTIES                  $  50,350              $     500

     TOTAL CURRENT LIABILITIES                                 50,350                    500

TOTAL LIABILITIES                                           $  50,350              $     500

STOCKHOLDERS' EQUITY (DEFICIT)

Class A Common Stock, $0.001 Par, 80,000,000
   authorized, 0 issued and outstanding                            --                     --

Class B Common Stock, $0.01 Par, 10,000,000
   authorized, 2,254,000 issued and outstanding
   at June 30, 2009                                                                $  22,540

Class B Common Stock, $0.001 Par, 20,000,000
   authorized, 4,004,000 outstanding at
September 30, 2009                                          $   4,004

Common Stock Subscribed but not Paid                            2,000                 37,500

Common Stock Subscription Receivable                         (100,000)              (187,500)

Additional Paid in Capital                                    240,160                294,196

RETAINED EARNINGS (DEFICIT ACCUMULATED DURING
   THE DEVELOPMENT STAGE)                                    (250,370)              (100,126)

     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                   $ (50,170)             $  12,574

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)        $     180              $  13,074

The accompanying notes are an integral part of these financial statements.



STATEMENTS OF OPERATIONS               Three months ended     Period from Date of          Period from Date of
(In Dollars)                           September 30, 2009          Inception               Inception (April 15,
                                           (unaudited)        (April 15, 2009) thru        2009) thru September
                                                              June 30, 2009                30, 2009)
                                                                 (Restated)                     (Unaudited)


Sales

Expenses
   Consulting                              $  150,000                $  100,000                 $  250,000
   Bank Fees                                      244                       126                        370

Total Expenses                             $  150,244                $  100,126                 $  250,370

Net Loss                                   $ (150,244)               $ (100,126)                $ (250,370)

Loss per Share - Basic and Diluted         $    (0.04)               $    (0.09)                $    (0.14)

Weighted Average Common Shares              3,358,348                 1,114,286                  1,734,722
Outstanding




















STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
(In Dollars)

                                                                                                            Retained
                                                              Class B        Class B                        Earnings
                    Class    Class A   Class B    Class B   Common Stock   Common Stock     Additional      (Deficit        Total
                    A        Common    # Shares    Common    Subscribed    Subscription   Paid in Capital   Accumulated
                    #        Stock                  Stock                   Receivable                        During
                    Shares                                                                                  Development
                                                                                                               Stage)


INCEPTION (APRIL         -       $ -          -  $      -     $      -      $       -        $      -        $       -    $       -
15, 2009) -
BALANCE

Common stock                                                    60,040       (300,200)        240,160
subscribed

Common stock
issued for cash
at $0.05 per share
   April                                  4,000        40          (40)           200                                           200
   May                                2,000,000    20,000      (20,000)       100,000                                       100,000
   June                                 250,000     2,500       (2,500)        12,500                                        12,500

NET LOSS                                                                                                      (100,126)    (100,126)

June 30, 2009            -         -  2,254,000    22,540       37,500       (187,500)        240,160         (100,126)      12,574
Balance (Restated)

Change in par                                     (20,286)     (33,750)                        54,036
value due to
restated
certificate of
incorporation

Common stock
issued for cash
at $0.05 per share
   July                                 750,000       750         (750)        37,500                                        37,500
   August                             1,000,000     1,000       (1,000)        50,000                                        50,000

NET LOSS                                                                                                      (150,244)    (150,244)

SEPTEMBER 30,            -         -  4,004,000  $  4,004     $  2,000      $(100,000)       $294,196        $(250,370)    $(50,170)
2009 - BALANCE





STATEMENTS OF CASH FLOWS
(In Dollars)

Three months ended September 30, 2009 (unaudited)

                                                September 30,       (April 15, 2009)      (April 15, 2009)
                                                2009                 to June 30,        to September 30, 2009
                                                (Unaudited)          2009                  (Unaudited)

Cash Flows from Operating Activities

NET INCOME (LOSS)                                $(150,244)            $(100,126)          $(250,370)

Changes in Assets and Liabilities

ACCRUED EXPENSES DUE TO RELATED PARTIES             49,850                   500              50,350

Net Cash Flows from Operating Activities          (100,394)              (99,626)           (200,020)

Net Cash Flows from Investing Activities                --                    --                  --

Net Cash Flows from Financing Activities

ISSUANCE OF COMMON STOCK FOR CASH                $  87,500             $ 112,700           $ 200,200

Net Cash Flows from Financing Activities         $  87,500             $ 112,700           $ 200,200

Net Change in Cash and Cash Equivalents            (12,894)               13,074                 180

CASH AND CASH EQUIVALENTS -                         13,074                    --                  --
BEGINNING OF PERIOD

Cash and Cash Equivalents - End of Period        $     180             $  13,074           $     180

   The accompanying notes are an integral part of these financial statements.


MOMENTUM HEALTHCARE SERVICES, INC. (FORMERLY DENNIS HEALTHCARE SOLUTIONS, INC.) (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

The unaudited financial statements of Momentum Healthcare Services, Inc. (the "Company") for the three months ending September 30, 2009 have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The results for the interim periods are not necessarily indicative of the results to be expected for the year. The accompanying financial statements should be read in conjunction with the audited financial statements of the Company as of June 30, 2009, as included with these financial statements.

NOTE B - THE COMPANY

Momentum Healthcare Services, Inc. was founded under the name Dennis Healthcare Solutions, Inc., in the State of Delaware on April 15, 2009. The Company is in the business of building for-profit hospitals and clinics in India, and providing healthcare services to healthcare organizations in the United States and India. Momentum plans to provide business process outsourcing, healthcare support services and Healthcare Information Technology, including electronic medical records, and to serve as an application service provider to hospitals, clinics and doctor's offices throughout the World.
Momentum is in the development stage and has a history of operations limited to negotiating and closing relationships with other companies, but our operations have not involved any revenue to date.

The Company has retained Conover Associates LLC to prepare a business plan, raise capital, and commence operations. Conover Associates charges the Company $50,000 per month to accomplish these matters. The Contracting Agreement with Conover Associates LLC was amended on October 16, 2009, to provide that the total of $300,000 committed is to be paid over a 9 month period instead of a 6 month period. As of June 30, 2009 $112,500 had been paid, and as of September 30, 2009 $200,000 had been paid.

NOTE C - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING
The financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles. The significant accounting policies are as follows:

DEVELOPMENT STAGE
The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, and developing markets for its services. The company prepares its financial statements in accordance with the requirements of ASC Topic 915-10 Development Stage Entities (formerly Statement of Financial Accounting Standards No. 7, "Account and Reporting by Development Stage Enterprises.")

FISCAL YEAR
The Company's fiscal year ends on the last day of March. Fiscal Year 2010 will begin April 1, 2010.

CASH EQUIVALENTS
The Company considers all highly liquid investments with a maturity of 3 months or less to be cash equivalents. The Company did not have any cash equivalents at June 30, 2009 or September 30, 2009. The Company does not maintain its cash in bank demand deposit and savings accounts that exceed federally insured limits.

LOSS PER COMMON SHARE
Loss per common share is computed in accordance with ASC Topic 260-10 Earnings Per Share (formerly Statement of Financial Accounting Standards No. 128, "Earnings Per Share,") by dividing income (loss) available to common stockholders by weighted average number of common shares outstanding for each period.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

FINANCIAL INSTRUMENTS
The Company's financial instruments consist of cash. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying value, unless otherwise noted.

INCOME TAXES
The Company accounts for income taxes in accordance with ASC Topic 740-10 Income Taxes (formerly Statement of Financial Accounting Standards No, 109, "Accounting for Income Taxes"), using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax reates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards. Deferred income tax expense represents the change in net deferred assets and liabilities balances. The Company had no income tax liability. The Company is liable for Delaware franchise taxes.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE D - COMMON STOCK

The Company has 80,000,000 shares of authorized Class A Common Stock with $0.001 par value and 20,000,000 shares of authorized Class B Common Stock with $0.001 par value. The Company has 4,004,000 shares of Class B Common Stock outstanding as of September 30, 2009.

On August 12, 2009 the Company restated its certificate of incorporation with the following changes: 1) the name of the Company was changed from Dennis Healthcare Solutions, Inc. to Momentum Healthcare Services, Inc. 2) increasing the number of authorized shares was changed from ten million (10,000,000) to one-hundred million (100,000,000) 3) one class of stock was changed to two classes of common stock, a Class A with up to eighty million (80,000,000) authorized shares and a Class B with up to twenty million (20,000,000) authorized shares; both classes being equal in all respects except that Class B has one hundred votes per share and 4) added that change of control requires sixty percent (60%) of the number of the shares of capital stock. Pursuant to the restated certificate of incorporation, Class B Common Stock can be converted to Class A Common Stock on a one-for-one basis after a two-year lock-up period.

Initially the par value of the Company common shares was $0.01, but this was changed to $0.001 in connection with the Restated and Amended Certificate of Incorporation on August 12, 2009, resulting in a reduction in Class B Common Stock and an increase in Additional Paid in Capital, as reflected in the Statements of Changes in Stockholders Equity (Deficit).

NOTE E - GOING CONCERN
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. From date of inception (April 15, 2009) to September 30, 2009 the Company has reported a net loss of $250,370.

The Company's continued existence is dependent upon its ability to raise capital. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE F - GENERAL AND ADMINISTRATIVE EXPENSES
The Company incurred $250,000 of consulting expenses and $370 in bank fees from inception to September 30, 2009.

NOTE G - RELATED PARTY TRANSACTIONS
The Company has entered into a Subscription Agreement with Donald L. Conover, dated April 17, 2009, to purchase 4,000 shares of Class B Common Stock for $200. The Company has entered into an Offer to Purchase Stock with K.J. Dennis and Anoop S.R., dated May 14, 2009, to purchase 6,000,000 shares of Class B Common Stock for $300,000. The Offer to Purchase Stock of K.J. Dennis and Anoop S.R. was amended on October 16, 2009 to provide that the final $100,000 of the subscription would be paid in installments of $30,000 on October 15, 2009 and November 15, 2009, and installments of $20,000 on December 15, 2009 and January 15, 2010. As of January 5, 2010, 5,604,000 Class B Common Shares are outstanding pursuant to these agreements, and all installments have been paid except that due on January 15, 2010.

Mr. Conover is a consultant to the Company via his company Conover Associates LLC, a stockholder and President of the Company. Conover Associates LLC was engaged by the major shareholders to develop the Company. Consulting expenses of $100,000 and $150,000 from inception to June 30, 2009 and for the three-months ended September 30, 2009 respectively have been incurred and recorded in the Statement of Operations. Future payments on the contract as of September 30, 2009 are $50,000 with an ending date of January 15, 2010.

The Company has entered into a "Promoter's Share Agreement" dated May 14, 2009, through which P. Sivadasan and Michael Brown will be issued 1 million Class B common shares to share among themselves and their nominees at their sole discretion and Donald L. Conover will be awarded 1 million Class B common shares to share among himself and his nominees at his sole discretion each at such time as the Company has either $10 million in revenue, or it has raised $2 million in shareholders' equity.

On August 5, 2009, the Company entered a contract to acquire 10 acres of land from Dennis Steels Pvt. Ltd., at the major railway junction of Arakkonam, in the State of Tamil Nadu, 70 kilometers west of Chennai, India. Mr. K.J. Dennis, Chairman of Momentum, controls Dennis Steels Pvt. Ltd. Momentum will purchase this land using registered Class A Common Stock valued at $5.00 per share, contingent upon Momentum raising $10 million in equity prior to closing.

NOTE H - SUBSEQUENT EVENTS
Subsequent events were evaluated through January 5, 2010, the date the financial statements were issued.

Total shares of Class B Common Stock outstanding as of January 5, 2010, pursuant to subscription agreements dated April 17, 2009 and May 14, 2009 respectively, were 5,604,000 shares of Class B Common Stock. As of January 5, 2010, all but $20,000 of the subscriptions had been paid.

On October 30, 2009, Momentum entered a term sheet with Universal EMR Solutions, LLC. Pursuant to the terms of this term sheet, and subject to due diligence, Momentum will acquire a non-exclusive sublicense and rights to sell Universal EMR products for 200,000 Class B Common Stock, and Universal EMR Solutions, LLC took an option to purchase 990,000 shares of Class A Common Stock after an IPO is completed by Momentum at $5.00 per share. Momentum also agreed to purchase 20% of the outstanding ownership units of Universal EMR Solutions, LLC for $1,000,000 cash contingent upon Momentum successfully raising $6.5 million in an IPO, or $500,000 cash and $500,000 in Class A Common Stock of Momentum at the IPO price of $5.00 per share contingent upon the Company successfully raising $5 million in an IPO. Both parties may withdraw from the term sheet at any time before closing.

On December 21, 2009, Momentum entered into a term sheet with GCI MSC SDN BHD, a Malaysian company, to purchase 100% of its outstanding shares for 1,000,000 shares of Class B Common Stock of Momentum.

NOTE I - RESTATEMENT
The weighted average common shares outstanding and loss per share--basic and diluted for the period from inception (April 15, 2009) thru June 30, 2009 have been restated to correct for an error in the weighted average common shares outstanding calculation. The previously reported amounts of 714,935 and ($0.14), respectively, for the weighted average shares and loss per share have been restated to 1,114,286 and ($0.09), respectively.

The balance sheet and statement of changes in stockholders' equity (deficit) for the period ended June 30, 2009 have been restated to properly reflect the common stock subscribed to but not paid and the common stock subscription receivable balances pursuant to the Subscription Agreements as discussed in Note G.





                          RECENT SALES OF UNREGISTERED SECURITIES

                                   ISSUANCE TO FOUNDERS


As of January 6, 2010, we had either issued shares to Founders or have contracted to issue shares to Founders on the following basis:




Name & Address of Owner and               Amount and Nature of Beneficial             Percentage of Class    Percentage of Class
Position if Applicable                    Ownership By Class*                         Before Offering**      After Offering***

K.J. Dennis, Chairman of the Board of     3,000,000 Class B common stock                  49.97%               37.48%
Directors
P.B. No. 169 Cocodale
M.O. Ward, Alleppey
Kerala, India 688 001

Anoop S.R., Director and Vice President   3,000,000 Class B common stock                  49.97%               37.48%
46/1586, Preethi Buildings
Vyttila Jn., Kochi,
Kerala, India 682 019

P. Sivadasan, Director                    1,000,000 Class B common stock***                0.00%               12.50%
46/1586, Preethi Buildings
Vyttila Jn., Kochi
Kerala, India

Donald L. Conover, Director and           1,004,000 Class B common stock***                0.06%               12.54%
President
3 Church Circle, Suite 130
Annapolis, MD 21401

*Mr. K.J. Dennis and Mr. Anoop S.R. have entered into a subscription agreement with Dennis Healthcare Solutions, Inc., now named Momentum Healthcare Services,
Inc., on May 14, 2009, to purchase 6 million shares of Common Stock for $300,000. Thereafter, on August 5, 2009, the Board of Directors and Shareholders by resolution deemed the shares so subscribed Class B common stock.


**Of the K.J. Dennis and Anoop S.R. subscription of May 14, 2009, at the date of offering, 5,600,000 shares of Class B common stock are issued and outstanding, and we expect the remaining 400,000 shares of Class B common stock so subscribed will be issued and outstanding by January 15, 2010, as required by their subscription agreement as amended. For the purposes of this table, since the issuance of these shares is contracted by subscription, it is assumed that the relevant party beneficially owns them.


***Under the Promoter's Share Agreement of May 14, 2009, P. Sivadasan and Donald
L. Conover, or their nominees, will each receive 1 million shares of Class B common stock upon the happening of one of two events: Either the Company has revenue of $10 million or the Company has successfully raised not less than $2 million in equity from shareholders other than the Founders. For the purposes of this table, it is assumed that these shares will be issued immediately after the successful completion of this offering. Since both P. Sivadasan and Donald L.
Conover may name who is to receive these shares, other than themselves, other persons, corporations or institutions may hold these shares after this offering.


                                    EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:


EXHIBIT NO.                          DESCRIPTION


3.1              Articles of Incorporation, as amended *

3.2              Bylaws *

5.1              Legal Opinion of Diane Dalmy, Attorney at Law, October 15, 2009*

10.1             Contingent Contract to Purchase Parcel of Land Near Arakkonam, Tamil Nadu of
                 December 21, 2009

10.2             Subscription Agreement of April 17, 2009

10.3             Subscription Agreement of May 14, 2009 with Amendment of October 16, 2009

10.4             Contracting Agreement of May 14, 2009 with Amendment of October 16, 2009

10.5             Promoter's Share Agreement of May 14, 2009

10.6             Term Sheet with Universal EMR Solutions LLC

10.7             Term Sheet with GCI MSC SDN BHD

23.1             Consent of EFP Rotenberg LLP, January 6, 2010*

23.2             Consent of Diane Dalmy, Attorney at Law, October 15, 2009 (included in
                 Exhibit 5.1)*

99.1             Comparison of Cerner offerings to Momentum's Offerings.

99.2              Appraisal of Arakkonam land contained in Exhibit 10.1



----------
*    Filed Herein


                                  UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Intentionally omitted.

     5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         i. Intentionally omitted.

         ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.

When this offer becomes effective, Momentum Healthcare Services, Inc. intends to be a reporting Company with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. All filings of Momentum will be made electronically. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on January 6, 2009. Note that the original of all signatures herein indicated as conformed, as well as those in all Exhibits, are on file at the Company offices.





                       MOMENTUM HEALTHCARE SERVICES, INC.
                                  (Registrant)


                            /s/ Donald L. Conover


                            By: Donald L. Conover
                                Chief Executive Officer, President, and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the date indicated.

Signature                     Title                                  Date

/s/ K. J. Dennis              Chairman of the Board of Directors     January 6, 2010

/s/ Donald L. Conover         Chief Executive Officer, President,    January 6, 2010
                              and Director

/s/ Anoop S.R.                Director                               January 6, 2010

/s/ P. Sivadasan              Director                               January 6, 2010

/s/ John B. Thompson          Treasurer and Chief Financial Officer  January 6, 2010



EXHIBIT NO.                          DESCRIPTION


3.1              Articles of Incorporation, as amended *

3.2              Bylaws *

5.1              Legal Opinion of Diane Dalmy, Attorney at Law, October 15, 2009*

10.1             Contingent Contract to Purchase Parcel of Land Near Arakkonam, Tamil Nadu of
                 December 21, 2009

10.2             Subscription Agreement of April 17, 2009

10.3             Subscription Agreement of May 14, 2009 with Amendment of October 16, 2009

10.4             Contracting Agreement of May 14, 2009 with Amendment of October 16, 2009

10.5             Promoter's Share Agreement of May 14, 2009

10.6             Term Sheet with Universal EMR Solutions LLC

10.7             Term Sheet with GCI MSC SDN BHD

23.1             Consent of EFP Rotenberg LLP, January 6, 2010*

23.2             Consent of Diane Dalmy, Attorney at Law, October 15, 2009 (included in
                 Exhibit 5.1)*

99.1             Comparison of Cerner offerings to Momentum's Offerings.

99.2              Appraisal of Arakkonam land contained in Exhibit 10.1

----------
*    Filed Herein


